Exhibit (a)(1)(i)
Offer to Purchase for Cash
by
American HomePatient, Inc.
of
All Outstanding Shares of Its Common Stock
at
$0.67 Net Per Share
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON WEDNESDAY, AUGUST 4, 2010, UNLESS THE OFFER IS EXTENDED.
          American HomePatient, Inc., a corporation organized under the laws of Nevada (referred to in this Offer to Purchase as “we,” “us,” “our,” or the “Company”), is offering to purchase all outstanding shares of its common stock, par value $0.01 per share (the “Shares”), for $0.67 per Share, net to the seller in cash, without interest and less applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). Highland Crusader Offshore Partners, L.P., Highland Capital Management, L.P. and their affiliates (together referred to as “Highland”), which constitute the largest holder of our senior secured debt of approximately $216.2 million (“Senior Debt”) and our largest shareholder, will not tender its Shares in the Offer. The purpose of the Offer is to redeem as many Shares as possible from shareholders other than Highland in order to concentrate Highland’s percentage ownership in the Company as a first step in the Company becoming 100% owned by Highland.
          The Offer is conditioned upon, among other things: (i) that there shall have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, when added to the number of Shares already owned by Highland, represents at least 90% of the Shares outstanding immediately prior to the expiration of the Offer; (ii) that the total amount payable by the Company to holders of Shares, upon acceptance for payment of Shares, shall not exceed $6,527,000 (plus the exercise price received by the Company for any options exercised between April 27, 2010 and the expiration date of the Offer); and (iii) that simultaneously with the closing of the Offer, our Senior Debt shall be restructured into two four-year secured term loans on terms set forth in the term sheet attached as Schedule G hereto. Each of these conditions may, to the extent permitted by applicable law, be waived by us with the prior written consent of Highland. The Offer is not subject to any financing condition. Conditions to the Offer are described under “The Offer — Section 10 — Conditions of the Offer.”
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense. This Offer to Purchase and the related Letter of Transmittal contain important information and you should carefully read both in their entirety before making a decision with respect to the Offer.
The date of this Offer to Purchase is July 7, 2010.

IMPORTANT
     If you desire to tender all or any portion of your Shares in the Offer, this is what you must do:
•	If you are a record holder (i.e., a stock certificate has been issued to you), you must complete and sign the accompanying Letter of Transmittal and send it with your stock certificate to Computershare, the Depositary for the Offer. These materials must reach the Depositary prior to the expiration of the Offer. Detailed instructions are contained in the Letter of Transmittal and in “The Offer — Section 3 — Procedure for Tendering Shares.”

•	If you are a record holder but your stock certificate is not available or you cannot deliver it to the Depositary prior to the expiration of the Offer, you may be able to tender your Shares using the accompanying Notice of Guaranteed Delivery. Please call D.F. King & Co., Inc., the Information Agent for the Offer the (“Information Agent”), toll-free at (800) 659-5550 or collect at (212) 269-5550, for assistance. See “The Offer — Section 3 — Procedure for Tendering Shares” for further details.

•	If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your Shares be tendered.
* * *
          Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent or from your broker, dealer, commercial bank, trust company or other nominee.
Cautionary Note Regarding Forward-Looking Statements
          This Offer to Purchase contains, in addition to historical information, certain forward-looking statements. All statements included in this Offer to Purchase concerning activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in these projections and in other forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including the risk that all conditions to the Offer are not satisfied. Additional information on these risks, uncertainties and factors is included in the documents filed by American HomePatient, Inc. with the Securities and Exchange Commission; provided that any reference in such filings to the Private Securities Litigation Reform Act of 1995 shall not apply to this Offer to Purchase or to any Schedule hereto. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Offer to Purchase, or in the case of documents incorporated by reference, as of the date of those documents. The Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Offer to Purchase or to reflect the occurrence of unanticipated events, except as required by law

SUMMARY TERM SHEET
          We are offering to purchase all outstanding shares of our common stock, par value $0.01, for $0.67 per share, net to the seller in cash, without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal. This summary term sheet is not meant to be a substitute for the information contained in the remainder of this Offer to Purchase, and you should carefully read this Offer to Purchase and the accompanying Letter of Transmittal in their entirety because the information in this summary term sheet is not complete and additional important information is contained in the remainder of this Offer to Purchase and the Letter of Transmittal. We have included in this summary term sheet cross-references to the sections of the Offer to Purchase containing a more complete description of the topics covered in this summary term sheet.
Who is offering to buy my shares?
          The Company is offering to purchase your shares. The Company is the issuer of your shares, which means that the offer is a self-tender offer. On June 30, 2010, the Company completed a reincorporation from Delaware to Nevada. When we refer to the Company, we mean the old Delaware corporation prior to the completion of the reincorporation on June 30, 2010, and the new Nevada corporation after the completion of the reincorporation on June 30, 2010. If the offer is consummated successfully, it is expected to lead to the Company going private and becoming solely owned by Highland. Highland currently owns approximately 48% of our outstanding shares and is also the largest holder of our Senior Debt. See “Introduction,” “The Offer — Section 8 — Certain Information Concerning Highland.”
What shares are you offering to purchase?
          We are offering to purchase all of the outstanding shares of common stock of the Company. Pursuant to the Restructuring Support Agreement between Highland and the company, among others, Highland has agreed not to tender its shares in the offer. See “Introduction.”
How much are you offering to pay for my shares and what is the form of payment?
          We are offering to pay $0.67 per share, net to the seller in cash, without interest and less applicable withholding taxes. If you are the record holder of shares (i.e., a stock certificate has been issued to you) and you directly tender your shares by returning the completed Letter of Transmittal and your share certificate to the Depositary, you will not have to pay brokerage fees or similar expenses. If you hold shares through a broker, dealer, commercial bank, trust company or other nominee, and your broker, dealer, commercial bank, trust company or other nominee tenders your shares on your behalf, it may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See “Introduction.”
What is the purpose of the offer?
          The purpose of the offer is to redeem as many Shares as possible from shareholders other than Highland in order to concentrate Highland’s percentage ownership in the Company as a first step in the Company becoming 100% owned by Highland. See “Special Factors — Section 2 — Purpose of and Reasons for the Offer; Plans for the Company.”
Why is the Company undertaking the offer?
          The primary reason for us to undertake the offer is that successful consummation of the offer would allow us to refinance our Senior Debt of approximately $216.2 million. This debt matured on August 1, 2009, and we were unable to repay or refinance it. Since the maturity date, we have been operating under a series of forbearances granted by the holders of the Senior Debt, including Highland. If, and only if, the offer is consummated successfully, the holders have agreed to restructure the Company’s Senior Debt into two four-year secured term loans on terms set forth in the term sheet attached as Schedule G hereto. If the offer is not consummated successfully by September 30, 2010, the holders of our Senior Debt will no longer be required to forbear in exercising the remedies available to them following our default. If this occurs, the Company may make a Chapter 11 bankruptcy filing, in which the outcome for Company shareholders would be highly uncertain. See “Special Factors — Section 2 — Purpose of and Reasons for the Offer; Plans for the Company.”
What are the most significant conditions to the offer?
          The offer is conditioned upon, among other things:
•	there being validly tendered, and not withdrawn prior to the expiration of the offer, a number of shares that, when added to the number of shares already owned by Highland, represents at least 90% of the shares outstanding (we refer to this condition as the “90% Condition”);

•	the total amount payable by the Company to holders of shares, upon acceptance for payment of shares, shall not exceed $6,527,000 (plus any exercise price received by the Company for the exercise of options between April 27, 2010 and the expiration date of the offer); and

•	simultaneously with the closing of the offer, our Senior Debt shall be restructured into two four-year secured term loans on terms set forth in the term sheet attached as Schedule G hereto.
          The offer is not subject to any financing condition. Each condition may, to the extent permitted by applicable law, be waived by us with the prior written consent of Highland. More information concerning these and any other conditions to the offer are described under “The Offer — Section 10 — Conditions of the Offer.”
What are the expected benefits and potential disadvantages of this Offer for unaffiliated shareholders?
If the offer is consummated successfully, we believe that there would be certain advantages to unaffiliated shareholders, including the following:
•	The offer is conditioned on the simultaneous restructuring of the Senior Debt. We were unable to pay our Senior Debt of approximately $226.4 million when it came due in August of 2009, and we have been subsequently unable to restructure or refinance it. As a result, in the absence of a restructuring or refinancing we may have to make a Chapter 11 bankruptcy filing, and the results for all shareholders in bankruptcy would be highly uncertain.

•	The offer price of $0.67 per share is substantially in excess of the Company’s net book value per share of ($1.97) for the three months ended March 31, 2010, ($2.10) for the year ended December 31, 2009, and ($1.37) for the year ended December 31, 2008.

•	The offer price of $0.67 per share represents: (i) a premium of approximately 76.3% over the volume-weighted average price of our common stock during the 30 days preceding the signing of the Restructuring Support Agreement on April 27, 2010; (ii) a premium of approximately 86.1% over the volume-weighted average price of our common stock during the 60 days preceding the signing of the Restructuring Support Agreement; and (iii) a premium of approximately 123.3% over the volume-weighted average price of our common stock during the 90 days preceding the signing of the Restructuring Support Agreement.

•	The offer price of $0.67 per share represents: (i) a premium of approximately 8.1% over the volume-weighted average price of our common stock during the one day prior to the decision of the Special Committee to commence the offer on June 30, 2010; (ii) a premium of approximately 15.5% over the volume-weighted average price of our common stock during the 30 days prior to June 30, 2010; (iii) a premium of approximately 17.5% over the volume-weighted average price of our common stock during the 60 days prior to June 30, 2010; and (iv) a premium of approximately 34.0% over the volume-weighted average price of our common stock during the 90 days prior to June 30, 2010.

•	On April 27, 2010, Raymond James, the financial advisor to our Special Committee, opined to our Special Committee on the fairness, from a financial point of view as of the date of the opinion, to holders of our common stock (other than Highland, the Company and their respective affiliates) of the $0.67 per share in cash to be received by such holders pursuant to the offer.
•	On June 30, 2010, Raymond James again opined to our Special Committee on the fairness, from a financial point of view as of the date of the opinion, to holders of our common stock (other than Highland, the Company and their respective affiliates) of the $0.67 per share in cash to be received by such holders pursuant to the offer.

•	The offer is for all cash, which provides a specific value to our shareholders compared to a transaction pursuant to which shareholders receive stock or other non-cash consideration that could fluctuate in value, or the alternative of trying to continue to operate as a stand-alone company, which might result in a Chapter 11 bankruptcy filing in which the results for our shareholders would be highly uncertain.

•	Shareholders who satisfy certain conditions and do not tender shares in the Offer have the right to demand appraisal of their Shares in a second-step merger under certain conditions.
If the offer is consummated successfully, there will be certain disadvantages to stockholders, including the following:
•	We will no longer exist as an independent company and our shareholders will be unable to participate in any future earnings, if any, or receive any benefit from any future increase in value of the Company.

•	An all cash transaction will be taxable to our shareholders for U.S. federal income tax purposes.

•	The Offer amount of $0.67 in cash per share of our common stock is below the one-day volume-weighted average trading price of our common stock immediately prior April 27, 2010, the date that we signed the Restructuring Support Agreement, in which we agreed to conduct the offer.
See “Special Factors — Section 3 —Positions Regarding Fairness of the Offer.”
What is the market value of my shares as of a recent date?
          On July 1, 2010, the last sale price of the Company’s common stock reported on the Over-the-Counter Bulletin Board (OTCBB), was $0.62 per share. On April 27, 2010, the last trading day before we announced a restructuring of the Company that was anticipated to include the offer, the last sale price of the Company’s common stock reported on the OTCBB was $0.73 per share. On January 27, 2010, the last trading day three months prior to our announcement of a restructuring of the Company that was anticipated to include the offer, the last sale price of the Company’s common stock reported on the OTCBB was $0.16 per share. The following table sets forth for the periods indicated in 2009 and 2010 the intraday high and low sale prices per share on the OTCBB as reported in published financial sources:

	High	Low
2009
First Quarter	$0.26	$0.12
Second Quarter	0.46	0.16
Third Quarter	0.32	0.25
Fourth Quarter	0.27	0.10
2010
First Quarter	$0.25	$0.13
Second Quarter	0.62	0.62
          You should obtain a recent quotation for your shares of common stock prior to deciding whether or not to tender. See “The Offer — Section 5 — Price Range of Shares; Dividends” for additional information, including eight quarters of intraday high and low sale prices per share on the OTCBB as reported in published financial sources.

Do you have the financial resources to pay for the shares?
          Yes. The offer is conditioned upon the total amount payable by the Company to holders of shares, upon acceptance for payment of shares, not exceeding $6,527,000 (plus any exercise price received by the Company for the exercise of options between April 27, 2010 and the expiration date of the offer). The Company has cash on hand sufficient to pay this amount and to pay fees and expenses related to the offer. The offer is not subject to a financing condition. See “The Offer — Section 9 — Source and Amount of Funds.”
Will the offer be followed by a merger if all the shares are not tendered in the offer?
          If the offer is consummated successfully but, following the consummation of the offer, Highland owns less than all of the outstanding shares of the Company, Highland has agreed to consummate a merger with the Company in which all remaining shareholders other than Highland would receive the same price per share as was paid in the offer, without interest, subject to appraisal rights for those shareholders who properly perfect and exercise such rights under Nevada law.
          If, upon final expiration of the offer, any condition has not been met, the Company may, with Highland’s prior written consent, waive the condition and acquire the tendered shares. If any condition is neither met nor waived, the offer will not be consummated. If the offer is not consummated successfully by September 30, 2010, our lenders may terminate the Restructuring Support Agreement and will no longer be required to forbear in exercising the remedies available to them following our default in the repayment of our Senior Debt. See “Special Factors — Section 6 — Effects of the Offer, “ “Special Factors — Section 2 — Purpose of and Reasons for the Offer; Plans for the Company” and “The Offer — Section 6 — Possible Effects of the Offer on the Market for the Shares; OTCBB Quotation; Registration under the Exchange Act.”
What is your position as to the fairness of the transaction?
          We believe that the transaction is fair to the unaffiliated shareholders of the Company, based upon the factors set forth under “Special Factors — Section 3 —Positions Regarding Fairness of the Offer.”
What is Highland’s position as to the fairness of the transaction?
          Highland also believes that the transaction is fair to the unaffiliated shareholders of the Company, based upon the factors set forth under “Special Factors — Section 3 — Positions Regarding Fairness of the Offer.”
Is this the first step in a going-private transaction?
          Yes. The purpose of the offer is to redeem as many shares as possible from shareholders other than Highland in order to concentrate Highland’s percentage ownership in the Company as a first step in the Company becoming 100% owned by Highland. If the offer, and any required second-step merger, are consummated successfully, the Company will no longer be publicly owned, will cease to be quoted on the OTCBB, and will cease to be required to make filings with the Securities and Exchange Commission (the “SEC”), and to comply with the SEC rules relating to public companies. See “The Offer — Section 6 — Possible Effects of the Offer on the Market for the Shares; OTCBB Quotation; Registration under the Exchange Act.”
Is the Company a party to any agreement that governs the terms of the offer?
          Yes, the Company is party to a Restructuring Support Agreement between Highland, the Company, and the remaining holders of our Senior Debt on April 27, 2010. The Restructuring Support Agreement required us, subject to a series of conditions, to undertake a series of transactions, including the reincorporation of the Company from Delaware to Nevada, this offer, a subsequent restructuring of our Senior Debt, and a second-step merger that would make us a private company. See “Introduction” and “Special Factors — Section 1 — Background.”

Does Highland have interests in the offer that are different from my interests as a shareholder?
          Yes. Highland’s interests in the offer (and any subsequent merger) are different from those of shareholders being asked to tender their shares. In particular, Highland’s financial interests with regard to the price to be paid in the offer (and any subsequent merger) are adverse to the interests of unaffiliated shareholders who may tender their shares. This is because Highland is not tendering its shares in the offer, and it is expected that Highland will have 100% ownership of the Company if the offer is consummated successfully. Also, if you sell shares in the offer or your shares are converted to cash in any subsequent merger, you will cease to have any interest in the Company and will not have the opportunity to participate in the future earnings or growth, if any, of the Company or bear the burden and risks of any decrease in value of the Company. On the other hand, Highland will benefit from any future increase in the value of the Company, as well as bear the burden and risks of any future decrease in the value of the Company. See “Special Factors — Section 2 — Purpose of and Reasons for the Offer; Plans for the Company” and “Special Factors — Section 11 — Interests of Certain Persons in the Offer.”
If I decide not to tender, how will the offer affect my shares?
          Our purchase of shares pursuant to the offer will reduce the number of shares of the Company’s common stock that might otherwise trade publicly and may reduce the number of holders of shares, which could affect the liquidity and market value of the remaining shares held by the public. We cannot predict whether this would have an adverse or beneficial effect on the market price for, or marketability of, the shares or whether it would cause future market prices to be greater or less than the price paid in the offer. Depending upon the number of shares purchased pursuant to the offer, the Company may cease making filings with the SEC and may no longer be required to comply with the SEC rules relating to public companies. If the 90% condition is met, shares of the Company’s stock may be deregistered, and shareholders who elected not to tender their shares would then hold unregistered securities. Transactions involving unregistered securities are subject to strict limitations under federal and state laws, which could affect the market value of such shares and the ability of non-tendering shareholders to dispose of their shares. See “Special Factors — Section 6 — Effects of the Offer” and “The Offer — Section 6 — Possible Effects of the Offer on the Market for the Shares; OTCBB Quotation; Registration under the Exchange Act.”
          If, upon final expiration of the offer, the 90% condition has not been met, the Company may, with Highland’s prior written consent, waive the 90% condition and acquire the tendered shares. If the 90% condition is neither met nor waived, the offer will not be consummated. If the offer is not consummated, the Senior Debt would not be restructured. If the offer is not consummated successfully by September 30, 2010, the holders of our Senior Debt will no longer be required to forbear in exercising the remedies available to them following our default, and we may be forced to make a Chapter 11 bankruptcy filing. If the 90% condition is met or waived and we acquire the tendered shares, Highland is obligated to structure a merger, whether long-form or short-form, in which all remaining shareholders other than Highland would receive the same price per Share as was paid in the offer.
See “Special Factors — Section 6 — Effects of the Offer,” “Special Factors — Section 7 — Conduct of the Company’s Business if the Offer Is Not Consummated.” and “The Offer — Section 6 — Possible Effects of the Offer on the Market for the Shares; OTCBB Quotation; Registration under the Exchange Act.”
How long do I have to decide whether to tender in the offer?
          You have until the expiration of the offer to tender. The offer currently is scheduled to expire at 5:00 p.m., New York City time, on August 4, 2010, although it may be extended from time to time, in which case we will make a public announcement.
Can the offer be extended and how will I be notified if the offer is extended?
          With Highland’s consent, we may extend the offer at any time or from time to time for any reason, subject to applicable laws. If we decide to extend the offer, we will inform Computershare, the Depositary for the offer, of that fact and will make a public announcement of the extension, no later than 9:00 a.m., New York City time, on the next business day after the date the offer was scheduled to expire. If we extend the offer, we will delay the acceptance of any shares that have been tendered until the end of the extension period. With Highland’s consent, we can also amend the offer or terminate the offer under certain circumstances. See “The Offer — Section 1 — Terms of the Offer.”
How do I tender my shares?
          If you wish to accept the offer, this is what you must do:
•	If you are a record holder (i.e., a stock certificate has been issued to you), you must complete and sign the accompanying Letter of Transmittal and send it with your stock certificate to Computershare, the Depositary for the offer. These materials must reach Computershare prior to the expiration of the offer. Detailed instructions are contained in the Letter of Transmittal and in “The Offer — Section 3 — Procedure for Tendering Shares.”

•	If you are a record holder but your stock certificate is not available or you cannot deliver it to the Depositary prior to the expiration of the offer, you may be able to tender your shares using the accompanying Notice of Guaranteed Delivery. Please call D.F. King & Co., Inc., the Information Agent, toll-free at (800) 659-5550 or collect at (212) 269-5550 for assistance. See “The Offer — Section 3 — Procedure for Tendering Shares.”

•	If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your shares be tendered. See “The Offer — Section 3 — Procedure for Tendering Shares.”
Until what time can I withdraw tendered shares?
          You may withdraw your previously tendered shares at any time until the offer has expired and, if we have not accepted your shares for payment by August 31, 2010, you may withdraw them at any time after that date up until the time we accept shares for payment. See “The Offer — Section 4 — Withdrawal Rights.”
How do I withdraw tendered shares?
          To withdraw tendered shares, you must deliver a written notice of withdrawal, which includes all required information, to Computershare, the Depositary for the offer, while you have the right to withdraw the shares. If you tendered your shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your shares. See “The Offer — Section 4 — Withdrawal Rights.”
When and how will I be paid for my tendered shares?
          Subject to the terms and conditions of the offer, we will pay for all shares of the Company’s common stock validly tendered and not withdrawn promptly after the expiration of the offer. However, we reserve the right, with Highland’s consent, and subject to applicable law, to delay the acceptance for payment or payment for shares until satisfaction or waiver (where permissible) of all conditions to the offer relating to governmental or regulatory approvals. See “The Offer — Section 2 — Acceptance for Payment and Payment for Shares.”
          We will pay for your shares by depositing the purchase price with Computershare, the Depositary for the offer, which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered shares will be made only after timely receipt by the Depositary of such shares, a properly completed and duly executed Letter of Transmittal and any other required documents. See “The Offer — Section 2 — Acceptance for Payment and Payment for Shares.”
Are appraisal rights available in either the offer or any subsequent merger?
          Appraisal rights are not available in connection with the offer.

          However, if following the completion of the tender offer a second-step merger is consummated, appraisal rights will be available to holders of shares at the time of the merger who have not voted in favor of the merger, and who demand appraisal of their shares and otherwise comply with the applicable statutory procedures under Nevada law. See “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”
What are the U.S. federal income tax consequences of participating in the offer?
          In general, your receipt of cash in exchange for shares of the Company’s common stock pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your tax advisor about the tax consequences to you of participating in the offer in light of your particular circumstances. See “Special Factors — Section 12 — Certain U.S. Federal Income Tax Considerations.”
Whom can I talk to if I have questions about the offer?
          You can call D.F. King & Co., Inc., the Information Agent for the offer, toll-free at (800) 659-5550 or collect at (212) 269-5550. See the back cover of this Offer to Purchase.

To the Holders of our Common Stock:
INTRODUCTION
          The Company is offering to purchase all outstanding shares of our common stock, par value $0.01 per share (the “Shares”), for $0.67 per Share, net to the seller in cash, without interest and less applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). Shareholders who have Shares registered in their own names and tender directly to Computershare, the Depositary for the Offer, will not have to pay brokerage fees or commissions. Shareholders with Shares held in street name by a broker, dealer, commercial bank, trust company or other nominee should consult with their nominee to determine if it charges any transaction fees. Except as set forth in Instruction 6 of the Letter of Transmittal, shareholders will not have to pay stock transfer taxes on the sale of Shares pursuant to the Offer. We will pay all charges and expenses of the Depositary and Information Agent incurred in connection with the Offer. See “The Offer — Section 12 — Fees and Expenses.”
          On June 30, 2010, the Company completed a reincorporation from Delaware to Nevada. When we refer to the Company, we mean the old Delaware corporation prior to the completion of the reincorporation on June 30, 2010, and the new Nevada corporation after the completion of the reincorporation on June 30, 2010.
          The Offer is conditioned upon, among other things: (i) the “90% Condition,” as defined in “The Offer — Section 10 — Conditions of the Offer”; (ii) that the total amount payable by the Company to holders of Shares, upon acceptance for payment of Shares, shall not exceed $6,527,000 (plus any exercise price received by the Company for the exercise of options between April 27, 2010 and the Expiration Date); and (iii) that simultaneously with the closing of the Offer, our Senior Debt shall be restructured into two four-year secured term loans on terms set forth in the term sheet attached as Schedule G hereto. The Offer is also subject to other conditions set forth in this Offer to Purchase. The Offer is not subject to any financing condition. The Company expressly reserves the right, to the extent permitted by applicable law and with the prior written consent of Highland, to waive any term or condition of the Offer, including the 90% Condition, in its sole discretion. See “The Offer — Section 1 — Terms of the Offer” and “The Offer — Section 10 — Conditions of the Offer.”
          The purpose of the Offer is to acquire as many of the publicly-held Shares as possible as a first step in Highland acquiring the entire equity interest in the Company. Following successful consummation of the Offer, Highland and the Company have agreed to consummate, unless it is not lawful to do so, a “second-step” merger under Nevada law in which all Shares held by shareholders other than Highland would be converted into the right to receive cash equal to the same price per Share as was paid in the Offer, without interest (subject to appraisal rights for those shareholders that properly perfect and exercise such rights under Nevada law). See “Special Factors — Section 6 — Effects of the Offer.”
          If, upon final expiration of the Offer, the 90% Condition has not been met, the Company may, with Highland’s prior written consent, waive the 90% Condition and acquire the tendered Shares. If the 90% Condition is neither met nor waived, the Offer will not be consummated. If the Offer is not consummated, we would thereafter review our options for addressing our continuing default under the terms of our Senior Debt, including a Chapter 11 bankruptcy filing. If the 90% Condition is waived and we acquire the tendered Shares, Highland is obligated to structure a merger, whether long-form or short-form, in which all remaining public shareholders would receive the same price per Share as was paid in the Offer. See “Special Factors — Section 6 — Effects of the Offer.”
          A special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) was established in April 2009 to act on behalf of the Board in connection with certain issues arising from the relationship between Highland and the Company, including acting on behalf of the Board in negotiations with Highland regarding the maturity of the Company’s Senior Debt. The Special Committee consists of four non-management, independent members of the Board. See “Special Factors — Section 1 — Background” and “Special Factors — Section 10 — Related Party Transactions.” When the Company reincorporated in Nevada on June 30, 2010, the Board of the new Nevada corporation consisted of the same directors as the Board of the old Delaware corporation. When the Company reincorporated in Nevada on June 30, 2010, a Special Committee was formed for the new

Nevada corporation with the same members as the Special Committee of the old Delaware corporation. The Special Committee was authorized to retain, at the Company’s expense, advisors including legal counsel and investment bankers. The Special Committee retained Harwell Howard Hyne Gabbert & Manner, P.C. (“H3GM”) and Raymond James & Associates (“Raymond James”), in those respective capacities. On April 27, 2010, the Special Committee authorized the Company to enter into a Restructuring Support Agreement with Highland and the other holders of the Company’s Senior Debt that contemplated the Offer. On June 30, 2010, the Special Committee authorized the Company to commence the Offer. See “Special Factors — Section 1 — Background” and “Special Factors — Section 10 — Related Party Transactions.”
          This Offer to Purchase does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, the Company’s shareholders. Any such solicitation will be made only pursuant to a separate proxy solicitation and/or consent solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          This Offer to Purchase and the related Letter of Transmittal contain important information and you should carefully read both in their entirety before you make a decision with respect to the Offer.

SPECIAL FACTORS
1. Background.
          The Company’s 2002 Bankruptcy. On July 31, 2002, the Company filed a voluntary petition for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code because it was unable to pay its senior secured debt according to its terms. On July 1, 2003, the Company emerged from bankruptcy protection pursuant to a plan of reorganization. This plan restructured the Company’s old senior secured debt into the Senior Debt. At the time of the Company’s bankruptcy, Highland was one of the holders of the Company’s senior secured debt.
          Highland’s Acquisition of a Controlling Interest in the Company. Starting in February of 2006 and continuing through April of 2007, Highland acquired Shares on the open market. Highland last acquired Shares on April 10, 2007, and currently owns 8,437,164 Shares, or approximately 48% of our outstanding Shares.
          Negotiation of the Restructuring Support Agreement. The decision of the Special Committee to enter into the Restructuring Support Agreement was the result of a deliberative process taken over many months to evaluate the Company’s alternatives in light of the Company’s inability to pay-off or refinance the Senior Debt that became due on August 1, 2009. A chronology of events leading up to the Special Committee’s decision to enter into the Restructuring Support Agreement is provided below.
          In early April of 2009, the Company’s management met with representatives of Highland. At this meeting, Highland made overtures to the Company concerning a possible buy-out of shareholders at a nominal price or a restructuring in which shareholders would retain a small ownership interest in the Company. This possibility was presented by Highland as a means of addressing, outside of the bankruptcy process, the Senior Debt that would mature in August. At a meeting on April 10, 2009, the Board met and discussed Highland’s overtures. The Board discussed the possibility of a transaction with Highland and the Board’s prior efforts to address the Senior Debt maturity issue, as well as the apparent unwillingness of the Senior Debt holders to restructure or extend the maturity of the Senior Debt, as well as the inability to refinance the Senior Debt with new lenders. The Board then created the Special Committee to consider a transaction with Highland and all alternatives to such a transaction. The Special Committee consisted of all of the non-management directors of the Company: Donald R. Millard, Henry T. Blackstock, William C. O’Neil, Jr., and W. Wayne Woody. The Special Committee met for the first time immediately following this Board meeting and discussed the best approach to responding to Highland. The Special Committee appointed Mr. Millard as Chairman of the Special Committee and instructed him to work with management and outside professionals to coordinate activities between Special Committee meetings. The Special Committee then discussed engaging a financial advisor and identified two potential financial advisors to interview.
          Between the first Special Committee meeting and April 22, 2009, the Special Committee and its legal advisors discussed the potential engagement with the two financial advisors and solicited written proposals from each. The Special Committee then met on April 22 to discuss the written presentations of the two firms and determined to hire Raymond James, subject to clarifying the terms of its fee arrangement. The Special Committee also discussed a request from Highland that the Company agree to pay Highland’s financial and legal advisors for recent and future work related to the Company. The Special Committee determined to ask Highland for additional detail and to first engage a financial advisor before responding to the fee request. The Special Committee and Raymond James agreed to terms shortly following the April 22nd meeting, and Raymond James was instructed to begin preliminary analysis work.
          The Special Committee then met on May 5, 2009, and the Special Committee’s legal advisors updated it on additional details concerning Highland’s fee request. The Special Committee also discussed the fee request with Raymond James and did not approve the fee request. Raymond James also discussed with the Special Committee its preliminary views concerning the two types of transactions Highland had previously mentioned, either (i) a going private transaction that would provide for the cash-out of Company shareholders, or (ii) a recapitalization transaction in which existing debt would be exchanged for equity and in which current shareholders would remain as minority shareholders, subject to the recapitalization dilution, in the Company. The Special Committee instructed its Chairman, along with Joseph F. Furlong, III, the President and Chief Executive Officer of the Company, to continue the dialogue with Highland.

          The Special Committee met again on May 19, 2009 and received an update from the Special Committee Chairman on his recent meeting, along with Mr. Furlong, with representatives of Highland. The Chairman indicated that he and Mr. Furlong had communicated to Highland that the Special Committee was considering the two types of transactions Highland had mentioned, the going private cash-out and the recapitalization. They and Highland discussed in detail the advantages and disadvantages of each approach as well as Highland’s ability and willingness to close either transaction. The Special Committee Chairman noted that Highland did not appear to be willing or able to provide cash to fund a cash-out transaction and that Company cash appeared to be the only possible source of funding such a transaction. Raymond James then discussed its preliminary views of the two types of transactions, and the Special Committee discussed with Raymond James its views of both these transactions and other alternatives, including a possible combination with a major competitor.
          In the period following the May 19th meeting, the Special Committee Chairman led further discussions with Highland. On May 28, 2009, the Special Committee met again. The Chairman reported that Highland had asked for a per share cash-out price that the Special Committee could support. The Chairman noted that he told Highland that it was premature to discuss such a price as there was an ongoing analysis by the Special Committee and its advisors that had not been completed. Raymond James then discussed with the Special Committee its ongoing analysis concerning a cash-out, going private transaction and an equity recapitalization. There was discussion concerning the minimum cash needs of the Company following either type of transaction based on the minimum cash balance estimate provided by the Company’s management to fund working capital needs, interest payments, and other cash disbursements.
          At this May 28th meeting, Raymond James and the Special Committee also discussed a range of possible cash-out prices and the merits of an equity recapitalization that restructured our Senior Debt and allowed shareholders to retain an interest in the Company. The Special Committee discussed the risks to shareholders of holding minority equity stakes in a company dominated by a shareholder holding a super-majority position. The Special Committee also discussed potential acquirors for the Company, noting prior unsuccessful efforts by the Company to identify a potential buyer and noting the potential negative effect of Highland’s substantial ownership position on a potential acquirer. The Special Committee, after discussion, instructed Raymond James to contact two companies that it believed were the only realistic potential acquirors given the nature of the relevant market and the results of prior “market checks” done on behalf of the Company. The Special Committee also discussed the possibility of attempting to restructure the Company’s debt through a bankruptcy reorganization. In light of the impending maturity of the Company’s Senior Debt, the Special Committee instructed its advisors and Company management to start planning for a bankruptcy filing in order to preserve the Company’s ability to initiate bankruptcy proceedings if a transaction that was fair to the shareholders could not be reached with the debt holders or Highland. The Special Committee also directed the Chairman and Mr. Furlong to meet with Highland for further discussion. Based on the preliminary discussions and financial analysis, the Special Committee instructed them to take an aggressive initial position on a buyout in the range of $0.80-$1.20 per share or higher if in the Chairman’s opinion it became necessary or appropriate to discuss pricing.
          The Special Committee Chairman and Mr. Furlong met with Highland the week of June 1, 2009. They discussed with Highland various possibilities including a bankruptcy filing, debt restructuring, recapitalization and a buyout by Highland of the Company’s other shareholders. Highland again indicated that it may be unable or unwilling to pay cash for the Shares, so there was a discussion of the possibility of using excess Company cash to cash-out non-Highland shareholders. The Chairman indicated that the Special Committee could support a transaction in which non-Highland shareholders would receive $13.0 million of the Company’s cash, which would be equivalent to approximately $1.30 per share. Highland’s initial response was very negative. Highland reiterated its position that the equity had no value at all. It also reiterated its position that it might be willing to pay a very modest premium to the current trading price of $0.26. Discussions continued, and Highland ultimately indicated that it might support a transaction that used Company cash equal to approximately $0.60 per share. Highland also reiterated its demand to have its legal fees paid as a condition to any transaction.
          The Special Committee met on June 5, 2009 to review and consider the Highland discussions. After discussing the Highland proposal with Raymond James at the meeting and considering the available financial analysis, the Special Committee authorized the Chairman to respond by indicating that $0.90 a share might be acceptable. The Special Committee instructed the Chairman to continue the dialogue at prices between $0.80 and $0.90 per share but not below that level without further discussion by the Special Committee.

          In the following three weeks, there were several calls between the Chairman and Highland. Highland ultimately proposed a cash-out amount equal to $0.67 per share to non-Highland shareholders. Highland also indicated that this was their best and final offer. Highland reiterated their belief that the equity had no value at all, that they were prepared to pursue their rights as a lender, and that their legal fees would have to be paid by the Company in order for a cash-out transaction to be completed. Highland also noted that it would have to work with other debt holders to secure their agreement to restructuring the debt, which might not be possible.
          The Special Committee then met on June 30, 2009, to discuss Highland’s offer. The Special Committee discussed whether it was possible to induce Highland to raise its offer, the risks and benefits of a potential bankruptcy filing, and the current operating environment for the Company. In addition, Raymond James reported that it had approached the two parties it had been asked to contact and that neither had any interest in entering into discussions with the Company or discussing or evaluating a potential combination. Raymond James also noted the particularly negative general industry views that were expressed by those parties. Raymond James also discussed with the Special Committee recent industry transactions and trading valuations for other selected companies.
          The Special Committee then discussed with management and advisors the range of potential outcomes for shareholders from a bankruptcy filing and concluded that the outcome for shareholders in a bankruptcy filing was highly uncertain. After these discussions, the Special Committee voted to move forward to negotiate the terms of a $0.67 a share cash-out self-tender to non-Highland shareholders, to agree to pay Highland’s reasonable legal fees going forward in order to complete a transaction, to begin working out the details of the transaction with other debt holders, and to negotiate a forbearance agreement with the lenders in order to give the parties sufficient time to negotiate the cash-out transaction.
          In July, the Company and its advisors negotiated with Highland and the other debt holders, and on July 2, 2009, the Company and the holders of a majority of the Company’s Senior Debt entered into a forbearance agreement (the “Forbearance Agreement”) that provided that the debt holders would not exercise prior to September 1, 2009 their rights and remedies for the Company’s failure to repay its debt in full on August 1, 2009. During August, the Special Committee’s legal advisors began negotiating the terms of the transactions with Highland and other debt holders. At the same time, Highland reported that it was involved in discussions with other debt holders concerning the terms of a debt restructuring that would be required to follow the Offer. The Forbearance Agreement was subsequently extended by the debt holders and the Company in the following months in order to allow additional time to reach a final agreement with all debt holders as Highland was not able to get the consent of all the debt holders necessary to finalize the self-tender.
          The Special Committee met on November 4, 2009 and discussed the ongoing extensions of the Forbearance Agreement and Highland’s ongoing negotiations with other debt holders. The Special Committee also discussed a draft of the Restructuring Support Agreement and in particular discussed the need to reincorporate in Nevada and to seek shareholder approval for this reincorporation in order to be able to pay the tender offer proceeds to shareholders from Company cash. The Special Committee then authorized management, the Special Committee Chairman, and its legal advisors to continue to negotiate with the lenders to attempt to reach agreement that could be brought back to the Special Committee for consideration. The Special Committee also requested that management prepare cash flow projections assuming the transactions were completed that would enable them to assess the Company’s subsequent financial position.
          On December 8, 2009, the Special Committee met and discussed, following an update from the Special Committee Chairman and legal counsel, the status of negotiations with Highland concerning the possible reincorporation and self tender offer. In connection with this discussion, Company management presented detailed cash flow projections prepared by management at the request of the Special Committee that analyzed the ability of the Company to complete the restructuring and comply with the terms of the new credit facility and pay its restructured debts under various scenarios. The Special Committee discussed this analysis at length with Company management.
          Negotiations continued thereafter, both between the Company and Highland and between Highland and the other lenders. The lenders also requested the ability to perform additional due diligence investigation on the Company’s operations during this period. During this period, one of the lenders that objected to the proposed transactions agreed to assign its interest in the debt to Highland affiliates in exchange for other unrelated securities then owned by Highland.
          The Board, including the Special Committee members, met on February 18, 2010. They discussed, among other items, the ongoing Highland due diligence investigation and potential obstacles to entering into the Restructuring Support Agreement, including the unwillingness of one lender to proceed with the proposed series of transactions as currently contemplated. It was noted that Highland had attempted to negotiate the purchase of that debt but was unsuccessful. After discussion, the Board authorized the Company’s management and legal advisors to explore a repurchase of the debt held by that party on terms that would be acceptable to the Company’s other lenders, in order to facilitate the transactions for the benefit of the Company’s shareholders.
          The Special Committee then met on March 25, 2010, and discussed the status of ongoing negotiations. At the request of the Special Committee, the Company’s management briefed the Special Committee on updated cash flow projections to assess the ability of the Company to fund the self-tender and the debt repurchase and to assess the Company’s subsequent financial position. This analysis reviewed various scenarios based upon a variety of assumptions related to operational results, reimbursement rates and market conditions. After receiving these reports, the Special Committee concluded that the Company should have no problem paying its debts as they come due given the anticipated terms of the restructured Senior Debt. Based on these reports and input from its advisors, the Special Committee also determined that there still was no alternative source for refinancing the Company’s Senior Debt and that the prospects for shareholders in a bankruptcy remained highly uncertain. Raymond James then led the Special Committee through a detailed review of valuation-related information related to the self-tender offer contemplated by the Restructuring Support Agreement. The Special Committee’s legal counsel then discussed the key terms of the current version of the Restructuring Support Agreement and the documents related to the proposed debt repurchase. At the conclusion of the meeting, the Special Committee determined that pursuing the transactions contemplated under the Restructuring Support Agreement were in the best interests of non-Highland shareholders.
          Between March 25 and April 21, 2010, negotiations continued regarding the partial debt repurchase, and work continued to obtain necessary approval of the restructuring from other holders of senior secured debt. On April 21, 2010, the Special Committee met and discussed the status of the ongoing negotiations, including negotiations to repurchase debt held by a lender that indicated it was unwilling to support the proposed transactions. The Special Committee, after discussion, approved the debt repurchase at a 15% discount, subject to the approval of the other lenders, and directed management to attempt to negotiate the repurchase in a manner that would make that repurchase simultaneous with the signing of the Restructuring Support Agreement. The Special Committee also approved entering an agreement to pay certain legal fees of counsel of General Electric Capital Corporation, one of the senior debt holders, in an amount not to exceed $100,000.
          During the subsequent week, the Company continued to negotiate the terms of the transactions with Highland and the continuing lenders, while also negotiating the terms of the debt repurchase from the non-continuing lender. These negotiations were completed on April 27, 2010.
          On the evening of April 27, 2010, the Special Committee, representatives of Raymond James, and legal counsel met via telephone. The Special Committee received an update on negotiations and a detailed summary of the key terms of the final Restructuring Support Agreement and debt repurchase agreements. Raymond James then led a discussion regarding the analyses it had performed in considering the fairness of the $0.67 per share cash-out price to be received by holders of Company common stock (other than Highland Capital Management, L.P., the Company, and their respective affiliates). Raymond James and the Special Committee conducted this discussion with knowledge that the Company’s stock price had increased from its prior price of $0.22 during the preceding nine trading days and had traded for the previous two days at prices above $0.67 per share.
          Following this discussion, the Special Committee then entered into a discussion of the proposed transactions and determined for a final time that, because the lenders were unlikely to extend the Forbearance Agreement if the Company did not proceed with the proposed transaction, the only realistic alternative to the transaction was a bankruptcy filing, which did not appear to be in the best interests of the Company or its shareholders. The Special Committee then received from Raymond James its oral opinion, subsequently confirmed by delivery of a written opinion, dated April 27, 2010, that as of that date and based on and subject to the factors and assumptions described in its opinion, the $0.67 per share to be received by holders of Company common stock

(other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates), as contemplated in the Restructuring Support Agreement, was fair, from a financial point of view, to such shareholders. After further discussion, the Special Committee by a unanimous vote of all members, authorized entering into the Restructuring Support Agreement and pursuing the transactions set forth in that agreement.
          Following the conclusion of this meeting, the Company, Highland and the lenders finalized the transaction documentation and the parties executed the Restructuring Support Agreement.
          Prior to the opening of business on April 28, 2010, the Company issued a press release announcing that it had entered into the Restructuring Support Agreement related to the proposed reincorporation, the Offer, and the subsequent debt restructuring.
          Restructuring Support Agreement. Pursuant to the Restructuring Support Agreement, which is attached as Schedule F hereto :
•	We agreed to retire at a 15% discount a portion of the Senior Debt held by an unaffiliated holder of the Senior Debt that was equal to approximately 4.5% of the then outstanding Senior Debt. This retirement was consummated on April 28, 2010.

•	The remaining holders of our Senior Debt, including Highland, agreed to forbear in exercising the remedies available to them following our default in the repayment of our Senior Debt through September 30, 2010 or such earlier date as the transactions contemplated by the Restructuring Support Agreement is abandoned.

•	We made certain representations and warranties to Highland and the other holders of our Senior Debt, including representations regarding our capitalization, our stock options, our filings with the SEC, our liabilities, the shareholder vote required for the reincorporation, and the formation of Merger Sub and AHP Nevada. These representations and warranties were made for the benefit of Highland and our other lenders, were made as of a specific date, and may have been intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be incorrect.

•	Highland agreed to vote its Shares, which constitute approximately 48% of our outstanding common stock, in favor of the reincorporation.

•	Conditioned upon approval by our shareholders, we agreed to reincorporate from Delaware to Nevada. This reincorporation occurred on June 30, 2010.

•	We agreed to commence the Offer, and to certain conditions for the consummation of the Offer that are set forth herein.

•	Conditioned upon the successful consummation of the Offer, the holders of our Senior Debt agreed to immediately restructure our Senior Debt into two four-year secured term loans. The second lien term loan would bear a higher rate of interest than the first lien term loan, and the substantial majority of interest under the second lien term loan could be paid in kind at our election, but the second lien term loan would rank junior in priority pursuant to the terms of a customary intercreditor agreement. Both term loans would have a variable interest rate component, but in all instances would bear interest at a rate higher than the current 6.785% fixed interest rate on our Senior Debt.

•	Also conditioned upon the successful consummation of the Offer, the Company agreed to use its best efforts to secure the resignations of each of the directors of the Company and cause directors selected by Highland to be appointed to the Company’s board.

•	If the Offer is completed, but Highland owns less than 100% of the Shares, Highland agreed to initiate a second-step merger at the conclusion of the Offer pursuant to which Shares not tendered in the Offer and not held by Highland would be cancelled in exchange for $0.67 per share.

          Decision to Commence the Tender Offer. On June 30, 2010, the Company’s stockholders approved the Company’s reincorporation from Delaware to Nevada, and the Company completed the reincorporation on the same day. The Special Committee then held a meeting attended by members of management, representatives of Raymond James, and legal counsel. Raymond James led a discussion regarding the analyses it had performed in considering the fairness, as of June 30, 2010 of the $0.67 per share cash-out price to be received by holders of Company common stock in the Offer (other than Highland, the Company, and their respective affiliates). The Special Committee then received from Raymond James its oral opinion, subsequently confirmed by delivery of a written opinion, dated June 30, 2010, that as of that date and based on and subject to the factors and assumptions described in its opinion, the $0.67 per share to be received by holders of Company common stock in the Offer (other than Highland, the Company and their respective affiliates) was fair, from a financial point of view, to such shareholders. After further discussion, the Special Committee, by a unanimous vote of all members, concluded that the Offer was fair to unaffiliated shareholders, and authorized the Company to conduct the Offer.
2. Purpose of and Reasons for the Offer; Plans for the Company.
          Purpose of and Reasons for the Offer. The purpose of the Offer is to redeem as many Shares as possible from shareholders other than Highland in order to concentrate Highland’s percentage ownership in the Company as a first step in the Company becoming 100% owned by Highland. If the Offer, and any required second-step merger, are consummated successfully, the Company will no longer be publicly owned, will cease to be quoted on the OTCBB, and will cease to be required to make filings with the Securities and Exchange Commission, or the SEC, and to comply with the SEC rules relating to public companies.
          The primary reason for the Company to undertake the Offer is that successful consummation of the Offer would allow the Company to refinance its Senior Debt, which now amounts to approximately $216.2 million. This debt matured on August 1, 2009, and the Company was unable to repay or refinance it. Since the maturity date, the Company has been operating under a series of forbearances granted by the lenders, including the Restructuring Support Agreement. If, and only if, the Offer is consummated successfully, our lenders have agreed to restructure the Company’s Senior Debt into two four-year secured term loans on terms set forth in the term sheet attached as Schedule G hereto. If the Offer is not consummated successfully by September 30, 2010, our lenders may terminate the Restructuring Support Agreement and will no longer be required to forbear in exercising the remedies available to them following our default in the repayment of our Senior Debt. If this occurs, the Company may make a Chapter 11 bankruptcy filing, in which the outcome for Company shareholders would be highly uncertain.
          In addition, the Company’s leverage is significantly higher than its competitors and others in the industry, which has created concern among the Company’s suppliers about the Company’s prospects and ability to continue to timely meet its commitments. These concerns may affect the Company’s prospects and ability to attract and retain existing suppliers, causing them to consider looking for alternative counterparties to reduce their dependency on the Company and, to the extent suppliers require additional credit support or other assurances, may potentially tie up Company resources constraining its operations. Successful consummation of the Offer will require our lenders to restructure our Senior Debt, which may alleviate the concerns of our suppliers.
          Highland has informed the Company that its reason for supporting the Offer is that the Offer will: (i) increase Highland’s percentage ownership in the Company if it is successfully completed and help Highland to take the Company private; and (ii) allow Highland to operate the Company with its Senior Debt restructured on the terms described above. This will allow Highland to own all of the equity interests in the Company and bear the rewards and risks of such ownership after the Shares cease to be publicly traded.
          The Company and Highland believe that there would be a number of benefits to Highland and to the Company that would follow from the successful consummation of the Offer and the Company becoming 100% owned by Highland. These benefits include the following:
•	If, and only if, the Offer is consummated successfully, Highland and the Company’s other lenders have agreed to restructure the Senior Debt into two four-year secured term loans on terms that Highland and the Company believe could be more favorable to the Company. The Company is currently in default under the terms of its Senior Debt, and the Company’s Special Committee has been unsuccessful in its efforts to find any other means of repaying or refinancing this debt.

•	The Company and Highland believe that restructuring the existing debt of the Company will result in a stronger company by increasing confidence of the Company’s suppliers.

•	As a privately-held company, the Company will have greater flexibility to operate with a view to the long-term without focusing on short-term operating earnings and its associated implications to public shareholders.

•	By ceasing to be a public company, the Company will benefit from the elimination of the additional burdens on its management, as well as the expense, associated with being a public company, including the burdens of preparing periodic reports under federal securities laws and the costs of maintaining investor relations staff and resources.

•	The other factors described under “Special Factors — Section 3 — Positions Regarding Fairness of the Offer.”
          In structuring the transaction as a self-tender offer followed by a merger, the Company and Highland considered, among other things, the following:
•	A self-tender offer allows the Company to use its own cash to reduce the ownership of public shareholders and begin to take the Company private. This structure is advantageous to the Company because there is no financing contingency and the Company knows that it has cash on hand to pay for the tendered Shares. This structure is advantageous to Highland because it allows Highland to begin taking the Company private without directly using its own cash. Highland is the primary holder of the Company’s Senior Debt, and we employed this structure in order to induce Highland to agree to restructure the Senior Debt and obtain for Company shareholders a payment of $0.67 per Share. If the Company was unable to reach agreement with Highland on restructuring our Senior Debt, the Company could have had to make a Chapter 11 bankruptcy filing, and the results for shareholders in bankruptcy would be highly uncertain.

•	Following the consummation of the Offer, if Highland owns 90% or more of the outstanding Shares, the Company and Highland intend to consummate a short-form merger in which all remaining public shareholders will receive the same price per Share as was paid in the Offer, without interest, subject to appraisal rights of any shareholders who properly perfect and exercise such rights under the General Corporation Law of the state of Nevada (“Nevada Law”). See “Special Factors — Section 6 — Effects of the Offer.”

•	A cash tender offer followed by a “short-form” merger is a transaction structure that is commonly used to effect an acquisition of the minority interests in a publicly traded company by a significant shareholder.

•	If the 90% Condition is met or waived and we acquire the tendered Shares, Highland is obligated to structure a merger, whether long-form or short-form, in which all remaining public shareholders would receive the same price per Share as was paid in the Offer.

•	The Offer does not compel any shareholder to sell its Shares.

•	This structure entitles shareholders who do not tender their Shares in the Offer to demand a judicial appraisal of the “fair value” of their Shares in accordance with Nevada law in connection with the second-step merger. See “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”

•	For a controlling shareholder such as Highland that is seeking to acquire Shares, whether directly or through a subsidiary, from a large number of public shareholders, open-market or privately-negotiated purchases would be less efficient, more complex and more time consuming than a tender offer.
          Plans for the Company. If the Offer is consummated successfully, Highland plans to replace some or all of the Company’s current directors with its own designees. Over the past several years in anticipation of continued

reductions in reimbursement, the Company has implemented various initiatives to improve productivity and reduce costs. These initiatives have focused on the centralization of certain activities previously performed at branches and billing centers, consolidation of certain billing center functions, and reductions of costs associated with delivery of products and services to patients. The Company has also implemented strategies designed to improve revenue growth, especially in the areas of oxygen and sleep therapy. These ongoing initiatives, which are unrelated to this Offer, have been publicly discussed by the Company in reports it has furnished or filed with the SEC. Currently, the Company has not developed and Highland has not approved any plans for the Company that are different from these ongoing initiatives by the Company; however, if Highland acquires 100% ownership of the Company upon completion of a second-step merger following the consummation of the Offer, Highland and the Company may reevaluate the corporate structure and strategic initiatives, or certain elements thereof. Also, if the Offer is for any reason not consummated, Highland may reevaluate its plans for the Company. See also “Special Factors — Section 6 — Effects of the Offer.”
          Highland and the Company expect to continue to review the Company’s assets, debt obligations, corporate and board structure, capitalization, operations, properties, strategy, policies, management and personnel to consider and determine what other changes, if any, would be appropriate or desirable. Highland and the Company expressly reserve the right to make any changes that each deems necessary, appropriate or convenient in light of their review or future developments.
          Except as otherwise described in this Offer to Purchase, Highland and the Company have no current plans or proposals or negotiations that relate to or would result in: (i) an extraordinary corporate transaction, such as a merger, reorganization, consolidation or liquidation involving the Company or any of its subsidiaries; (ii) any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iii) a material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (iv) any change in the present Board or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors and to fill any existing vacancies on the Board or to change any material term of the employment contract of any executive officer; or (v) any other material change in the Company’s corporate structure or business. For information regarding our plans if the Offer is not consummated, see “Special Factors — Section 7 — Conduct of the Company’s Business if the Offer Is Not Consummated.”
3. Positions Regarding Fairness of the Offer.
Position of the Special Committee Regarding Fairness of the Offer
          The Special Committee, on behalf of the Company and acting with the advice and assistance of its independent legal and financial advisors, unanimously determined that the Offer, together with the anticipated second-step merger, is fair to our unaffiliated shareholders, and recommends that unaffiliated shareholders tender their Shares in the Offer. The Special Committee reviewed a significant amount of information and considered the following material factors in support of its determination. These factors are not listed in order of importance:
•	the belief of the Special Committee that we would be unable to continue operations without a restructuring of the Senior Debt because of our lack of liquidity and our inability to obtain additional financing from other sources. We were unable to pay our Senior Debt of approximately $226.4 million when it came due in August of 2009, and we remain unable to do so. As a result, in the absence of a restructuring or refinancing we could have to make a Chapter 11 bankruptcy filing;

•	the fact that the Company’s net book value per share was ($1.97) for the three months ended March 31, 2010, ($2.10) for the year ended December 31, 2009, and ($1.37) for the year ended December 31, 2008, and that the Offer Price is substantially in excess of these amounts;

•	the fact that the value of the Company as a going concern is estimated to be negative because the Company’s net debt position is greater than the enterprise values implied by the discounted cash flow analysis performed by Raymond James;

•	liquidation analysis that indicated if a liquidation were to occur, there would be a deficit ranging from ($156.8) million to ($141.8) million with respect to claims of unsecured creditors, and no residual value for payment to Company shareholders;

•	the fact that we had explored strategic and financial alternatives over an extended period of time and the thoroughness of the process for exploring and reviewing these alternatives, including exploration of alternative transactions with other third parties;

•	the historical prices of the Shares and the fact that the Offer amount of $0.67 in cash per share of our common stock represented: (i) a premium of approximately 76.3% over the volume-weighted average price of our common stock during the 30 days preceding the signing of the Restructuring Support Agreement on April 27, 2010; (ii) a premium of approximately 86.1% over the volume-weighted average price of our common stock during the 60 days preceding the signing of the Restructuring Support Agreement; and (iii) a premium of approximately 123.3% over the volume-weighted average price of our common stock during the 90 days preceding the signing of the Restructuring Support Agreement;

•	the fact that the Offer amount of $0.67 per share represents: (i) a premium of approximately 8.1% over the volume-weighted average price of our common stock during the one day prior to the decision of the Special Committee to commence the Offer on June 30, 2010; (ii) a premium of approximately 15.5% over the volume-weighted average price of our common stock during the 30 days prior to June 30, 2010; (iii) a premium of approximately 17.5% over the volume-weighted average price of our common stock during the 60 days prior to June 30, 2010; and (iv) a premium of approximately 34.0% over the volume-weighted average price of our common stock during the 90 days prior to June 30, 2010;

•	the financial analysis and opinion of Raymond James dated April 27, 2010 delivered to the Special Committee as to the fairness, from a financial point of view as of the date of the opinion, to holders of our common stock (other than Highland, the Company and their respective affiliates) of the $0.67 per share in cash to be received by such holders pursuant to the Offer. See Schedule E-1 and E-2 and “Opinion of Raymond James & Associates, Inc.” for more information on the analyses and opinion, including the assumptions made, matters considered and limits of review;

•	the second financial analysis and opinion of Raymond James dated June 30, 2010, delivered to the Special Committee as to the fairness, from a financial point of view as of the date of the opinion, to holders of our common stock (other than Highland, the Company and their respective affiliates) of the $0.67 per share in cash to be received by such holders pursuant to the Offer. See Schedule E-1 and E-2 and “Opinion of Raymond James & Associates, Inc.” for more information on the analyses and opinion, including the assumptions made, matters considered and limits of review;

•	the fact that our operations have been constrained by a lack of liquidity, and the risk that vendors would cease providing services to us because of our debt issues, which would significantly impair our operations;

•	the fact that the Company has not received any firm offers from any unaffiliated person during the past two years for: (i) a merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company’s securities that would enable the holder to exercise control of the Company;

•	the efforts made by the Special Committee and its advisors to obtain greater value than the $0.67 per share provided for in the Offer, and the recognition that there is a substantial risk that shareholders could receive less or nothing at all from a Chapter 11 bankruptcy filing, which was potentially the most likely alternative available to us;

•	the Offer is for all cash, which provides a specific value to our shareholders compared to a transaction pursuant to which shareholders receive stock or other non-cash consideration that could fluctuate in value, or the alternative of trying to continue to operate as a stand-alone company, which might result in a Chapter 11 bankruptcy filing in which the results for our shareholders would be highly uncertain; and

•	shareholders who satisfy certain conditions and do not tender Shares in the Offer have the right to demand appraisal of their Shares in a second-step merger under certain conditions, which are described below under “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”
          The Special Committee also considered a number of countervailing risks and factors concerning the Offer, and the anticipated second-step merger. These countervailing risks and factors included the following:
•	the fact that we will no longer exist as an independent company and our shareholders will be unable to participate in any future earnings, if any, or receive any benefit from any future increase in value of the Company;

•	the fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

•	the fact that the Offer amount of $0.67 in cash per share of our common stock was below the one-day volume-weighted average trading price of our common stock immediately prior April 27, 2010, the date that we signed the Restructuring Support Agreement, in which we agreed to conduct the Offer;

•	the risks and costs to the Company if the Offer is not consummated successfully, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that our officers and employees will have to focus on actions required to complete the Offer, as well as the substantial transaction costs that we will incur for the Offer, even if it is not consummated; and

•	the fact that the Offer is not structured so that approval of at least a majority of unaffiliated security holders is strictly required (because the Company can waive the 90% Condition with the consent of Highland).
          In addition, the Special Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the Offer and the anticipated second-step merger to our unaffiliated shareholders and to permit the Special Committee to represent effectively the interests of our unaffiliated shareholders. These procedural safeguards include the following, which are not listed in any relative order of importance:
•	the fact that the Special Committee is comprised of four directors who are not affiliated with Highland and who are not employees of the Company or any of its subsidiaries and the fact that the Special Committee represented solely the interests of our unaffiliated shareholders;

•	the fact that no member of the Special Committee has an interest in the Offer different from that of our unaffiliated shareholders, other than the customary indemnification and director and officer liability insurance coverage to which the members of the Special Committee will be entitled under the terms of the Restructuring Support Agreement;

•	the process undertaken by the Special Committee and our advisors in connection with evaluating third party interest in acquiring the Company, as described above in “Special Factors — Section 7 — Background” including the fact that the Special Committee was free to explore a transaction with any third party, until the execution of the Restructuring Support Agreement on April 27, 2010;

•	the fact that the Special Committee consulted with Raymond James with respect to financial issues and received legal advice from legal counsel; and

•	the fact that the Special Committee, with the assistance of its legal and financial advisors, conducted extensive and strenuous negotiations with Highland and our other senior lenders over the course of a full year and had the authority to reject the terms of the Restructuring Support Agreement.

          The discussion of the information, risks and factors that the Special Committee considered in arriving at its decision to approve the Offer is not intended to be exhaustive, but it includes all material factors considered by the Special Committee. In view of the wide variety of factors and risks considered in connection with its evaluation, the Special Committee did not believe it necessary to, and did not attempt to, rank or quantify the risks and factors, although individual members of the Special Committee may have assigned different weights to the factors and risks in their individual assessments of the Offer. The overall analysis of the factors described above included multiple discussions with and questioning of our Special Committee, management, financial advisors and legal counsel. The Special Committee carefully considered the risks and uncertainties associated with our remaining an independent publicly-traded company. Many of those risks and uncertainties are described in our Annual Report on Form 10-K, with any updates to those risks and uncertainties set forth in our subsequent Quarterly Reports on Form 10-Q.
Position of Highland Regarding Fairness of the Offer
          Under the rules governing “going private” transactions, Highland is required to express its beliefs as to the substantive and procedural fairness of the Offer to the Company’s unaffiliated shareholders. Highland is making the statements included in this subsection solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
          The interests of the unaffiliated stockholders of Highland were represented by the Special Committee, which had the exclusive authority to review, evaluate and negotiate the terms and conditions of the Restructuring Support Agreement on behalf of the Company, with the assistance of the Board of Directors’ independent financial and legal advisors. Accordingly, Highland did not undertake a formal evaluation of the Offer or engage a financial adviser for that purpose. Highland believes that the Restructuring Support Agreement and the Offer are substantively and procedurally fair to the unaffiliated shareholders on the basis of the factors described under “Position of the Special Committee Regarding Fairness of the Offer” and agrees with the analyses and conclusions of the Special Committee, based upon the reasonableness of those analyses and conclusions, which they adopt, and its knowledge of the Company, as well as the factors considered by, and the findings of, the Special Committee with respect to the fairness of the Offer to such unaffiliated shareholders. In addition, Highland considered the fact that the Special Committee received an opinion from Raymond James (although Highland was not a recipient of such opinion) as to the fairness, from a financial point of view as of the date of the opinion, to holders of the Company’s common stock (other than Highland, the Company and their respective affiliates) of the $0.67 per share in cash to be received by such holders pursuant to the self-tender offer. See “Opinion of Raymond James & Associates.”
          The foregoing discussion of the information and factors considered and given weight by Highland in connection with the fairness of the Offer is not intended to be exhaustive but is believed to include all material factors considered by Highland. Highland did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Offer. Highland believes that the foregoing factors provide a reasonable basis for their belief that the Offer is fair to the Company and its unaffiliated stockholders.
4. Opinion of Raymond James & Associates.
April 27, 2010 Opinion
          Pursuant to an engagement letter dated April 27, 2009, as amended, we retained Raymond James as exclusive financial advisor to the Special Committee in connection with the proposed self-tender offer (the “Offer”) under the Restructuring Support Agreement. At the meeting of the Special Committee on April 27, 2010, Raymond James delivered to the Special Committee its opinion that, as of such date and based upon, and subject to, various qualifications and assumptions described with respect to its opinion, the consideration to be received by holders of Company common stock (other than Highland Capital Management, L.P., the Company, and their respective affiliates) in the Offer was fair, from a financial point of view, to such holders.
          The full text of the written opinion of Raymond James, dated April 27, 2010, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Schedule E-1 hereto. Raymond James’s opinion, which is addressed to the Special Committee, is directed only to the fairness, from a financial point of view, to the holders of Company common stock (other than Highland Capital Management, L.P., the Company, and their respective affiliates), of the consideration to be received in the proposed Offer by such holders. Raymond James expressed no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the Offer or any of the other transactions contemplated by the Restructuring Support Agreement. Without limiting the foregoing, Raymond James’s opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Restructuring Support Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Restructuring Support Agreement) or any other transaction contemplated by the Restructuring Support Agreement, other than the Offer. Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee to approve or consummate the Offer or any of the other transactions described in the Restructuring Support Agreement. Raymond James’s opinion does not constitute a recommendation to the Special Committee or any holder of the Company’s common stock or any other person regarding whether to tender their shares in the proposed Offer or otherwise how to act with respect to any of the transactions described in the Restructuring Support Agreement or any other matter. Raymond James expressed no opinion as to the trading price of the Company’s common stock at any time. Raymond James did not consider, and its opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the Offer or the other transactions described in the Restructuring Support Agreement to Company securities holders, creditors, directors, officers, employees, or others. Raymond James’s opinion was authorized for issuance by the Fairness Opinion Committee of Raymond James. The summary of the opinion of Raymond James set forth herein is qualified in its entirety by reference to the full text of such opinion. Holders of Company common stock are urged to read this opinion in its entirety.
In arriving at its opinion, Raymond James, among other things:
•	reviewed the financial terms and conditions as stated in the April 27, 2010 draft of the Restructuring Support Agreement;

•	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009;

•	reviewed certain other publicly available information on the Company;

•	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;

•	reviewed the historical stock price and trading activity for the shares of the Company’s common stock;

•	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

•	discussed with senior management of the Company certain information related to the aforementioned;

•	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

•	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses that Raymond James deemed to be sufficiently similar to those of the Company; and

•	considered such other quantitative and qualitative factors that Raymond James deemed to be relevant to its evaluation.
          Raymond James did not assume responsibility for independent verification of, and did not independently verify, any information, whether furnished to it by the Company, or any other party on its behalf, or otherwise reviewed by Raymond James, in connection with the rendering of its opinion. For purposes of its opinion, Raymond James assumed and relied upon, with permission from the Special Committee, the accuracy and completeness of all such information. Raymond James did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by Raymond James, Raymond James assumed, with permission from the Special Committee, that such forecasts, estimates and values had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. Raymond James also relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. With the consent of the Special Committee, Raymond James also assumed that, absent the transactions contemplated by the Restructuring Support Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of the Company’s common stock would receive for their shares would be highly uncertain. Raymond James also assumed that AHP Nevada and its securities are identical to the Company and its securities at all relevant times and in all respects material to its opinion. Raymond James did not evaluate or receive any evaluations of the solvency or fair value of the Company, AHP Nevada, or any other person under any laws relating to bankruptcy, insolvency or similar matters.
          In rendering its opinion, Raymond James assumed that the final form of the Restructuring Support Agreement would be substantially similar to the draft that it reviewed, and that the Offer will be consummated in a manner substantially equivalent to the manner in which it was described in the Restructuring Support Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely affect the consideration to be paid to stockholders. Raymond James does not have legal, regulatory or tax expertise and has relied on the assessments made by advisors to the Company with respect to such issues.
          Raymond James’s opinion is necessarily based on economic, market, and other conditions and the information made available to Raymond James as of April 27, 2010. It should be understood that subsequent developments could affect Raymond James’s opinion and that Raymond James does not have any obligation to reaffirm its opinion.
Summary of Financial Analyses Conducted by Raymond James for April 27, 2010 Opinion
          The following is a summary of the material financial analyses underlying Raymond James’s opinion, dated April 27, 2010, delivered to the Special Committee in connection with the Offer at a meeting of the Special Committee on April 27, 2010. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Raymond James or by the Special Committee. Considering such data without considering the full narrative description of the financial analyses could create a misleading or incomplete view of Raymond James’s financial analyses.
          In arriving at its opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
          The following summarizes the material financial analyses presented by Raymond James to the Special Committee at its meeting on April 27, 2010 and considered by Raymond James in rendering its opinion. The description below explains Raymond James’s methodology for evaluating the fairness, from a financial point of view, of the consideration to be received in the proposed Offer. No company or transaction used in the analyses described below was deemed to be directly comparable to the Company or the Offer, and the summary set forth below does not purport to be a complete description of the analyses or data presented by Raymond James.

          Historical Stock Trading Analysis
          Raymond James analyzed the performance of Company common stock between April 27, 2009 and April 27, 2010. During this period, Company common stock achieved a closing price high of $0.82 and a closing price low of $0.10. The results of the historical trading analysis analysis are summarized below.

		Implied
	Price	Premium
Offer consideration	$0.67	—
One-day volume-weighted average price[1] (“VWAP”)	$0.78	(14.1%)
30-day VWAP	$0.38	76.3%
60-day VWAP	$0.36	86.1%
90-day VWAP	$0.30	123.3%
          Raymond James also presented a stock price histogram, for the trailing twelve-month and six-month periods, illustrating that more than 85% of the trading activity in Company common stock during the twelve months and six months periods prior to the date of their opinion occurred at prices below the per share Offer consideration of $0.67.
          Selected Public Companies Analysis
          Raymond James compared certain operating, financial, trading, and valuation information for the Company to certain publicly available operating, financial, trading, and valuation information for two selected companies, each of which Raymond James believes to have a business model reasonably similar, in whole or in part, to that of the Company. These selected companies are:
•	Rotech Healthcare Inc.; and

•	Lincare Holdings Inc.
          For each of the selected companies, Raymond James analyzed the multiples of enterprise value (calculated as the sum of the value of common equity on a fully diluted basis and the value of net debt) divided by (i) actual or projected revenue and (ii) actual or projected earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) (adjusted for non-recurring income and expenses), for the most recently available twelve month period and years ending December 31, 2010 and 2011. Raymond James also analyzed the multiples of equity value per share divided by the actual or projected diluted earnings per share (“EPS”) (adjusted for non-recurring income and expenses) for the most recently available twelve month period and years ending December 31, 2010 and 2011.
          Raymond James reviewed the relative valuation multiples of the selected companies and compared them to corresponding trading multiples for the Company on April 27, 2010. The results of the selected public companies analysis are summarized below:

Company
Multiple	(at April 27, 2010)	Mean	Median

Enterprise Value/Revenue:
Trailing Twelve Months (“TTM”), most recently available	0.9x	1.7x	1.7x
CY2010	0.9x	2.1x	2.1x
CY2011	0.9x	1.9x	1.9x
Enterprise Value/EBITDA:
TTM, most recently available	6.7x	7.4x	7.4x

[1]	Volume weighted average price is the ratio of the value traded to total volume traded over a particular time horizon.

Company
Multiple	(at April 27, 2010)	Mean	Median

CY2010	5.7x	8.0x	8.0x
CY2011	5.2x	7.3x	7.3x
Price/EPS:
TTM, most recently available	nmf	20.8x	20.8x
CY2010	nmf	17.3x	17.3x
CY2011	nmf	15.0x	15.0x
          Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue, EBITDA, and EPS metrics, using Company management projections to determine a range of implied Company enterprise values. After adjusting for the Company’s capitalization, Raymond James reviewed the range of per share prices implied by this analysis as of April 27, 2010 and compared them to the Offer price of $0.67 per share for the Company. The results of the selected public companies analysis are summarized below:

Equity Value per Share	Offer Price	Mean	Median

Enterprise Value/Revenue:
TTM, most recently available	$0.67	$10.36	$10.36
CY2009	$0.67	$17.11	$17.11
CY2010	$0.67	$15.45	$15.45
Enterprise Value/EBITDA:
TTM, most recently available	$0.67	$1.75	$1.75
CY2009	$0.67	$5.55	$5.55
CY2010	$0.67	$5.56	$5.56
Price/EPS:
TTM, most recently available	$0.67	nmf	nmf
CY2009	$0.67	nmf	nmf
CY2010	$0.67	nmf	nmf
          No company utilized in the selected companies analysis is identical to the Company, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the companies to which the Company is being compared.
          Selected Transactions Analysis
          Raymond James derived a range of potential values for the Company relative to select mergers and acquisitions involving companies that Raymond James believed to have similar business models, in whole or in part, to that of the Company and that were announced and completed between January 1, 2006 and April 27, 2010. The selected transactions considered were:
•	The Blackstone Group’s acquisition of Apria Healthcare Group, Inc., closed in October 2008;

•	Teijin Ltd.’s acquisition of Pacific Pulmonary Services Corp., closed in June 2008; and

•	Lincare Holdings Inc.’s acquisition of Pediatric Services of America’s Respiratory Therapy, Equipment and Services business, closed in November 2006.
          Raymond James examined valuation multiples of transaction enterprise value compared to the revenue and EBITDA (adjusted for non-recurring income and expenses) of the target companies, in each case for the reported twelve month period prior to announcement of the transaction, where such information was publicly available. Raymond James reviewed the relative valuation multiples of the selected transactions and compared them to corresponding multiples for the Company as of April 27, 2010. The results of the selected transactions analysis are summarized below:

Company
Multiple	(Implied by Offer Price)	Mean	Median

Enterprise Value/Trailing Twelve Months:
Revenue	0.9x	0.8x	0.9x
EBITDA	6.8x	5.3x	5.3x
          Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue and EBITDA metrics to determine a range of implied Company enterprise values. However, after adjusting for our capitalization, this analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.
          No transaction utilized in the selected transactions analysis is identical to the proposed Offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the Company’s financial and operating characteristics and other factors that would affect the selected transactions to which the Company is being compared.
          Premiums Paid Analysis
          Raymond James analyzed the premiums paid in all-cash acquisitions for 73 U.S. publicly traded companies with transaction enterprise values between $100 and $500 million that were announced and completed between September 1, 2007 and April 27, 2010.
          Raymond James’s analysis examined the one-, five-, thirty-, sixty- and ninety-day implied premiums paid in such transactions. The implied premiums in this analysis were calculated by comparing the publicly disclosed transaction price to the target company’s stock price on the date one-, five-, thirty-, sixty- and ninety-days prior to the announcement of each of the applicable transactions as summarized below:

	Company
	(Implied by
Premiums Paid	Offer Price)	Mean	Median	Low	High

One-day premium	(8.2%)	64.2%	44.7%	(9.5)%	309.4%
Five-day premium	109.4%	64.6%	48.8%	(4.9)%	288.9%
30-day premium	235.0%	60.8%	42.3%	(10.7)%	302.3%
60-day premium	318.8%	52.6%	43.7%	(63.1)%	332.1%
90-day premium	570.0%	43.4%	35.8%	(77.0)%	192.9%
          The implied price per share range for the Company shown in the table below was calculated with the above transaction premiums using the closing prices of Company common stock on the relevant dates.

Premiums Paid	Offer Price	Mean	Median

One-day premium	$0.67	$1.20	$1.06
Five-day premium	$0.67	$0.53	$0.48
30-day premium	$0.67	$0.32	$0.28
60-day premium	$0.67	$0.24	$0.23
90-day premium	$0.67	$0.14	$0.14

          No transaction utilized in the premiums paid analysis is identical to the Offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the acquisition value of companies to which the Company is being compared.
          Discounted Cash Flow Analysis
          Raymond James analyzed the discounted present value of our projected free cash flows for the years ending December 31, 2010 through 2014 on a standalone basis. Raymond James used free cash flows, defined as earnings after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.
          The discounted cash flow analysis was based on projections of our financial performance that our management provided to Raymond James. Raymond James used a range of exit valuation multiples from 4.5x to 6.0x to derive a range of terminal values for us in 2014.
          The projected free cash flows and terminal values were discounted using rates ranging from 20.0% to 30.0%, which reflected Raymond James’s estimate of our cost of capital given the default under our existing debt structure since August 2009. The resulting range of present equity values was divided by the number of diluted shares outstanding in order to arrive at a range of present values per share. The results of the analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.
          Liquidation Analysis
          Raymond James performed a liquidation analysis utilizing estimates provided by our management of values that could be achieved if the assets of the Company were sold in an orderly fashion over a period of time in bankruptcy. As is customary for this type of analysis, it is based on numerous assumptions and estimates made by our management rather than independent third-party appraisals. Accordingly, there can be no assurance that the values implied by the liquidation analysis of the Company would be realized if a liquidation were conducted, and actual results and proceeds could vary materially from those implied by the liquidation analysis shown below.
          Raymond James considered the Company’s current financial position, including the Company’s restricted and unrestricted cash, receivables, inventories, prepaid expenses and other current assets, property and equipment, and investments in joint ventures as further described below, and the proceeds which could be recovered in a bankruptcy sale, as provided by our management. The estimated proceeds would then be utilized to pay the total amount of secured, administrative and priority claims, with remaining residual amounts, if any, to be available to unsecured creditors.
          The liquidation analysis was based on projected March 31, 2010 carrying values provided by our management. The liquidation analysis implied that if a liquidation were to occur, there would be a deficit ranging from ($156.8) million to ($141.8) million with respect to claims of unsecured creditors, and no residual value for payment to Company shareholders. As a result, there would be no recovery in any liquidation scenario for the Company’s shareholders after paying secured creditors.
          Additional Considerations
          The foregoing summary describes all analyses and quantitative factors that Raymond James deemed material in its April 27, 2010 presentation to the Special Committee, but is not a comprehensive description of all analyses performed and factors considered by Raymond James in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
          The analyses are not appraisals nor do they necessarily reflect the prices at which assets or securities actually may be sold. In performing its analyses, Raymond James made, and was provided by our management with, numerous assumptions with respect to industry performance, general business, economic, and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James, particularly those based on projections or estimates, are not necessarily indicative of actual values, trading values, or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses at the time of the opinion delivery. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its advisors, none of the Company, Raymond James or any other person assumes responsibility if future results or actual values are materially different from these projections, estimates, or assumptions. All such analyses were prepared solely as a part of Raymond James’s analysis of the fairness, from a financial point of view, to the holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates), of the consideration to be received in the proposed Offer by such holders. Raymond James’s opinion is directed to the Special Committee and is intended for its use in considering the Offer. The opinion of Raymond James was one of many factors taken into consideration by the Special Committee in making its determination to approve the Offer. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Special Committee, our Board of Directors or management with respect to the value of the Company. We placed no limits on the scope of the analysis performed by Raymond James, other than as described above.
June 30, 2010 Opinion
          At the meeting of the Special Committee on June 30, 2010, Raymond James delivered to the Special Committee its opinion that, as of such date and based upon, and subject to, various qualifications and assumptions described with respect to its opinion, the consideration to be received by holders of Company common stock (other than Highland and the Company and their respective affiliates) in the offer was fair, from a financial point of view, to such holders.
          The full text of the written opinion of Raymond James, dated June 30, 2010, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Schedule E-2 hereto. Raymond James’s opinion, which is addressed to the Special Committee, is directed only to the fairness, from a financial point of view, to the holders of Company common stock (other than Highland and the Company and their respective affiliates), of the consideration to be received in the proposed offer by such holders. Raymond James expressed no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the offer or any of the other transactions contemplated by the Restructuring Support Agreement. Without limiting the foregoing, Raymond James’s opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Restructuring Support Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Restructuring Support Agreement) or any other transaction contemplated by the Restructuring Support Agreement, other than the offer. Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee to approve or consummate the offer or any of the other transactions described in the Restructuring Support Agreement. Raymond James’s opinion does not constitute a recommendation to the Special Committee or any holder of the Company’s common stock common stock or any other person regarding whether to tender their shares in the proposed offer or otherwise how to act with respect to any of the transactions described in the Restructuring Support Agreement or any other matter. Raymond James expressed no opinion as to the trading price of the Company’s common stock at any time. Raymond James did not consider, and its opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the offer or the other transactions described in the Restructuring Support Agreement to Company securities holders, creditors, directors, officers, employees, or others. Raymond James’s opinion was authorized for issuance by the Fairness Opinion Committee of Raymond James. The summary of the opinion of Raymond James set forth herein is qualified in its entirety by reference to the full text of such opinion. Holders of Company common stock are urged to read this opinion in its entirety. References to the Company in this summary of Raymond James’ opinion include, where applicable, American HomePatient, Inc., a Delaware corporation and the predecessor to the Company (referred to as the “Predecessor Company”).
          In arriving at its opinion, Raymond James, among other things:
•	reviewed the financial terms and conditions as stated in the Restructuring Support Agreement;

•	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009, and Form 10-Q for the fiscal quarter ended March 31, 2010;
•	reviewed certain other publicly available information on the Company;

•	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;

•	reviewed the historical stock price and trading activity for the shares of the Company’s common stock;

•	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

•	discussed with senior management of the Company certain information related to the aforementioned;

•	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

•	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses that Raymond James deemed to be sufficiently similar to those of the Company; and

•	considered such other quantitative and qualitative factors that Raymond James deemed to be relevant to its evaluation.
          Raymond James did not assume responsibility for independent verification of, and did not independently verify, any information, whether furnished to it by the Company, or any other party on its behalf, or otherwise reviewed by Raymond James, in connection with the rendering of its opinion. For purposes of its opinion, Raymond James assumed and relied upon, with permission from the Special Committee, the accuracy and completeness of all such information. Raymond James did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by Raymond James, Raymond James assumed, with permission from the Special Committee, that such forecasts, estimates and values had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. Raymond James also relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. With the consent of the Special Committee, Raymond James also assumed that, absent the transactions contemplated by the Restructuring Support Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of the Company’s common stock would receive for their shares would be highly uncertain. Raymond James also assumed that the Company and its securities are identical to the Predecessor Company and its securities at all relevant times and in all respects material to its opinion. Raymond James did not evaluate or receive any evaluations of the solvency or fair value of the Company, the Predecessor Company, or any other person under any laws relating to bankruptcy, insolvency or similar matters.
          In rendering its opinion, Raymond James assumed that the Offer will be consummated in a manner substantially equivalent to the manner in which it was described in the Restructuring Support Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely affect the consideration to be paid to stockholders. Raymond James does not have legal, regulatory or tax expertise and has relied on the assessments made by advisors to the Company with respect to such issues.

          Raymond James’s opinion is necessarily based on economic, market, and other conditions and the information made available to Raymond James as of June 30, 2010. It should be understood that subsequent developments could affect Raymond James’s opinion and that Raymond James does not have any obligation to reaffirm its opinion.
Summary of Financial Analyses Conducted by Raymond James for June 30, 2010 Opinion
          The following is a summary of the material financial analyses underlying Raymond James’s opinion, dated June 30, 2010, delivered to the Special Committee in connection with the Offer at a meeting of the Special Committee on June 30, 2010. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Raymond James or by the Special Committee. Considering such data without considering the full narrative description of the financial analyses could create a misleading or incomplete view of Raymond James’s financial analyses.
          In arriving at its opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
          The following summarizes the material financial analyses presented by Raymond James to the Special Committee at its meeting on June 30, 2010 and considered by Raymond James in rendering its opinion. The description below explains Raymond James’s methodology for evaluating the fairness, from a financial point of view, of the consideration to be received in the proposed offer. No company or transaction used in the analyses described below was deemed to be directly comparable to the Company or the offer, and the summary set forth below does not purport to be a complete description of the analyses or data presented by Raymond James.
          Historical Stock Trading Analysis
          Raymond James analyzed the performance of Company common stock between April 27, 2009 and June 30, 2010. During this period, Company common stock achieved a closing price high of $0.82 and a closing price low of $0.10. The results of the historical trading analysis are summarized below.

		Implied
	Price	Premium
Offer consideration	$0.67	—
One-day volume-weighted average price[2] (“VWAP”)	$0.62	8.1%
30-day VWAP	$0.58	15.5%
60-day VWAP	$0.57	17.5%
90-day VWAP	$0.50	34.0%
          Raymond James also presented a stock price histogram, for the trailing twelve-month and six-month periods, illustrating that more than 96% of the trading activity in Company common stock during the twelve months and six months periods prior to the date of their opinion occurred at prices below the per share offer consideration of $0.67.
          Selected Public Companies Analysis
          Raymond James compared certain operating, financial, trading, and valuation information for the Company to certain publicly available operating, financial, trading, and valuation information for two selected companies, each of which Raymond James believes to have a business model reasonably similar, in whole or in part, to that of the Company. These selected companies are:

[2]	Volume weighted average price is the ratio of the value traded to total volume traded over a particular time horizon.

•	Rotech Healthcare Inc.; and

•	Lincare Holdings Inc.
          For each of the selected companies, Raymond James analyzed the multiples of enterprise value (calculated as the sum of the value of common equity on a fully diluted basis and the value of net debt) divided by (i) actual or projected revenue and (ii) actual or projected earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) (adjusted for non-recurring income and expenses), for the most recently available twelve month period and years ending December 31, 2010 and 2011. Raymond James also analyzed the multiples of equity value per share divided by the actual or projected diluted earnings per share (“EPS”) (adjusted for non-recurring income and expenses) for the most recently available twelve month period and years ending December 31, 2010 and 2011.
          Raymond James reviewed the relative valuation multiples of the selected companies and compared them to corresponding trading multiples for the Company on June 30, 2010. The results of the selected public companies analysis are summarized below:

	Company
Multiple	(at June 30, 2010)		Mean		Median

Enterprise Value/Revenue:
Trailing Twelve Months (“TTM”), most recently available	0.9	x	1.7	x	1.7	x
CY2010	0.9	x	2.2	x	2.2	x
CY2011	0.9	x	2.0	x	2.0	x
Enterprise Value/EBITDA:
TTM, most recently available	6.5	x	7.4	x	7.4	x
CY2010	5.6	x	8.1	x	8.1	x
CY2011	5.1	x	7.0	x	7.0	x
Price/EPS:
TTM, most recently available	nmf		21.0	x	21.0	x
CY2010	nmf		17.4	x	17.4	x
CY2011	nmf		15.1	x	15.1	x
          Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue, EBITDA, and EPS metrics, using Company management projections to determine a range of implied Company enterprise values. After adjusting for the Company’s capitalization, Raymond James reviewed the range of per share prices implied by this analysis as of June 30, 2010 and compared them to the offer price of $0.67 per share for the Company. The results of the selected public companies analysis are summarized below:

Equity Value per Share	Offer Price	Mean	Median

Enterprise Value/Revenue:
TTM, most recently available	$0.67	$10.81	$10.81
CY2010	$0.67	$18.16	$18.16
CY2011	$0.67	$16.51	$16.51
Enterprise Value/EBITDA:
TTM, most recently available	$0.67	$2.58	$2.58
CY2010	$0.67	$6.51	$6.51
CY2011	$0.67	$6.32	$6.32
Price/EPS:
TTM, most recently available	$0.67	nmf	nmf
CY2010	$0.67	nmf	nmf
CY2011	$0.67	nmf	nmf
          No company utilized in the selected companies analysis is identical to the Company, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the companies to which the Company is being compared.
          Selected Transactions Analysis
          Raymond James derived a range of potential values for the Company relative to select mergers and acquisitions involving companies that Raymond James believed to have similar business models, in whole or in part, to that of the Company and that were announced and completed between January 1, 2006 and June 30, 2010. The selected transactions considered were:
•	The Blackstone Group’s acquisition of Apria Healthcare Group, Inc., closed in October 2008;

•	Teijin Ltd.’s acquisition of Pacific Pulmonary Services Corp., closed in June 2008; and

•	Lincare Holdings Inc.’s acquisition of Pediatric Services of America’s Respiratory Therapy, Equipment and Services business, closed in November 2006.
          Raymond James examined valuation multiples of transaction enterprise value compared to the revenue and EBITDA (adjusted for non-recurring income and expenses) of the target companies, in each case for the reported twelve month period prior to announcement of the transaction, where such information was publicly available. Raymond James reviewed the relative valuation multiples of the selected transactions and compared them to corresponding multiples for the Company as of June 30, 2010. The results of the selected transactions analysis are summarized below:

Company
Multiple	(Implied by Offer Price)	Mean	Median

Enterprise Value/Trailing Twelve Months:
Revenue	0.9x	0.8x	0.9x
EBITDA	6.8x	5.3x	5.3x
          Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue and EBITDA metrics to determine a range of implied Company enterprise values. However, after adjusting for our capitalization, this analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.
          No transaction utilized in the selected transactions analysis is identical to the proposed offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the Company’s financial and operating characteristics and other factors that would affect the selected transactions to which the Company is being compared.
          Premiums Paid Analysis
          Raymond James analyzed the premiums paid in all-cash acquisitions for 79 U.S. publicly traded companies with transaction enterprise values between $100 and $500 million that were announced and completed between September 1, 2007 and June 30, 2010.
          Raymond James’s analysis examined the one-, five-, thirty-, sixty- and ninety-day implied premiums paid in such transactions. The implied premiums in this analysis were calculated by comparing the publicly disclosed transaction price to the target company’s stock price on the date one-, five-, thirty-, sixty- and ninety-days prior to the announcement of each of the applicable transactions as summarized below:

	Company
	(Implied by
Premiums Paid	Offer Price)	Mean	Median	Low	High

One-day premium	(8.2%)	62.2%	41.4%	(9.5)%	309.4%
Five-day premium	109.4%	63.0%	47.9%	(4.9)%	288.9%
30-day premium	235.0%	59.8%	42.3%	(10.7)%	302.3%
60-day premium	318.8%	52.2%	43.7%	(63.1)%	332.1%
90-day premium	570.0%	44.2%	37.0%	(77.0)%	192.9%
          The implied price per share range for the Company shown in the table below was calculated with the above transaction premiums using the closing prices of Company common stock on the relevant dates.

Premiums Paid	Offer Price	Mean	Median

One-day premium	$0.67	$1.18	$1.03
Five-day premium	$0.67	$0.52	$0.47
30-day premium	$0.67	$0.32	$0.28
60-day premium	$0.67	$0.24	$0.23
90-day premium	$0.67	$0.14	$0.14
          No transaction utilized in the premiums paid analysis is identical to the offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the acquisition value of companies to which the Company is being compared.
          Discounted Cash Flow Analysis
          Raymond James analyzed the discounted present value of our projected free cash flows for the years ending December 31, 2010 through 2014 on a standalone basis. Raymond James used free cash flows, defined as earnings after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.
          The discounted cash flow analysis was based on projections of our financial performance that our management provided to Raymond James. Raymond James used a range of exit valuation multiples from 4.5x to 6.0x to derive a range of terminal values for us in 2014.
          The projected free cash flows and terminal values were discounted using rates ranging from 20.0% to 30.0%, which reflected Raymond James’s estimate of our cost of capital given the default under our existing debt structure since August 2009. The resulting range of present equity values was divided by the number of diluted shares outstanding in order to arrive at a range of present values per share. Other than a $0.20 equity value per share implied by application of the highest exit valuation multiple and the lowest discount rate, the results of the analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.
          Liquidation Analysis
          Raymond James performed a liquidation analysis utilizing estimates provided by our management of values that could be achieved if the assets of the Company were sold in an orderly fashion over a period of time in bankruptcy. As is customary for this type of analysis, it is based on numerous assumptions and estimates made by our management rather than independent third-party appraisals. Accordingly, there can be no assurance that the values implied by the liquidation analysis of the Company would be realized if a liquidation were conducted, and actual results and proceeds could vary materially from those implied by the liquidation analysis shown below.
          Raymond James considered the Company’s current financial position, including the Company’s restricted and unrestricted cash, receivables, inventories, prepaid expenses and other current assets, property and equipment, and investments in joint ventures as further described below, and the proceeds which could be recovered in a bankruptcy sale, as provided by our management. The estimated proceeds would then be utilized to pay the total amount of secured, administrative and priority claims, with remaining residual amounts, if any, to be available to unsecured creditors.
          The liquidation analysis was based on May 31, 2010 carrying values provided by our management. The liquidation analysis implied that if a liquidation were to occur, there would be a deficit ranging from ($146.2) million to ($131.8) million with respect to claims of unsecured creditors, and no residual value for payment to Company shareholders. As a result, there would be no recovery in any liquidation scenario for the Company’s shareholders after paying secured creditors.
          Additional Considerations
          The foregoing summary describes all analyses and quantitative factors that Raymond James deemed material in its presentation to the Special Committee, but is not a comprehensive description of all analyses performed and factors considered by Raymond James in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
          The analyses are not appraisals nor do they necessarily reflect the prices at which assets or securities actually may be sold. In performing its analyses, Raymond James made, and was provided by our management with, numerous assumptions with respect to industry performance, general business, economic, and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James, particularly those based on projections or estimates, are not necessarily indicative of actual values, trading values, or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses at the time of the opinion delivery. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its advisors, none of the Company, Raymond James or any other person assumes responsibility if future results or actual values are materially different from these projections, estimates, or assumptions. All such analyses were prepared solely as a part of Raymond James’s analysis of the fairness, from a financial point of view, to the holders of Company common stock (other than Highland and the Company and their respective affiliates), of the consideration to be received in the proposed offer by such holders. Raymond James’s opinion is directed to the Special Committee and was intended for its use in considering the offer. The opinion of Raymond James was one of many factors taken into consideration by the Special Committee in making its determination to approve the offer. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Special Committee, our Board of Directors or management with respect to the value of the Company. We placed no limits on the scope of the analysis performed by Raymond James, other than as described above.
          The Special Committee selected Raymond James as financial advisor in connection with the offer based on Raymond James’s qualifications, expertise, reputation, and experience in mergers and acquisitions. Upon engagement of Raymond James, we paid Raymond James a customary retainer. For services rendered in connection with the delivery of its opinion, we paid Raymond James a customary investment banking fee upon delivery of its opinion. We also paid Raymond James a customary investment banking fee upon delivery of its April 27, 2010 opinion. Raymond James also has been engaged to render financial advisory services to the Special Committee and will receive a separate customary fee for such services; such fee is contingent upon consummation of the offer. We also agreed to reimburse Raymond James for expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

          Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Other Reports by Raymond James
          On May 28, 2009, Raymond James presented to the Special Committee preliminary materials, which included an analysis of two scenarios. The first was a cash-out transaction through which the Company would offer to repurchase shares held by persons other than affiliates of the Company. Raymond James analyzed this scenario over a range of premiums to the trading price at that time of the Company’s common stock. The second scenario was a debt-for-equity recapitalization. Raymond James analyzed this scenario through among other things, a discounted cash flow analysis that used both the Company’s management’s growth case projections as provided by the Company and, for illustrative purposes, an alternate lower growth case set of projections based on the Company’s management’s growth case projections with adjustments based on Raymond James’ discussions with the Company’s management.
          On June 5, 2009, Raymond James presented to the Special Committee a revised set of preliminary materials, including an analysis of the cash-out repurchase transaction over a range of share prices and an analysis of the debt-for-equity recapitalization transaction, assuming per Company management conversion of 10.0% of the Company’s outstanding debt into equity at an exchange price of $0.67 cents per share.
          On June 30, 2009, Raymond James delivered a revised set of preliminary materials to H3GM for distribution to the Special Committee, including a revised analysis of the cash-out repurchase transaction that incorporated an assumption per the Special Committee of $6.5 million of consideration, which equated to an implied transaction price per unaffiliated share of approximately $0.67. Raymond James also provided trading valuations from select home care sector companies and transactions in order to provide the Special Committee with market context.
          None of these other materials prepared by Raymond James constitutes an opinion of Raymond James with respect to the consideration to be paid to shareholders in the Offer or otherwise. The analyses in these other materials were prepared for the use of the Special Committee in its preliminary considerations and were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Among other things, multiples attributable to other companies reviewed as part of one of those analyses changed as those companies’ stock prices changed, and implied transaction multiples and discounted cash flows analyses changed as our financial results (as well as projections made by our management) changed. Raymond James also continued to refine various aspects of its financial analyses over time.
          Copies of these other reports will be made available for inspection and copying at the Company’s principal executive offices located at 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, during regular business hours by any stockholder or stockholder representative who has been so designated in writing.
5. Certain Company Financial Projections.
          The Company does not make, as a matter of course, public forecasts or projections as to future revenues, earnings, or other results. The Company does, however, prepare internal financial projections from time to time as part of its budgeting and planning processes. In March 2010, the Company provided Raymond James & Associates with a set of financial projections for the five year period of 2010 through 2014. Raymond James & Associates utilized these projections in connection with the development of their opinion as to the fairness of the per share tender offer price of $0.67. In June 2010, an updated set of financial projections were provided to Raymond James & Associates in order for them to update their fairness opinion. The updated projections did not materially differ from the original set of projections

          The table below sets forth the material items from the financial projections, as updated in June 2010, associated with the Company’s results of operations. The financial projections were prepared by management of the Company. No assumptions have been made for currently unknown or potential reimbursement reductions. The Company’s 50% owned joint ventures are reflected in the projections as equity investments. These projections were not prepared with a view toward public disclosure and, in addition, were not prepared in conformity with U.S. generally accepted accounting principles.
The projections set forth below assume that the Company will continue as a going concern. The Company’s Senior Debt matured on August 1, 2009, and the Company was unable to repay or refinance it, which has cast doubt on the Company’s ability to continue as a going concern. If the Company is unable to successfully consummate the Offer or negotiate another resolution of its Senior Debt, the Company may make a Chapter 11 bankruptcy filing, in which the outcome for Company shareholders would be highly uncertain. As such, shareholders should be highly cautious in ascribing weight to these projections in deciding whether to tender their Shares.

	2009	2010	2011	2012	2013	2014
(Dollars are presented in Millions)	Actual	Projected	Projected	Projected	Projected	Projected

Revenues	$236.3	$245.1	$253.2	$264.4	$275.6	$287.7

Revenue Growth Over Prior Year		3.7%	3.3%	4.4%	4.2%	4.4%

Gross Margin	$153.7	$161.8	$167.7	$175.4	$183.2	$191.4
% of Revenues	65.0%	66.0%	66.2%	66.3%	66.5%	66.5%

Operating Profit	$6.7	$14.2	$18.0	$21.5	$24.7	$28.1
% of Revenues	2.8%	5.8%	7.1%	8.1%	9.0%	9.8%

Adjusted EBITDA (1)	$32.6	$39.2	$42.7	$46.6	$50.5	$54.8
% of Revenues	13.8%	16.0%	16.9%	17.6%	18.3%	19.0%

(1)	Defined as earnings before interest, taxes, depreciation, and amortization. Excludes debt restructuring expenses and gain on retirement of debt which occurred in April 2010.
          The above projections reflect numerous variables and assumptions that are inherently uncertain and are beyond the control of the Company and its management. In addition, the projections include assumptions related to the execution of certain business strategies and plans, the outcome of which are not certain or assured. Important factors that may affect actual operating performance and cause actual results to differ from projected results include changes in general economic conditions, changes in market conditions, changes in government regulation, the potential impact of reductions in Medicare, Medicaid, and other third-party payor reimbursement rates and the Company’s ability to mitigate the negative financial impact of those reductions, the potential impact of future healthcare legislation, the Company’s ability to successfully execute various revenue growth strategies and operating cost reduction strategies, the Company’s ability to successfully compete in the markets in which it operates, and the Company’s ability to retain and obtain profitable managed care contracts.
6. Effects of the Offer.
          The purpose of the Offer is to redeem as many Shares as possible from shareholders other than Highland in order to concentrate Highland’s percentage ownership in the Company as a first step in the Company becoming 100% owned by Highland. Following the consummation of the Offer, Highland has agreed to consummate, unless it is not lawful to do so, a second-step merger in which all Shares held by shareholders other than Highland would be converted into the right to receive cash equal to the same price per Share as was paid in the Offer, without interest (subject to appraisal rights for those shareholders that properly perfect and exercise such rights under Nevada Law). Under Nevada Law, if Highland owns 90% or more of the outstanding Shares, it would be able to effect a second-step merger under Nevada Law without a vote of, or prior notice to, the Company’s other shareholders.
          If, upon final expiration of the Offer, the 90% Condition has not been met, we will either elect not to consummate the Offer or, with the prior written consent of Highland, waive the 90% Condition and acquire the tendered Shares. If the 90% Condition is met or waived and we acquire the tendered Shares, Highland is obligated to structure a merger, whether long-form or short-form, in which all remaining public shareholders would receive the same price per Share as was paid in the Offer.
          Shares we acquire pursuant to the Offer will be retained as treasury shares by us (unless and until our Board of Directors determines to retire or reissue such Shares). Such Shares will be held in treasury with the status of authorized Shares and will be available for us to reissue without further shareholder action for all purposes except as prohibited or limited by applicable law. We have no current plans for the reissuance of Shares purchased pursuant to the Offer.
          If a merger between the Company and Highland is consummated (whether it is a short-form merger or a long-form merger), any shareholders at the time of the merger who do not vote in favor of the merger will have the right to receive the “fair value” of their Shares, as determined by a court, by following the procedures required by Nevada Law. See “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”
          As a result of the Offer, Highland’s interest in the Company’s net book value and net earnings (loss) will increase to the extent of the number of Shares the Company acquires and redeems. For example, the Company’s net book value at March 31, 2010 was ($34,698,000) and a net loss was attributable to the Company of ($3,769,000). Since Highland owned 48.0% of the outstanding Shares throughout the first quarter of 2010, Highland’s interest in the Company’s net book value and net loss as of March 31, 2010, would have been approximately ($16,655,040) and a loss of ($1,809,120) respectively.
          Assuming the Offer and the second-step merger are consummated successfully, Highland’s interest in those items would increase to 100%, but would be adjusted by the deduction of the cash needed to complete the Offer and second-step merger. Highland would be entitled to all other benefits (or detriments) resulting from its 100% ownership of the Company, including all income (or loss) generated by the Company’s operations and any future increase (or decrease) in the Company’s value. Upon consummation of the second-step merger, the Company will become a privately-held corporation. Accordingly, former shareholders will not have any right to vote on corporate matters, and will not participate in the earnings and growth of the Company or face the risk of losses generated by the Company’s operations or decline in the value of the Company. We do not expect the Offer and any second-step merger to result in any material U.S. federal income tax consequences to the Company.
7. Conduct of the Company’s Business if the Offer Is Not Consummated.
          If the Offer is not consummated, we will attempt to negotiate with Highland and the other holders of our Senior Debt for an alternative resolution of our Senior Debt default, which could include:
•	Highland purchasing Shares from time to time in the open market or privately negotiated transactions (including to acquire at least 90% of the outstanding Shares so that we could consummate a “short-form” merger under Nevada Law);

•	Highland or the Company making a new tender offer;

•	consummating a merger or other business combination between Highland and the Company, subject to compliance with Nevada Law;

•	recapitalizing the Company, which could include converting debt owed to Highland by the Company into equity;

•	a Chapter 11 bankruptcy filing by the Company; or

•	a combination of two or more of the foregoing.
          No assurance can be given as to the price per share that may be paid in any future acquisition of Company Shares or the effect any of the above-described actions could have on the trading price of the Company’s common stock. The results for the Company’s shareholders if the Company were to file for bankruptcy would be highly uncertain.
8. Dissenters’ Appraisal Rights; Rule 13e-3.
          Dissenters’ Appraisal Rights. No appraisal rights are available to holders of Shares in connection with the Offer. However, if a second-step merger is consummated (whether it is a short-form merger or pursuant to a shareholder vote), pursuant to Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”), shareholders who would be cashed-out in the second-step merger are entitled to dissent and may elect to have the Company purchase pre-merger shares that would be purchased by the Company for $0.67 per share for a cash price that is equal to the “fair value” of such shares instead, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A. The fair value of the shares of any shareholder means the value of such shares immediately before the effectuation of the second-step merger, excluding any appreciation or depreciation in anticipation of the second-step merger, unless exclusion of any appreciation or depreciation would be inequitable. The following paragraphs describe the procedures for a short-form merger. In a long-form merger, shareholders will receive a separate proxy statement that describes dissenters’ rights.
          Sections 300 through 500 of Chapter 92A are set forth in Schedule D hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Schedule D. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.
          Shareholders who have not validly tendered their shares of common stock will be entitled to exercise dissenters’ rights. Shareholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A may have the fair value of their shares determined by the Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the $0.67 per share to be paid in connection with the second-step merger. In addition, shareholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.
          Within 10 days after the effectuation of the second-step merger, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the record shareholders of the Company entitled to dissenters’ rights. The Dissenters’ Rights Notice will set the date by which the Company must receive any demands for payment under Chapter 92A, which will be no less than 30 days nor more than 60 days after the Dissenters’ Rights Notice was delivered (the “Demand Date”), and will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not they acquired beneficial ownership of the shares before that date (the “Certification Date”); (ii) a copy of the provisions of Sections 300 through 500 of Chapter 92A; and (iii) a brief description of the procedures that a shareholder must follow to exercise dissenters’ rights.
          In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you would have to take the following actions prior to the Demand Date: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the Certification Date; and (iii) deliver the certificates representing the dissenting shares to the Company.
          Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the second-step merger. The rate of interest shall be at the average rate currently paid by the Company on its principal bank loans, of if the Company has no bank loans, at a rate that is fair and equitable under all of the circumstances. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2009 and the most recent interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between the Company’s estimate of the fair value of the shares and the shareholder’s estimate of the fair value of the shares; and (v) a copy of Sections 300 through 500 of Chapter 92A. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting shareholder may enforce the dissenter’s rights by commencing an action in Carson City County, Nevada or if the dissenting shareholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.
          If a dissenting shareholder disagrees with the amount of the Company’s payment, the dissenting shareholder may, within 30 days of such payment, (i) notify the Company in writing of the dissenting shareholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting shareholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting shareholder submits a written demand as set forth above and the Company accepts the offer to purchase the shares at the offer price, then the shareholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.
          If a demand for payment remains unsettled, the Company must commence a proceeding in the Carson City County, Nevada district court within 60 days after receiving the demand. If it fails to do so within the 60-day period, the Company must pay each dissenter whose demand remains unsettled the amount demanded. The Company must make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the common stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable, against the Company, if the court finds that (i) the Company did not substantially comply with the requirements of Section 300 through 500 of Chapter 92A, inclusive, or (ii) against either the Company or a dissenting shareholder, in favor of the other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Sections 300 through 500 of Chapter 92A.
          A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a shareholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a shareholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.
          A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand.

          The foregoing discussion is a description of the material provisions with respect to appraisal rights under Nevada Law and is qualified in its entirety by reference to Sections 300 through 500 of Chapter 92A of the Nevada Revised Statutes, the full text of which is set forth in Schedule D hereto. Any shareholder who considers demanding appraisal is advised to consult legal counsel. Failure to comply with the procedures set forth in Chapter 92A of the Nevada Revised Statutes will result in the loss of appraisal rights.
          Appraisal rights cannot be exercised at this time. The information set forth above is for informational purposes only with respect to alternatives available to shareholders if a merger is consummated.
          Shareholders who tender Shares in the Offer will not be entitled to exercise appraisal rights with respect thereto but, rather, will receive the price paid in the Offer therefor.
          Rule 13e-3. Because Highland is an affiliate of the Company, the transactions contemplated herein constitute a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Offer, any subsequent merger that may be effected following the consummation of the Offer and the consideration offered to minority shareholders be filed with the SEC and disclosed to minority shareholders prior to consummation of the Offer and such merger. We have provided such information in this Offer to Purchase and a Rule 13e-3 Transaction Statement on Schedule 13E-3 and the exhibits thereto filed with the SEC. If the purchase of Shares pursuant to the Offer results in fewer than 300 holders of record of Shares, we intend to file a Form 15 to evidence the termination of the Company’s duty to file reports pursuant to Section 15(d) of the Exchange Act as soon after the consummation of the Offer as the requirements for deregistration are met.
9. Transactions and Arrangements Concerning the Shares.
          Except as set forth on Schedule C hereto or otherwise set forth elsewhere in this Offer to Purchase: (a) none of the executive officers or directors of the Company beneficially owns or has a right to acquire any Shares or any other equity securities of the Company; (b) none of the executive officers or directors of the Company hereto has effected any transaction in the Shares or any other equity securities of the Company during the past sixty (60) days; (c) none of the executive officers or directors of the Company has any agreement, arrangement or understanding with any other person with respect to the Shares or any other securities of the Company (including, but not limited to, any agreement, arrangement or understanding concerning the transfer or voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).
          Except as set forth on Schedule C hereto or otherwise set forth elsewhere in this Offer to Purchase: (a) none of Highland or the persons or entities affiliated with Highland and listed in Schedule B hereto or any associate or majority owned subsidiary of Highland or of any of the persons so listed, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company; (b) none of Highland or the persons or entities affiliated with Highland and listed in Schedule B hereto or any associate or majority owned subsidiary of Highland or the persons listed in Schedule B hereto has effected any transaction in the Shares or any other equity securities of the Company during the past sixty (60) days; (c) none of Highland or the persons or entities affiliated with Highland and listed in Schedule B hereto has any agreement, arrangement or understanding with any other person with respect to the Shares or any other securities of the Company (including, but not limited to, any agreement, arrangement or understanding concerning the transfer or voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations); (d) during the two years before the date of this Offer to Purchase, there have been no transactions between Highland, on the one hand, and the Company or any of its executive officers, directors, controlling shareholders or affiliates, on the other hand, that would require reporting under SEC rules and regulations; and (e) during the two years before the date of this Offer to Purchase, there have been no contracts, negotiations or transactions between Highland, on the one hand, and the Company or any of its subsidiaries or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

          Highland and the persons listed in Schedule B hereto will not tender Shares owned by them in the Offer. As of the date hereof, we expect that all executive officers and directors of the Company will tender any Shares owned by them pursuant to the Offer. Any shares tendered pursuant to the Offer by an executive or director of the Company will be subject to the same terms and conditions as those tendered in the Offer by shareholders unaffiliated with the Company. Except for the Special Committee’s recommendation that unaffiliated shareholders tender their Shares in the Offer, none of the Company’s executive officers, directors or affiliates has made any public recommendation as of the date of this Offer to Purchase with respect to the Offer.
10. Accounting Treatment.
          The accounting for the purchase of Shares pursuant to the Offer will result in a reduction of our shareholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding reduction in cash.
11. Interests of Certain Persons in the Offer.
          Financial Interests. The interests of Highland in respect of the Offer and any second-step merger are different from yours because Highland has an interest in the Company acquiring the Shares as inexpensively as possible and you have an interest in selling your Shares for the highest possible price.
          Executive Officers and Directors of the Company. In considering the Offer and any position taken by the Company with respect to the Offer, shareholders of the Company should be aware that certain officers and directors of the Company have interests in connection with the Offer and any second-step merger which may present them with certain actual or potential conflicts of interest.
          Directors. None of the Company’s five directors were nominated by Highland and each of these directors was first elected before Highland first reported beneficial ownership of greater than 5% of the Company’s common stock. Four of these five directors are considered independent as determined by the Board under the rules of NASDAQ, and these four independent directors constitute the Special Committee.
          Stock Options. Certain executive officers of the Company hold stock options that have not vested. Highland has agreed that if the Offer is consummated successfully, the terms of the second-step merger will exchange each outstanding stock option, whether vested or unvested, that is outstanding immediately prior to the second-step merger to be exchanged for an amount of cash equal to the product of (x) the excess, if any, of the Offer Price over the exercise price per Share of such stock option multiplied by (y) the total number of Shares subject to such stock option. The four non-employee directors that constitute our Special Committee also hold stock options, but all of these options are vested. The executive officers and directors listed in the table below would receive in exchange for their outstanding options in a second-step merger the amounts indicated beside each such officer’s or director’s name:

Amount Received in
Officer/Director	Exchange for Options
Joseph F. Furlong, III	$194,850.00
Frank D. Powers	$36,000.00
Stephen L. Clanton	$31,500.00
James P. Reichmann, III	$13,500.00
Robert J. Benson	$11,250.00
W. Wayne Woody	$10,800.00
Henry T. Blackstock	$15,650.00
William C. O’Neil, Jr.	$10,800.00
Donald R. Millard	$36,900.00
          Indemnification and Exculpation under Articles. The Company’s Articles of Incorporation (the “Articles”) require the Company to indemnify its officers and directors to the fullest extent permitted by Nevada

Law, including some instances in which indemnification is otherwise discretionary under Nevada Law, and to advance expenses of defending against claims arising out of an officer’s or director’s service as such, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the person is not entitled to indemnification. The Company believes these provisions are essential to attracting and retaining qualified persons as directors and officers. The Company has also purchased directors and officers liability insurance.
          The Articles also provide that, pursuant to Nevada Law, the Company’s directors shall not be liable for monetary damages for breach of the director’s fiduciary duties to the Company and its shareholders. Each director will continue to be subject to liability for breach of the director’s fiduciary duties to the Company, for acts or omissions involving intentional misconduct, fraud or a knowing violation of law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
          Indemnification and Exculpation under the Restructuring Support Agreement. In the event the Offer is successfully consummated, the Company’s current directors are expected to resign, to be replaced by directors selected by Highland. See “Special Factors — Section 1 — Background” for further details. In such event, the Restructuring Support Agreement requires the Company to continue all rights to exculpation and indemnification (and advancement of expenses relating thereto) in favor of its directors and officers for their service as such for acts or omissions occurring prior to such resignations. The Company is required to continue these rights as they existed as of the date of such resignations for a period of not less than six years following such date. During such six-year period, Highland has agreed that it shall not, and so long as it controls the Company, it shall not permit the Company to, amend or terminate any charter documents, bylaws, or agreements that would adversely affect the Company’s officers or directors with respect to any rights to exculpation, indemnification, or advancement of expenses. In the event Highland desires to enter into a transaction that would result in it no longer having control over the Company, the Restructuring Support Agreement obligates Highland as a condition of entering into such a transaction to require any acquirer of the Company to expressly assume the foregoing obligations.
          The Company is also required to purchase “tail” insurance policies that provide exculpation and indemnification coverage for events occurring prior to the resignation of the Company’s current directors if the Offer is consummated. The tail insurance policy is to have a claims period of six years and, with respect to directors’ and officers’ liability insurance, a coverage amount and scope no less favorable than existing coverage as of the date of such resignations. The foregoing is qualified in that the Company is not required to expend in the aggregate more than $1,331,000 in premium payments to obtain such tail insurance coverage. In the event the carrier providing such tail insurance coverage becomes the subject of insolvency proceedings or a receivership, the Company is obligated to use commercially reasonable efforts to obtain a commercially reasonable substitute policy with the same coverage for the balance of the six year period.
          Employment Agreements with Executive Officers.
          Employment Agreement with Joseph F. Furlong, III. On November 26, 2008, we entered into an amended and restated employment agreement with Mr. Furlong, our CEO. This employment agreement, which was effective as of November 1, 2008, replaced his prior employment agreement dated December 1, 2000, as amended on November 10, 2006 and on December 21, 2007. The amended and restated employment agreement memorialized the terms of the prior employment agreement, as amended, with the addition of the termination provisions described herein and certain clarifying changes.
          The acquisition by Highland of more than 35% of the Company’s Shares in April 2007 created a change in control under Mr. Furlong’s employment agreement, which entitled Mr. Furlong to certain rights under the employment agreement in the event he or the Company terminated his employment for any reason within twelve months following such change in control. Accordingly, we entered into the December 21, 2007 amendment to the employment agreement, resulting in a change in control payment made to Mr. Furlong in 2008, a tax-gross-up payment to Mr. Furlong to pay for the taxes associated with such change in control payment, and a corresponding elimination of any future change in control payments. The December 21, 2007 amendment also required the Company to maintain $1,396,660 in a trust to provide for the Company’s obligation to repurchase Mr. Furlong’s stock options granted prior to January 2, 2008, and all of Mr. Furlong’s stock options outstanding on January 2, 2008 were deemed to be vested.

          Mr. Furlong’s employment agreement provides for an annual base salary of $550,000, subject to adjustment by the board of directors, and an annual incentive award target of 100% of his annual base salary. The employment agreement also requires the Company to reimburse Mr. Furlong for reasonable travel, accommodations, and other expenses incurred by Mr. Furlong in the performance of his duties. For fiscal year 2009, Mr. Furlong’s annual base salary was $550,000. The employment agreement is subject to automatic one-year extensions from its November 1st anniversary date. In the event of Mr. Furlong’s death, his employment agreement provides that all of his unvested stock options will be deemed fully vested.
          Pursuant to his employment agreement, if Mr. Furlong’s employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum payment equal to the sum of 100% of his base salary plus 100% of his target annual incentive award for the year of termination, as well as his pro rata target annual incentive award for the year of termination. Mr. Furlong may also require the Company to repurchase all or a portion of any options granted to him with an aggregate difference between the fair market value of one share of the Company’s common stock on the date of termination and the per share exercise price set forth in the options being redeemed. Additionally, in the event that Mr. Furlong is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Furlong by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
          Under Mr. Furlong’s employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Furlong specifying the event(s) relied upon for such termination, due to Mr. Furlong’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Furlong with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Furlong as a result of a material diminution in Mr. Furlong’s compensation, authority, duties or responsibilities, a material change in the location at which Mr. Furlong is required to perform his duties, or a material breach of the employment agreement by the Company; provided, however, that Mr. Furlong must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
          Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the Company for one year following such termination.
          Employment Agreement with Frank D. Powers. Mr. Powers executed an employment agreement with the Company on April 26, 2005, which, by its terms, was effective February 9, 2005. Under the terms of Mr. Powers’ employment agreement, he receives an annual base salary of $260,000, subject to adjustment by the board, and an annual incentive award target of 80% of his annual base salary. For fiscal year 2009, Mr. Powers’ annual base salary was $325,000. In the event Mr. Powers receives a payment from the Company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the Company will indemnify Mr. Powers for any federal, state or local taxes incurred as a result of that excess parachute payment. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Powers.
          In the event Mr. Powers’ employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Powers’ employment is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Powers by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.

          In the event there is a change in control and the Company terminates Mr. Powers’ employment without cause either in contemplation of or within twelve months following such change in control or Mr. Powers’ employment is terminated due to a constructive discharge within twelve months following such change in control, Mr. Powers will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. Additionally, the Company will continue certain of Mr. Powers’ employee benefits for twenty-four months and any Company matching payments for corporate retirement plans will become fully vested. Under the terms of Mr. Powers’ employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities.
          Under Mr. Powers’ employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Powers specifying the event(s) relied upon for such termination, due to Mr. Powers’ serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Powers with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Powers as a result of a failure of the Company to fulfill its obligations under the agreement in any material respect including any reduction in Mr. Powers’ base salary or other compensation other than reductions applicable to all employees of the Company, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of Mr. Powers’ position; provided, however, that Mr. Powers must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
          Upon termination of employment, Mr. Powers is prohibited from competing with the Company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the Company for two years.
          Employment Agreement with Stephen L. Clanton. Mr. Clanton entered into an employment agreement with the Company effective January 21, 2005. Under the terms of Mr. Clanton’s employment agreement, he receives an annual base salary of $290,000, subject to adjustment by the board, and an annual incentive award target of 50% of his annual base salary. In the event Mr. Clanton receives a payment from the Company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the Company will indemnify Mr. Clanton for any federal, state or local taxes incurred as a result of that excess parachute payment. For fiscal year 2009, Mr. Clanton’s annual base salary was $305,000. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Clanton.
          In the event Mr. Clanton’s employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Clanton is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Clanton by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
          In the event there is a change in control and the Company terminates Mr. Clanton’s employment without cause either in contemplation of or within twelve months following such change in control or Mr. Clanton’s employment is terminated due to a constructive discharge within twelve months following such change in control, Mr. Clanton will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. Additionally, the Company will continue certain of Mr. Clanton’s employee benefits for twenty-four months and any Company matching payments for corporate retirement plans will become fully vested. Under the terms of Mr. Clanton’s employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities.
          Under Mr. Clanton’s employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Clanton specifying the event(s) relied upon for such termination, due to Mr. Clanton’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Clanton with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Clanton as a result of a failure of the Company to fulfill its obligations under the agreement in any material respect including any reduction in Mr. Clanton’s base salary or other compensation other than reductions applicable to all employees of the Company, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of Mr. Clanton’s position; provided, however, that Mr. Clanton must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
          Upon termination of employment, Mr. Clanton is prohibited from competing with the Company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the Company for two years.
          Offer Letter with James P. Reichmann. The Company entered into an offer letter with Mr. Reichmann on June 18, 2007. Under the terms of the offer letter, Mr. Reichmann receives a base salary of $200,000 per year, subject to adjustment by the board, and is eligible to receive annual incentive compensation of up to 40% of his annual base salary. For fiscal year 2009, Mr. Reichmann’s annual base salary was $240,000, and he was eligible to receive annual incentive compensation of up to 50% of this amount.
          The Company can terminate Mr. Reichmann’s employment at any time without stated cause, subject to certain conditions. Under the confidentiality, non-competition and severance pay agreement between the Company and Mr. Reichmann dated June 18, 2007, in the event that Mr. Reichmann is terminated or resigns under certain circumstances in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 150% of his then current base salary, plus 150% of the greater of his annual incentive award for the previous year or his target annual incentive bonus for his first year of employment, in either case pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by eighteen (18). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to eighteen (18) months. Whether or not Mr. Reichmann’s employment is terminated, upon a change in control any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan.
          If Mr. Reichmann’s employment is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to 100% of his then current base salary, plus his annual incentive award for the previous year pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to twelve (12) months. Also, in such a termination any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Reichmann’s agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities, and “cause” is defined as (i) the engagement by Mr. Reichmann in insubordination, malfeasance or misconduct, (ii) a charge or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude brought against Mr. Reichmann, or (iii) a material breach by Mr. Reichmann of his obligations under the agreement.
          Upon termination of employment for any reason Mr. Reichmann is prohibited from competing with the Company for one year.
          Offer Letter with Robert J. Benson. The Company entered into an offer letter with Mr. Benson on April 23, 2008. Under the terms of the offer letter, Mr. Benson receives a base salary of $220,000 per year, subject to adjustment by the board, and is eligible to receive annual incentive compensation of up to 50% of his annual base salary. For fiscal year 2009, Mr. Benson’s annual base salary was $220,000.
          The Company can terminate Mr. Benson’s employment at any time without stated cause, subject to certain conditions. Under the confidentiality, non-competition and severance pay agreement between the Company and Mr. Benson dated April 24, 2009, in the event that Mr. Benson is terminated or resigns under certain circumstances in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. Whether or not Mr. Benson’s employment is terminated, upon a change in control any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan.
          If Mr. Benson’s employment is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. Also, in such a termination any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Benson’s agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities, and “cause” is defined as (i) the engagement by Mr. Benson in insubordination, malfeasance or misconduct, (ii) a charge or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude brought against Mr. Benson, or (iii) a material breach by Mr. Benson of his obligations under the agreement.
          Upon termination of employment for any reason Mr. Benson is prohibited from competing with the Company for one year.
          Potential Severance Payments to Executive Officers. Some of our executive officers have preexisting employment agreements that would entitle them to receive more favorable severance benefits in the event their employment was terminated subsequent to or in conjunction with a change in control (as compared to a termination without cause or constructive discharge not related to a change in control). If the Offer is consummated successfully, a change in control will be deemed to have occurred under the terms of each of the employment agreements. Each of these interests is described below.
          Frank D. Powers. Pursuant to Mr. Powers’ employment agreement, in the event his employment is terminated without cause or he is constructively discharged, but not in conjunction with or within twelve months of a change in control of the Company, Mr. Powers would be entitled to receive a severance payment in an amount equal to his annual base salary in effect at the time of termination.
          In the event there is a change in control of the Company and in conjunction with or within twelve months from the date of such change in control Mr. Powers’ employment is terminated or Mr. Powers is constructively discharged, Mr. Powers would be entitled to receive the sum of (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. In addition, the Company would be required to continue certain of Mr. Powers’ employee benefits for a period of twenty-four months and any Company matching payments for corporate retirement plans would become fully vested.
          At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total cash amount payable under the agreement to Mr. Powers in the event of a termination without cause unrelated to a change in control would be $325,000 while the total cash amount payable in the event of a termination relating to a change in control as described above would be $1,170,000 (not including the value of continuing his employee benefits or vesting of retirement plan matching payments).
          Stephen L. Clanton. Pursuant to Mr. Clanton’s employment agreement, in the event his employment is terminated without cause or he is constructively discharged, but not in conjunction with or within twelve months of a change in control of the Company, Mr. Clanton would be entitled to receive a severance payment in an amount equal to his annual base salary in effect at the time of termination.
          In the event there is a change in control of the Company and in conjunction with or within twelve months from the date of such change in control Mr. Clanton’s employment is terminated or Mr. Clanton is constructively discharged, he would be entitled to receive the sum of (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. In addition, the Company would be required to continue certain of Mr. Clanton’s employee benefits for a period of twenty-four months and any Company matching payments for corporate retirement plans would become fully vested.
          At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total amount payable under the agreement to Mr. Clanton in the event of a termination without cause unrelated to a change in control would be $305,000 while the total amount payable in the event of a termination relating to a change in control as described above would be $915,000 (not including the value of continuing his employee benefits or vesting of retirement plan matching payments).
          James P. Reichmann, III. Pursuant to Mr. Reichmann’s severance pay agreement, if Mr. Reichmann is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to 100% of his then current base salary, plus his annual incentive award for the previous year pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to twelve (12) months.
          In the event that Mr. Reichmann is terminated or Mr. Reichmann resigns following a decision by the Company to reduce his salary without his consent or to require him to relocate somewhere other than the greater Nashville, Tennessee or Atlanta, Georgia areas in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 150% of his then current base salary, plus 150% of the greater of his annual incentive award for the previous year or his target annual incentive bonus for his first year of employment, in either case pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by eighteen (18). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to eighteen (18) months.
          At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Reichmann in the event of a termination, excluding obligations to make COBRA payments, would have been $367,200 if not following a change in control, as compared to $550,800 relating to a change in control as described above.

          Whether or not Mr. Reichmann’s employment is terminated, upon a change in control any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan.
12. Certain U.S. Federal Income Tax Considerations.
          The following is a summary of certain U.S. federal income tax consequences to holders of Shares whose Shares are exchanged for cash pursuant to the Offer. This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Shares in light of their specific investment or tax circumstances. The tax consequences to any particular holder may differ depending on that holder’s particular circumstances and tax position. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion applies only to holders who hold Shares as “capital assets” within the meaning of section 1221 of the Code, and does not apply to option holders or holders who acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not apply to certain types of holders subject to special tax rules including, but not limited to, insurance companies, tax exempt organizations, banks and other financial institutions, brokers or dealers in securities or currencies, employee benefit plans, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or persons who hold their Shares as a part of a straddle, hedge, conversion or other integrated investment or constructive sale transaction. In addition, the discussion below does not consider the effect of any alternative minimum taxes, state or local or non-U.S. taxes or any U.S. federal tax laws other than those pertaining to income taxation. The discussion assumes that the shares are held as “capital assets” within the meaning of Section 1221 of the Code. We have neither requested nor obtained a written opinion of counsel or a ruling from the IRS with respect to the tax matters discussed below.
          For purposes of this discussion, (a) a “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable regulations to be treated as a domestic trust and (b) a “Non-U.S. Holder” means a beneficial owner of Shares that is an individual, partnership (or other entity treated as a partnership for U.S. federal income tax purposes), corporation (or other entity treated as a corporation for U.S. federal income tax purposes), trust or estate and that is not a U.S. Holder. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of a sale of shares for cash pursuant to the Offer.
          EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER’S TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF SHARES FOR CASH PURSUANT TO THE OFFER, OR IN A SECOND-STEP MERGER IN LIGHT OF SUCH SHAREHOLDER’S SPECIFIC TAX SITUATION.
          U.S. Holders. A U.S. Holder’s receipt of cash for Shares pursuant to the Offer or in a second-step merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and other tax laws. Under section 302 of the Code, the sale of Shares by a shareholder for cash pursuant to the Offer will be treated as a “sale or exchange” of shares for U.S. federal income tax purposes, rather than as a distribution with respect to the shares held by the tendering U.S. Holder, if the sale (i) results in a “complete termination” of the U.S. Holder’s equity interest in the Company under section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder under section 302(b)(2) of the Code, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder under section 302(b)(1) of the Code (the “Section 302 Tests”). For both U.S. Holders and Non-U.S. Holders, this discussion assumes that the sale of shares pursuant to the Offer or in a second-step merger will constitute a complete termination of the shareholder’s equity interest in the Company.
          A sale of Shares by a U.S. Holder pursuant to the Offer will result in a “complete termination” if, after the sale, either (1) the U.S. Holder no longer owns any of our outstanding preferred or common shares (either actually or constructively) or (2) the U.S. Holder no longer actually owns any of our outstanding preferred or ordinary shares and meets certain other requirements for avoiding the application of constructive ownership rules under the Code. U.S. Holders wishing to satisfy the “complete termination” test through this second means should consult their own tax advisors.
          In determining whether there has been a “complete termination” of a shareholder’s equity interest in the Company and for applying either of the other Section 302 Tests, special “constructive ownership” rules will apply. A U.S. Holder must take into account not only the shares that are actually owned by the U.S. Holder, but also shares that are constructively owned by the U.S. Holder within the meaning of section 318 of the Code. Very generally, a U.S. Holder may constructively own shares actually owned, and in some cases constructively owned, by certain members of the U.S. Holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the U.S. Holder has an equity interest, as well as shares the U.S. Holder has an option to purchase. The tax consequences of any shareholder whose equity interest is not completely terminated as a result of the transactions contemplated by the Offer, including any equity interest owned constructively by the shareholder, may be different than those described herein, and any such shareholder is urged to consult its tax advisors about the U.S. federal income tax consequences of a sale of shares for cash pursuant to the Offer, and whether the transaction satisfies either of the other Section 302 Tests.
          The exchange of Shares made pursuant to the Offer should be treated as a “sale or exchange” for U.S. federal income tax purposes under section 302 of the Code unless the contemplated transactions do not result in a “complete termination” of the U. S. Holder’s equity interest in the Company under section 302(b)(1) of the Code or if neither of the other Section 302 Tests are satisfied. However, U.S. Holders should consult their own tax advisors regarding the application of section 302 of the Code and the Section 302 Tests to their particular circumstances.
          Assuming the exchange of Shares made pursuant to the Offer is treated as a “sale or exchange” for U.S. federal tax purposes, a U.S. Holder that receives cash in exchange for Shares pursuant to the Offer generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis in the Shares exchanged. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same time and price) exchanged pursuant to the Offer. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder has held such Shares for more than one year at the time of disposition. The gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Shares for more than one year at the time of the consummation of the Offer. For U.S. federal income tax purposes, net capital gains recognized by an individual U.S. Holder (or an estate or certain trusts) upon a disposition of shares that have been held for more than one year generally will be subject to a current maximum tax rate of 15% or, in the case of shares that have been held for one year or less, will be subject to tax at ordinary U.S. federal income rates. Special limitations apply to the use of capital losses. The top U.S. federal income tax rate applicable to income received by U.S. Holders who are corporations for U.S. federal income tax purposes is 35%. Such corporate U.S. Holders should consult their own tax advisors regarding the different tax consequences applicable to them with respect to sale of Shares pursuant to the Offer. A shareholder that receives cash in connection with the second-step merger or pursuant to the exercise of its appraisal rights as described herein under Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3 will generally recognize a capital gain or loss in the same manner, provided the sale is a complete termination of the shareholder’s equity interests in the Company or satisfies one of the other Section 302 Tests.
          Non-U.S. Holders. Assuming the sale of Shares by a Non-U.S. Holder is a complete termination of the Non-U.S. Holder’s equity interest in the Company or satisfies one of the other Section 302 Tests, such sale generally will not be subject to U.S. federal income tax on gain realized on the disposition of Shares pursuant to the Offer provided that (i) such gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States and (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition.

Information Reporting and Backup Withholding.
          U.S. Holders. Payments made to tendering U.S. Holders may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. Certain U.S. Holders, including corporations, are exempt from these information reporting and backup withholding tax rules. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return an IRS Form W-9, certifying that such Holder is a U.S. person, that the taxpayer identification number (“TIN”) provided is correct, and that such Holder is not subject to backup withholding. The amount of any backup withholding from a Tender Offer will be allowed as a credit against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS. See “The Offer — Section 3 — Procedure for Tendering Shares.”
          Non-U.S. Holders. In order for a Non-U.S. Holder to qualify as exempt from backup withholding, that Non-U.S. Holder must submit an IRS Form W-8BEN or W-8ECI (or in the case of certain foreign partnerships and other foreign intermediaries, Form W-8IMY), signed under penalties of perjury, attesting to that Non-U.S. Holder’s exempt status. See “The Offer — Section 3 — Procedure for Tendering Shares.”

THE OFFER
1. Terms of the Offer.
          Upon the terms and subject to the conditions set forth in the Offer, we will accept for payment and pay for all Shares validly tendered and not withdrawn prior to the Expiration Date. “Expiration Date” means 5:00 p.m., New York City time, on Wednesday, August 4, 2010, unless extended, in which event “Expiration Date” means the latest time and date at which the Offer, as so extended, shall expire.
          The Offer is subject to the conditions set forth in “The Offer — Section 10 — Conditions of the Offer” which include, among other things, the 90% Condition. If any condition is not satisfied, we may (i) with the prior written consent of Highland and the remaining holders of our Senior Debt, terminate the Offer, and therefore not accept for payment or pay for any Shares and return all tendered Shares to tendering shareholders, (ii) extend the Offer and, subject to withdrawal rights as set forth in “The Offer — Section 4 — Withdrawal Rights,” retain all such Shares until the expiration of the Offer as so extended, (iii) with the prior written consent of Highland, waive all conditions to the Offer that remain unsatisfied or otherwise amend the Offer in any respect and, subject to any requirement to extend the period of time during which the Offer is open, purchase all Shares validly tendered and not withdrawn prior to the Expiration Date, or (iv) delay acceptance for payment or payment for Shares, subject to any applicable rules and regulations of the SEC, until satisfaction or waiver (where permissible) of all conditions to the Offer relating to governmental or regulatory approvals.
          Subject to any applicable rules and regulations of the SEC, we expressly reserve the right to (i) with the prior written consent of Highland and the remaining holders of our Senior Debt, terminate the Offer if any of the conditions set forth in “The Offer — Section 10 — Conditions of the Offer” have not been satisfied, (ii) in our sole discretion extend the Offer at any time and from time to time for any reason or (iii) with the prior written consent of Highland, waive any condition or otherwise amend the Offer in any respect at any time, in each case, by giving oral or written notice of such termination, extension, waiver or amendment to the Depositary and by making a public announcement thereof.
          If we decrease the percentage of Shares being sought or increase the consideration to be paid for Shares pursuant to the Offer and the Offer is scheduled to expire at any time before the expiration of a period of ten business days from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified below, the Offer shall be extended until the expiration of such period of ten business days. If we make any other material change in the terms of or information concerning the Offer or waive a material condition of the Offer, we will extend the Offer, if required by applicable law, for a period of time sufficient to allow you to consider the amended terms of the Offer.
          If we materially change the terms of the Offer or the information concerning the Offer, we will extend the Offer to the extent required by Rules 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (1) we (i) make any change to the price at which we are offering to purchase Shares in the Offer or (ii) decrease the available funds and thereby decrease the number of Shares purchasable in the Offer, and (2) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to shareholders, the Offer will be extended until the expiration of such ten business day period.
          If we increase the consideration to be paid for Shares pursuant to the Offer, we will pay such increased consideration for all Shares that are purchased pursuant to the Offer.
          If we extend the Offer, are delayed in accepting for payment or paying for Shares or are unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, on our behalf, retain all Shares tendered, subject to withdrawal rights as set forth in “The Offer — Section 4 — Withdrawal Rights.”

          Any extension, delay, termination or amendment of the Offer will be followed promptly by a public announcement thereof. An announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement, subject to applicable law (including Rule 13e-4(e)(3) promulgated under the Exchange Act, which requires that material changes be promptly disseminated to holders of Shares), we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a public press release.
          We are sending this Offer to Purchase, the related Letter of Transmittal and other related documents to record holders of Shares and to brokers, dealers, commercial banks, trust companies and other nominees whose names appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.
2. Acceptance for Payment and Payment for Shares.
          Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay for all Shares validly tendered and not withdrawn prior to the Expiration Date promptly after the Expiration Date. Notwithstanding the foregoing, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act), we expressly reserve the right, in our sole discretion, to delay the acceptance for payment or payment for Shares until satisfaction or waiver (where permissible) of all conditions to the Offer relating to governmental or regulatory approvals. For information with respect to approvals that we are or may be required to obtain prior to the completion of the Offer, see “The Offer — Section 11 — Certain Legal Matters; Regulatory Approvals.”
          We will be deemed to have accepted for payment Shares tendered pursuant to the Offer when, as and if we give oral or written notice of our acceptance to the Depositary.
          We will pay for Shares accepted for payment pursuant to the Offer by depositing the purchase price with the Depositary, which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. Upon deposit of such funds with the Depositary, our obligation to make such payment shall be satisfied, and tendering shareholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer.
          In all cases, payment for Shares accepted for payment will be made only after timely receipt by the Depositary of (i) certificates for such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in “The Offer — Section 3 — Procedure for Tendering Shares”)), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or in connection with a book-entry transfer, an Agent’s Message (as defined in “The Offer — Section 3 — Procedure for Tendering Shares”)), and (iii) any other required documents. For a description of the procedure for tendering Shares pursuant to the Offer, see “The Offer — Section 3 — Procedure for Tendering Shares.” Accordingly, payment may be made to tendering shareholders at different times if delivery of the Shares and other required documents occurs at different times. Under no circumstances will we pay interest on the consideration paid for Shares pursuant to the Offer, regardless of any extension of the Offer or delay in making such payment.
          If we do not accept for payment any Shares tendered pursuant to the Offer for any reason, or if you submit certificates for more Shares than are tendered, we will return certificates for such unpurchased or untendered Shares (or, in the case of Shares delivered by book-entry transfer, such Shares will be credited to an account maintained at the Book-Entry Transfer Facility) without expense to you, promptly following the expiration, termination or withdrawal of the Offer.
3. Procedure for Tendering Shares.
          Valid Tender of Shares. To tender Shares in the Offer, either (i) the Depositary must receive prior to the Expiration Date at one of its addresses set forth on the back cover of this Offer to Purchase (a) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other documents that the Letter of

Transmittal requires and (b) certificates for the Shares to be tendered or confirmation of the book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility, or (ii) you must comply with the guaranteed delivery procedures set forth below.
          The method of delivery of Shares, the Letter of Transmittal and all other required documents, including through the Book-Entry Transfer Facility, is at the election and risk of the tendering shareholder and delivery will be deemed made only when actually received by the Depositary. If certificates for Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.
          The tender of Shares pursuant to any one of the procedures described above will constitute your acceptance of the Offer, as well as your representation and warranty that (i) you own the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, (ii) the tender of such Shares complies with Rule 14e-4 under the Exchange Act, (iii) you have the full power and authority to tender, sell, assign and transfer such Shares, and (iv) when the Shares are accepted for payment by us, we will acquire good and unencumbered title thereto, free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims. Our acceptance for payment of Shares tendered by you pursuant to the Offer will constitute a binding agreement between us with respect to such Shares, upon the terms and subject to the conditions of the Offer.
          Book-Entry Delivery. The Depositary will establish an account with respect to the Shares for purposes of the Offer at The Depository Trust Company (the “Book-Entry Transfer Facility”) within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may deliver Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of Shares may be effected through book-entry transfer, either the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the guaranteed delivery procedure described below must be complied with. “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a book-entry confirmation stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce that agreement against the participant.
          Required documents must be transmitted to and received by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
          Signature Guarantees. All signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Exchange Act) (each, an “Eligible Institution”), unless the Shares tendered are tendered (a) by the registered holder of Shares who has not completed the box labeled “Special Payment Instructions” on the Letter of Transmittal or (b) for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.
          Guaranteed Delivery. If you wish to tender Shares pursuant to the Offer and cannot deliver such Shares and all other required documents to the Depositary prior to the Expiration Date, you may nevertheless tender such Shares if all of the following conditions are met:
•	such tender is made by or through an Eligible Institution;

•	a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by us with this Offer to Purchase is received by the Depositary (as provided below) prior to the Expiration Date; and

•	the certificates for such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or an Agent’s Message) and any other required documents, are received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.
          The Notice of Guaranteed Delivery may be transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such notice.
          Backup U.S. Federal Income Tax Withholding. In order to avoid backup withholding (at a rate of 28%) on payments to you pursuant to the Offer, you must, unless an exemption applies, provide the Depositary with your correct taxpayer identification number (“TIN”) on the Substitute Form W-9 included as part of the Letter of Transmittal, certify under penalties of perjury that such TIN is correct and provide certain other verifications. If you do not provide your correct TIN, or fail to provide the required certifications, the Internal Revenue Service may impose a penalty on you, and payments of cash to you pursuant to the Offer may be subject to backup withholding. All shareholders surrendering Shares pursuant to the Offer should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Depositary). Certain shareholders (including, among others, corporations) are not subject to backup withholding, but may be required to provide evidence of their exemption from backup withholding. Non-U.S. shareholders should complete and sign an appropriate Form W-8 (instead of Form W-9), a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 8 to the Letter of Transmittal.
          Appointment of Proxy. By executing a Letter of Transmittal, you irrevocably appoint our designees as your attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal to the full extent of your rights with respect to the Shares tendered and accepted for payment by us (and any and all other Shares or other securities issued or issuable in respect of such Shares on or after the date of this Offer to Purchase). All such powers of attorney and proxies are irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective only upon our acceptance for payment of such Shares. Upon such acceptance for payment, all prior powers of attorney, proxies and written consents granted by you with respect to such Shares and other securities will, without further action, be revoked, and no subsequent powers of attorney, proxies or written consents may be granted (and, if previously granted, will cease to be effective). Upon such acceptance for payment, our designees will be empowered to exercise all your voting and other rights as they, in their sole discretion, may determine at any annual, special or adjourned meeting of the Company’s shareholders, by written consent or otherwise. We reserve the right to require that, in order for Shares to be validly tendered, we are able to exercise immediately upon our acceptance for payment of such Shares full voting rights with respect to such Shares and other securities (including voting at any meeting of shareholders then scheduled or acting by written consent without a meeting).
          The foregoing powers of attorney and proxies are effective only upon acceptance for payment of Shares pursuant to the Offer. The Offer does not constitute a solicitation of proxies, absent a purchase of Shares, for any meeting of the Company’s shareholders.
          Determination of Validity. We will determine, in our sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and our determination shall be final and binding, subject to applicable law. We reserve the right to reject any or all tenders of Shares that we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of Shares. No tender of Shares will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or to waive any such defect or irregularity or incur any liability for failure to give any such notification or waiver. The Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding, subject to applicable law.

4. Withdrawal Rights.
          Except as described in this Section 4, tenders of Shares made in the Offer are irrevocable. You can withdraw some or all of the Shares that you previously tendered in the Offer at any time prior to the Expiration Date and, unless theretofore accepted for payment as provided herein, tenders of Shares may also be withdrawn after August 31, 2010.
          If we extend the Offer, are delayed in accepting for payment or paying for Shares or are unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, on our behalf, retain all Shares tendered, and such Shares may not be withdrawn, except as otherwise provided in this Section 4.
          For your withdrawal to be effective, a written or facsimile transmission notice of withdrawal with respect to the Shares must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase, and the notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares, if different from that of the person who tendered such Shares. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of Shares tendered by an Eligible Institution through the Book-Entry Transfer Facility) signatures guaranteed by an Eligible Institution must be submitted before the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the serial numbers shown on the specific certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares. Withdrawals may not be rescinded, and Shares withdrawn will thereafter be deemed not validly tendered. However, withdrawn Shares may be retendered at any time prior to the Expiration Date by again following any of the procedures described under “The Offer — Section 3 — Procedure for Tendering Shares.” If the Shares were tendered by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of the Shares.
          We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or to waive of any such defect or irregularity or incur any liability for failure to give any such notification or waiver.
5. Price Range of Shares; Dividends.
          The Shares are quoted on the OTCBB under the symbol “AHOM.OB” The following table sets forth for the periods indicated the intraday high and low sale prices per Share on the OTCBB as reported in published financial sources:

			Declared
Calendar Year	High	Low	Dividend
2008
Third Quarter	0.80	0.26	0.00
Fourth Quarter	0.32	0.10	0.00
2009
First Quarter	$0.26	$0.12	$0.00
Second Quarter	0.46	0.16	0.00
Third Quarter	0.32	0.25	0.00
Fourth Quarter	0.27	0.10	0.00
2010
First Quarter	$0.25	$0.13	$0.00
Second Quarter	0.62	0.62	0.00
          On July 1, 2010, the last sale price of the Shares reported on the OTCBB was $0.62 per Share. Please obtain a recent quotation for your Shares prior to deciding whether or not to tender.

          The Company has not paid cash dividends on its common stock during the past two years. Under the terms of the Company’s current Senior Debt, any significant earnings are required to be used for debt service, which restricts the ability to pay dividends.
6.	Possible Effects of the Offer on the Market for the Shares; OTCBB Quotation; Registration under the Exchange Act.
          If we consummate the Offer and a second-step merger that results in all of the outstanding Shares being owned by Highland, then the Shares will be deregistered under the Exchange Act. There will no longer be a public market for the Shares (all of which will be owned by Highland).
          In the event that the Offer is consummated but we are not able thereafter to consummate a merger in which we acquire all of the Shares, the effects described below may occur.
          Possible Effects of the Offer on the Market for the Shares. The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and may reduce the number of holders of Shares, which could affect the liquidity and market value of the remaining Shares held by the public. We cannot predict whether this would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether it would cause future market prices to be greater or less than the price paid in the Offer. For additional information regarding the effects of the Offer, see “Special Factors — Section 6 — Effects of the Offer.”
          Registration under the Exchange Act. The Shares are currently registered under the Exchange Act. The purchase of the Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act. Registration may be terminated upon application of the Company to the SEC if the Shares are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of the registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of Shares and to the SEC and would make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement to furnish a proxy statement pursuant to Section 14(a) in connection with a shareholder’s meeting and the related requirement to furnish an annual report to shareholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions, no longer applicable to the Company. Furthermore, “affiliates” of the Company and persons holding “restricted securities” of the Company may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. It would be our intention to cause the Company to terminate registration of the Shares under the Exchange Act as soon after consummation of the Offer as the requirements for termination of registration of the Shares are met.
          If registration of the Shares under the Exchange Act is not terminated prior to any second-step merger, then the registration of the Shares under the Exchange Act would be terminated upon completion of a second-step merger.
          OTCBB Quotation. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for quotation on the OTCBB.
7. Certain Information Concerning the Company.
          General. The Company is a Nevada corporation with principal executive offices at 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, and its telephone number at that address is (615) 221-8884. The Company provides home health care services and products consisting primarily of respiratory therapy services, home infusion therapy services, and the rental and sale of home medical equipment and home health care supplies. The Company manages its business as one reporting segment.
          Financial Information. The following table sets forth summary historical consolidated financial data for the Company as of and for each of the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010. The information set forth below is extracted from, and should be read in conjunction with, the consolidated financial statements and other financial information contained in the Company’s Form 10-K for 2009 and Form 10-Q for the quarter ended March 31, 2010. More comprehensive financial information is included in such report (including Management’s Discussion and Analysis of Financial Condition and Results of Operations) and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such report and other documents and all of the financial information and notes contained therein. The financial statements included as Item 8 of Part II of the Company Form 10-K is hereby incorporated by reference in this Offer to Purchase. The report may be examined and copies may be obtained from the SEC in the manner described under “— Additional Information” below.

	3 mos ended	Year ended	Year ended
	3/31/2010	12/31/2009	12/31/2008
Ratio of earnings to fixed charges	0.3	0.4	1.3
Dollar amount of earnings to fixed charges deficiency	2,634,000	9,388,000	N/A
Book value per share	($1.97)	($2.10)	($1.37)

	3 mos ended	Year ended	Year ended
Summary of Financial Information:	3/31/2010	12/31/2009	12/31/2008
Current assets	69,078,000	66,048,000	73,451,000
Noncurrent assets	173,635,000	173,249,000	181,075,000
Current liabilities	264,284,000	264,160,000	270,783,000
Noncurrent liabilities	13,127,000	12,116,000	7,900,000
Noncontrolling interests	7,210,000	432,000	462,000

Net revenue	67,005,000	236,297,000	266,854,000
Less: total expenses	(68,643,000)	(249,782,000)	(266,896,000)
Add: earnings from unconsolidated joint ventures	—	5,243,000	6,201,000
Less: provision for income taxes	(1,135,000)	(4,515,000)	(5,054,000)
Less: net income attributable to noncontrolling interests	(996,000)	(341,000)	(408,000)

Net (loss) income from continuing operations attributable to Company	(3,769,000)	(13,098,000)	697,000
Less: loss from discontinued operations	—	—	(183,000)

Net (loss) income attributable to Company	(3,769,000)	(13,098,000)	514,000

Net (loss) income per share from continuing operations — Basic	($0.21)	($0.75)	$0.04

Net loss per share from discontinued operations-Basic	—	—	(0.01)

Net (loss) income per share — Basic	($0.21)	($0.75)	$0.03

Net (loss) income per share from continuing operations — Diluted	($0.21)	($0.75)	$0.04

Net loss per share from discontinued operations — Diluted	—	—	(0.01)

Net (loss) income per share — Diluted	($0.21)	($0.75)	$0.03

          Directors and Officers. The name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of the Company is set forth on Schedule A hereto.
          None of the persons listed in Schedule A to this Offer to Purchase has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
          The Company has not made any arrangements in connection with the Offer to provide holders of Shares access to its corporate files or to obtain counsel or appraisal services at its expense. For a discussion of appraisal rights, see “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”
          Additional Information. The Company is subject to the informational and reporting requirements of the Exchange Act and in accordance therewith files and furnishes periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or free of charge at the Web site maintained by the SEC at http://www.sec.gov.
8. Certain Information Concerning Highland.
          Highland Crusader Offshore Partners, L.P., a Bermuda partnership (“Crusader Offshore”), is located at Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, and its telephone number at that address is (972) 628-4100. Crusader Offshore is principally engaged in purchasing, holding and selling securities for investment purposes. Highland Crusader Offshore Fund GP, L.P., a Delaware limited partnership (“Crusader LP”) is the general partner of Crusader Offshore, and serving as general partner of Crusader Offshore is its principal business. The general partner of Crusader LP is Highland Crusader Offshore Fund GP, LLC, a Delaware limited liability company (“Crusader LLC”), and serving as general partner of Crusader LP is its principal business. Crusader LP and Crusader LLC are also located at Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, and their telephone number at that address is also (972) 628-4100.
          Highland Capital Management, L.P., a Delaware limited partnership (“Highland Capital”), is located at Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, and its telephone number at that address is (972) 628-4100. Highland Capital is principally engaged in the business of serving as investment adviser to certain entities, including Crusader Offshore. Strand Advisors, Inc., a Delaware corporation (“Strand”) is the general partner of Highland Capital, and serving as general partner of Highland Capital is its principal business. The general partner of Strand is James Dondero. James Dondero’ s biography is included in Schedule B. Strand and James Dondero are also located at Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, and their telephone number at that address is also (972) 628-4100.
          The name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of Crusader LLC and Strand, and certain other information, are set forth on Schedule B hereto.
          None of Crusader Offshore, Crusader LP, Crusader LLC, Highland Capital and Strand, and, to the knowledge of Crusader Offshore, Crusader LP, Crusader LLC, Highland Capital and Strand, the persons listed in Schedule B to this Offer to Purchase has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
          Highland has not made any arrangements in connection with the Offer to provide holders of Shares access to its corporate files or to obtain counsel or appraisal services at its expense. For a discussion of appraisal rights, see “Special Factors — Section 8 — Dissenters’ Appraisal Rights; Rule 13e-3.”

9. Source and Amount of Funds.
          The Offer is conditioned upon the total amount payable by the Company to holders of shares, upon acceptance for payment of shares, not exceeding $6,527,000 (plus any exercise price received by the Company for the exercise of options between April 27, 2010 and the Expiration Date). Since Highland will not tender its Shares, we estimate that we will need approximately $8 million to purchase all Shares validly tendered in the Offer, to pay related fees and expenses and to pay consideration for the acquisition of all Shares of the Company (other than shares owned by Highland) that are not tendered in the Offer and to satisfy stock options required to be exchanged for cash in connection with the second-step merger, if any. We have this amount available in cash on hand. The Offer is not subject to a financing condition.
10. Conditions of the Offer.
          Notwithstanding any other provision of the Offer, we are not required to accept for payment or, subject to Rule 13e-4(f) under the Exchange Act (which requires that the issuer making the tender offer either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the tender offer), pay for any Shares tendered in the Offer and may terminate or amend the Offer if:
          (A) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, when added to the number of Shares already owned by Highland, represents at least 90% of the fully diluted Shares outstanding immediately prior to the expiration of the Offer (the “90% Condition”);
          (B) the total amount payable by Company to holders of Shares, upon acceptance for payment of Shares, exceeds $6,527,000 (plus the aggregate exercise price amounts received by the Company for the exercise of options between April 27, 2010 and the Expiration Date);
          (C) simultaneously with the acceptance for payment, our Senior Debt is not restructured into two four-year secured term loans with substantially the terms set forth on Schedule G hereto; or
          (D) at any time prior to our acceptance for payment of the Shares, any of the following conditions shall have occurred and be continuing:
                         (i) any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority of competent jurisdiction shall have enacted issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Offer or a second-step merger (whether short-form or long-form) conducted after the completion of the Offer;
                         (ii) (a) the representations and warranties of the Company contained in the Restructuring Support Agreement which are qualified by “materiality” or “Material Adverse Effect” shall not be true and correct in all respects and (b) the other representations and warranties of the Company contained in the Restructuring Support Agreement shall not be true and correct in all material respects, in each case at and as of the date hereof and at and as of the date that Shares are to be accepted for payment, with the same effect as if made at and as of such date, or, if such representations speak as of an earlier date, as of such earlier date; or
                         (iii) any party to the Restructuring Support Agreement shall have failed to perform and comply with, in all material respects, its covenants and agreements contained in the Restructuring Support Agreement to be performed by it prior to the date that Shares are to be accepted for payment.
          We have interpreted “fully diluted Shares outstanding” to mean either: (i) Shares outstanding on the date of the Restructuring Support Agreement; or (ii) Shares purchasable upon the exercise of stock options outstanding on the date of the Restructuring Support Agreement and subsequently exercised prior to the Expiration Date.
          On July 1, 2010, 17,653,389 Shares were outstanding. As set forth in Schedule C hereto, Highland and persons and entities affiliated with Highland listed on Schedule B hereto beneficially own approximately 8,437,164 Shares.

          Based on the foregoing, we believe that, as of July 1, 2010, there were 9,216,225 Shares outstanding, excluding Shares owned by Highland. Accordingly, we believe that the 90% Condition would be satisfied if at least 7,450,886 Shares were validly tendered and not withdrawn prior to the expiration of the Offer. These estimates may change by the time of the expiration of the Offer. For purposes of these calculations, any Shares held by the Company in treasury or by any subsidiary of the Company are not considered to be outstanding.
          The foregoing conditions are for the sole benefit of the Company and Highland, and may be asserted by the Company with the prior written consent of Highland, regardless of the circumstances giving rise to any such condition, at any time prior to the expiration of the Offer (and thereafter in relation to any conditions to the Offer dependent upon the receipt of governmental or regulatory approvals). Our failure at any time to exercise our rights under any of the foregoing conditions shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time prior to the expiration of the Offer (or thereafter in relation to any condition dependent upon the receipt of governmental or regulatory approvals). The waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances. Subject to applicable law (including determinations of a court of competent jurisdiction), any determination made by us concerning the events described in this Section 10 shall be final and binding on all parties.
11. Certain Legal Matters; Regulatory Approvals.
          Requirements for a Merger. If following the consummation of the Offer Highland owns 90% or more of the outstanding Shares, we intend to consummate, as soon as reasonably practicable, a second-step merger in which all outstanding Shares not owned by Highland will be converted into the right to receive cash in an amount equal to the price per Share paid in the Offer, without interest. Under Nevada Law, if Highland owns 90% or more of the outstanding Shares, we would be able to effect a second-step merger under the short-form merger provisions of Nevada Law without a vote of, or prior notice to, the shareholders.
          Regulatory Approval — General. We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares as contemplated by the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for the acquisition or ownership of Shares by us as contemplated by the Offer. Should any such approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered under the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to the Company’s business and financial condition. Our obligation under the Offer to accept for payment and pay for Shares is subject to the conditions set forth in “The Offer — Section 10 — Conditions of the Offer.”
          State Takeover Statutes. A number of states have adopted laws which purport, to varying degrees, to apply to attempts to acquire corporations which have substantial assets, shareholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in such states. The Company, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which may have enacted such laws. We do not know whether any of these laws will, by their terms, apply to the Offer or any second-step merger, and we have not complied with any such laws. To the extent that certain provisions of these laws purport to apply to the Offer or any second-step merger, we believe that there are reasonable bases for contesting the application of such laws.
12. Fees and Expenses.
          The Special Committee retained Raymond James to act as the Special Committee’s financial advisor in connection with the Offer and related matters. The Special Committee selected Raymond James as financial advisor in connection with the Offer based on Raymond James’s qualifications, expertise, reputation, and experience in mergers and acquisitions. Pursuant to the terms of Raymond James’ engagement letter, the Company has agreed to pay Raymond James for its financial advisory services the following amounts: (a) a retainer fee of $50,000, payable upon

Raymond James’ engagement; (b) an additional transaction fee in the event of certain transactions or sales, such fee to be equal to either (i) $200,000, payable upon the close of a transaction with Highland such as that contemplated by the Offer, or (ii) one percent (1%) of the consideration paid pursuant to a sale of the Company or a material portion of its assets outside of bankruptcy to either of two identified target companies; (c) a fee of $450,000 for the delivery of a fairness opinion to the Special Committee immediately prior to entering into the Restructuring Support Agreement; and (d) an additional fee of $100,000 in connection with the delivery of the fairness opinion to the Special Committee immediately prior to commencing the Offer. The Company has also agreed to reimburse Raymond James for certain expenses incurred by it in connection with its engagement, and to indemnify Raymond James, certain of its affiliates and related persons, under certain circumstances against certain liabilities that may arise from or relate to Raymond James’ engagement by the Special Committee.
          Other than the representation of the Special Committee, during the two years preceding the date of this opinion, Raymond James has not had any material relationship with any party to the proposed transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated; except that, as part of its investment banking and financial advisory businesses, Raymond James is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, private placements and valuations for corporate and other purposes.
          We have retained D.F. King & Co., Inc. to act as the Information Agent and Computershare to act as the Depositary in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telegraph and personal interviews and may request brokers, dealers, commercial banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners. The Information Agent and the Depositary each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the U.S. federal securities laws.
          We will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or any other person (other than the Information Agent and the Depositary) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.
          The following is an estimate of fees and expenses to be incurred by the Company in connection with the Offer:

Financial Advisor Fees and Expenses	$800,000
Filing Fees	$998
Legal Fees and Expenses	$375,000
Depositary Costs	$12,000
Information Agent Fees	$20,000
Printing and Mailing Costs	$46,000
Miscellaneous	$14,000
Total	$1,267,998
          The Company will also incur fees and expenses in connection with the debt restructuring, pursuant to the debt restructuring documents, any second-step merger, which cannot be determined as of the date of this Offer to Purchase. In addition, Highland will incur its own fees and expenses in connection with the debt restructuring and any second-step merger, which cannot be determined as of the date of this Offer to Purchase.
          Except as set forth above, neither the Company nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the stockholders of the Company with respect to the Offer.

          Except as set forth above, neither Highland nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the stockholders of the Company with respect to the Offer.
13. Miscellaneous.
          The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid statute. If we become aware of any valid statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that statute. If, after a good faith effort, we cannot comply with the statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, holders of Shares in the relevant jurisdiction.
          No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.
          We have filed with the SEC a Schedule TO in connection with the Offer, together with all exhibits thereto, pursuant to Rule 13e-4(c) under the Exchange Act. Together with Highland, we also have filed a Schedule 13E-3 in connection with the Offer, together with all exhibits thereto. The Schedule TO and Schedule 13E-3 furnish therein certain additional information with respect to the Offer. We may file amendments to our Schedule TO and Schedule 13E-3. Our Schedule TO and Schedule 13E-3 and any exhibits or amendments thereto may be examined and copies may be obtained from the SEC in the same manner as described under “The Offer — Section 7 — Certain Information Concerning the Company.”
American HomePatient, Inc.
July 7, 2010

          The Letter of Transmittal and certificates for Shares and any other required documents should be sent to the Depositary at one of the addresses set forth below:
The Depositary for the Offer is:

If delivering by mail:	If delivering by courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021
By Facsimile:
(For Eligible Institutions Only)
(617) 360-6810
Confirm Facsimile Transmission:
(781) 575-2332
          If you have questions or need additional copies of this Offer to Purchase and the Letter of Transmittal, you can contact the Information Agent at its addresses and telephone number set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call: (212) 269-5550 (Call Collect)
All Others Call: (800) 659-5550 (Call Toll-Free)

Schedule A
Business and Background of the Company’s Directors and Executive Officers
     Joseph F. Furlong, III has served as a Director of the Company since 1994. Mr. Furlong became the President and Chief Executive Officer of the Company in November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company from March 2001 until March 2002. Mr. Furlong’s principal business address is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027. He is a citizen of the United States.
     Stephen L. Clanton has served as the company’s Executive Vice President and Chief Financial Officer since January 2005. From 1999 until 2004, Mr. Clanton served as senior vice president and chief financial officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that, he was senior vice president and chief financial officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as executive vice president and chief financial officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co. Mr. Clanton’s principal business address is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027. He is a citizen of the United States.
     Frank D. Powers has served as the company’s Executive Vice President since November 2004 and as its Chief Operating Officer since February 2005. Mr. Powers served as an executive officer of Matria Healthcare, Inc., a provider of disease management services and obstetrical homecare, from 1996 until 2002. Prior to that he was an officer of Healthdyne, Inc. or an affiliate for over 12 years, during which time he spent a significant amount of time as president of the Home Care Group that provided products and services to the home care market. Mr. Powers’ principal business address is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027. He is a citizen of the United States.
     James P. Reichmann, III has served as the company’s Senior Vice President, Sales & Marketing since June 2007. Mr. Reichmann previously served in the same capacity for the company from February 2005 to November 2006. From November 2006 until June 2007, Mr. Reichmann served as president and chief operating officer of GlucoTec, Inc., which provided in-hospital management of post-surgical glucose levels. From February 1997 to February 2005, Mr. Reichmann was employed by Matria Healthcare, a provider of disease management services and obstetrical homecare. At Matria, Mr. Reichmann served as vice president of field operations for the Women’s Health Division, president of the Women’s Health Division, and corporate vice president for Strategic Sales. Mr. Reichmann’s principal business address is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027. He is a citizen of the United States.
     Robert J. Benson has served as the Company’s Senior Vice President, Innovation & Technology since June 2008. From March 2005 until May 2008, Mr. Benson served as a Vice President and General Manager for PMSI, a subsidiary of Amerisource Bergen and provider of home medical equipment, home healthcare services, and pharmacy services. From June 2003 until March 2005, Mr. Benson served as the Director of Strategic Planning for PMSI. Mr. Benson’s principal business address is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027. He is a citizen of the United States.
     Henry T. Blackstock has been a director of the company since 1991. Since June 2005, Mr. Blackstock has served as Chairman of Priority Nurse Staffing. Mr. Blackstock served as senior vice president, chief economist, and chief investment strategist for SouthTrust Bank from January 1999 to April 2005. He was Chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999. Mr. Blackstock’s principal business address is 2215 South Third Street, STE 202, Jacksonville Beach, Florida 32250. He is a citizen of the United States.
     Donald R. Millard has been a director of the company since 2000. Since October of 2005, Mr. Millard has served as executive Chairman of Red Bag Solutions, Inc., a provider of medical waste destruction services. Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000 through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from October 1987 to October 1997. Mr. Millard’s principal business address is 1104 Pristine Place, Alpharetta, Georgia 30022. He is a citizen of the United States.
     William C. O’Neil, Jr. has been a director of the company since 2004. Mr. O’Neil served as the Chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998. Mr. O’Neil has served as a director of Healthways, Inc., a specialty health care service company, since 1987. From 1987 to May 2008 he served as a director of Sigma-Aldrich Corp., a manufacturer of research chemicals, and since 1994 he has served as a director of Advocat Inc., a long-term care company. Mr. O’Neil’s principal business address is 5035 Hill Place Drive, Nashville, Tennessee 37205. He is a citizen of the United States.
     W. Wayne Woody has been a director of the Company since 2004. From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody has served as a director of Piedmont Office Realty Trust, Inc., a real estate investment management firm, since October 2003. Mr. Woody also served as a director and member of the audit committee of Wells Family of Real Estate Funds, another real estate investment management firm, from October 2003 until December 31, 2009. Mr. Woody’s principal business address is 8725 Roswell Road, Suite 306, Sandy Springs, Georgia 30350. He is a citizen of the United States.

Schedule B
James Dondero, CFA, CMA
          James Dondero is Co-Founder and President of Highland Capital Management, L.P. Mr. Dondero is also Chairman of the Board of NexBank. Prior to his role at Highland Capital Management, James Dondero served as Chief Investment Officer of Protective Life’s GIC subsidiary and helped grow the business from concept to over $2 billion from 1989 to 1993. Mr. Dondero’s portfolio management experience includes leveraged bank loans, high yield bonds, mortgage-backed securities, investment grade corporates, emerging markets, derivatives, preferred stocks and common stocks. From 1985 to 1989, Mr. Dondero managed approximately $1 billion in fixed income funds for American Express. Prior to American Express, he completed the financial training program at Morgan Guaranty Trust Company. James Dondero is a Beta Gamma Sigma graduate of the University of Virginia with a Bachelor of Science in Commerce with concentrations in Accounting and Finance. He has earned designations as a Certified Public Accountant, Certified Managerial Accountant and Chartered Financial Analyst.
Mark Okada, CFA
          Mr. Okada is a Founder and Chief Investment Officer of Highland Capital Management, L.P. He is responsible for overseeing Highland’s investment activities for its various strategies, and has over 20 years of experience in the credit markets. Prior to founding Highland, Mr. Okada served as Manager of Fixed Income for Protective Life Insurance’s GIC subsidiary from 1990 to 1993. He was primarily responsible for the bank loan portfolio and other risk assets. Protective was one of the first non-bank entrants into the syndicated loan market. From 1986 to 1990, he served as Vice President at Hibernia National Bank, managing a portfolio of high yield loans in excess of $1 billion. Mr. Okada is an honors graduate of the University of California Los Angeles with degrees in Economics and Psychology. He has earned the right to use the Chartered Financial Analyst designation. Mr. Okada is a Director of NexBank and Highland Financial Partners, and Chairman of the Board of Directors of Common Grace Ministries, Inc.
Michael Colvin
          Mr. Colvin is the General Counsel and Chief Compliance Officer for Highland Capital Management, L. P. Prior to joining Highland in June 2007, Mr. Colvin was a Shareholder in the Corporate and Securities Group at Greenberg Traurig, LLP, the eighth largest law firm in the U.S. according to the National Law Journal. While at Greenberg Traurig, LLP, Mr. Colvin was responsible for corporate practices, emphasizing mergers and acquisitions, private equity investments, financings and re-structurings, and corporate counseling. Prior to working at Greenberg Traurig, LLP, Mr. Colvin was a Partner in the Private Equity Practice Group at Weil, Gotshal & Manges, LLP, where he started in 1995. He received his Juris Doctor degree, with high distinction, from the University of Kentucky College of Law. He received his Bachelor of Science degree in Finance, summa cum laude, from Western Kentucky University. Mr. Colvin’s professional certifications include membership in the New York State and Texas Bar Associations.
Paul Kauffman — CFA, CPA
          Mr. Kauffman is a Partner, and Senior Portfolio Manager at Highland Capital Management, L.P. Prior to joining Highland in June 1998, Mr. Kauffman spent four years in the public accounting industry, including two and a half years at KPMG Peat Marwick. At KPMG, Mr. Kauffman gained audit experience in a wide range of industries, with particular focus on the Energy and Cable industries. He joined Highland as a Portfolio Analyst, and was a Portfolio Manager prior to moving into his current role. At Highland, Paul has followed a variety of industries, including Paper & Packaging, General Industrials, Metals, and the Automotive sector. He received an MBA from Duke University and a BBA in Accounting from Baylor University. Mr. Kauffman has earned the right to use the Chartered Financial Analyst designation.
Patrick Boyce, CFA
          Mr. Boyce is a Partner and functions as the Chief Operating Officer and Chief Financial Officer at Highland Capital Management, L.P. Prior to his current role, he served as the firm’s Chief Administrative Officer. Mr. Boyce began his career at Highland in the investments group, where he was a Distressed Portfolio Manager, having joined Highland in March 2004. Prior to joining Highland he worked as a Vice President for Citigroup Global Markets in its Global

Investment Banking group from 2000 to 2004, and was a founding member of its Dallas office. Prior to joining Citigroup, Mr. Boyce was an Investment Banking professional for Donaldson, Lufkin & Jenrette where he had corporate finance responsibilities in both the Los Angeles and Dallas offices. Mr. Boyce primarily focused on leveraged finance, M&A and equity transactions for financial sponsor clients during his investment banking career. He has an MBA in Finance and Accounting from the University of Chicago Booth School of Business and a BBA in Finance from Baylor University where he was a Teagle Scholar and a member of the men’s NCAA golf team. In addition, Mr. Boyce has earned the right to use the Chartered Financial Analyst designation and successfully passed all four parts of the Uniform CPA Examination in May 1998 while a resident of the State of Illinois. Mr. Boyce is not a CPA in the State of Texas.

Schedule C
          As of July 1, 2010, there were 17,653,389 shares of common stock issued and outstanding. The following table shows, as of such date, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director; (b) the Company’s executive officers; (c) all of the Company’s directors and executive officers as a group; and (d) all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
Highland Capital Management, L.P. (1)	8,437,164	47.79%
Fidelity Management and Research Company (2)	1,735,000	9.83%
Joseph F. Furlong, III (3)	1,513,956	8.00%
Stephen L. Clanton (4)	412,666	2.28%
Frank D. Powers (5)	433,333	2.40%
Henry T. Blackstock (6)	115,000	*
Donald R. Millard (7)	140,000	*
W. Wayne Woody (8)	110,000	*
William C. O’Neil, Jr. (9)	110,000	*
James P. Reichmann (10)	101,666	*
Robert J. Benson (11)	28,333	*
All Directors and executive officers as a group (9 persons) (12)	2,964,954	14.58%

*	Indicates less than 1% ownership.

(1)	Ownership information included in the table is based on a Schedule 13D/A filed on April 28, 2010 by Highland Capital Management, L.P., claiming beneficial ownership of 8,437,164 shares through its affiliate, Highland Crusader Offshore Partners, L.P. The address for Highland Capital Management, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(2)	Ownership information included in the table is based on a Schedule 13G filed on February 14, 2006 by Fidelity Management and Research Company. The address for Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The amount shown includes 240,623 shares owned outright, as well as shares purchasable upon exercise of options issued under the American HomePatient 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 200,000 shares purchasable upon exercise of options at $0.17 per-share; 300,000 shares purchasable upon exercise of options at $1.80 per-share; 240,000 shares purchasable upon exercise of options at $3.30 per-share; 245,000 shares purchasable upon exercise of options at $1.60 per-share; 166,666 shares purchasable upon exercise of options at $1.03 per-share; and 66,667 shares purchasable upon exercise of options at $0.22 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 5,000 shares purchasable upon exercise of options at $0.22 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; and 10,000 shares purchasable upon exercise of options at $1.40 per-share. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(4)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable upon exercise of options at $2.98 per-share; 90,000 shares purchasable upon exercise of options at $3.30 per-share; 86,000 shares purchasable upon exercise of options at $1.60 per-share; 63,333 shares purchasable upon exercise of options at $1.03 per-share; and 23,333 shares purchasable upon exercise of options at $0.22 per-share.

(5)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable upon exercise of options at $1.31 per-share; 100,000 shares purchasable upon exercise of options at $3.30 per-share; 90,000 shares purchasable upon exercise of options at $1.60 per-share; 66,666 shares purchasable upon exercise of options at $1.03 per-share; and 26,667 shares purchasable upon exercise of options at $0.22 per-share.

(6)	The amount shown includes 30,000 shares owned outright, as well as shares purchasable upon exercise of options issued under the 1995 Plan: 5,000 shares purchasable upon exercise of options at $0.22 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares exercisable upon exercise of options at $0.14 per-share.

(7)	The amount shown includes 10,000 shares owned outright, as well as shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $0.20 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(8)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $1.38 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(9)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $1.18 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(10)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 35,000 shares purchasable upon exercise of options at $2.40 per-share; 30,000 shares purchasable upon exercise of options at $1.25 per-share; 26,666 shares purchasable upon exercise of options at $1.03 per-share; and 10,000 shares purchasable upon exercise of options at $0.22 per-share.

(11)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 20,000 shares purchasable upon exercise of options at $0.91 per-share and 8,333 shares purchasable upon exercise of options at $0.22 per-share.

(12)	The amount shown includes 2,194,331 shares purchasable upon exercise of options issued under the 1991 Plan and 490,000 shares purchasable upon exercise of options issued under the 1995 Plan.
The stock options noted above are evidenced by option agreements between the holder of such option and the Company.
Recent Transactions
On May 19, 2010, Mr. Furlong exercised an option, granted under the 1995 Plan on May 31, 2000, to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.30 per share.
On May 26, 2010, Mr. Blackstock exercised an option, granted under the 1995 Plan on May 31, 2000, to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.30 per share.

Schedule D
Nevada Revised Statutes
Chapter 92A
Mergers, Conversions, Exchanges and Domestications
RIGHTS OF DISSENTING OWNERS
NRS 92A.300 Definitions.
As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)
NRS 92A.305 “Beneficial stockholder” defined.
“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)
NRS 92A.310 “Corporate action” defined.
“Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)
NRS 92A.315 “Dissenter” defined.
“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)
NRS 92A.320 “Fair value” defined.
“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)
NRS 92A.325 “Stockholder” defined.
“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)
NRS 92A.330 “Stockholder of record” defined.
“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)
NRS 92A.335 “Subject corporation” defined.
“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.
Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)
NRS 92A.350 Rights of dissenting partner of domestic limited partnership.
A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)
NRS 92A.360 Rights of dissenting member of domestic limited-liability company.
The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)
NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)
NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
          (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
                    (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
                    (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
          (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
          (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.
2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204)
NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
                    (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:
                         (I) The surviving or acquiring entity; or
                         (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or
                    (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
(Added to NRS by 1995, 2088)
NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:
          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
(Added to NRS by 1995, 2089)
NRS 92A.410 Notification of stockholders regarding right of dissent.
1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730)
NRS 92A.420 Prerequisites to demand for payment for shares.
1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:
          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
          (b) Must not vote his shares in favor of the proposed action.
2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.
3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)
NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.
2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;
          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089; A 2005, 2205)
NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
1. A stockholder to whom a dissenter’s notice is sent must:
          (a) Demand payment;
          (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
          (c) Deposit his certificates, if any, in accordance with the terms of the notice.
2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)
NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
(Added to NRS by 1995, 2090)
NRS 92A.460 Payment for shares: General requirements.
1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
          (a) Of the county where the corporation’s registered office is located; or
          (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
2. The payment must be accompanied by:
          (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
          (b) A statement of the subject corporation’s estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;
          (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
          (e) A copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2090)
NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.
1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.
(Added to NRS by 1995, 2091)
NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
(Added to NRS by 1995, 2091)
NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091)
NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
(Added to NRS by 1995, 2092)

Schedule E-1
April 27, 2010
The Special Committee of the Board of Directors
American HomePatient, Inc.
5200 Maryland Way, Suite 400
Brentwood, TN 37027
Members of the Special Committee of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders (as defined below) of the outstanding common stock, par value $0.01 per share (the “Company Common Stock”), of American HomePatient, Inc. (“American HomePatient” or the “Company”) of the consideration to be received by them for their shares of the common stock (the “New AHP Parent Common Stock”) of AHP NV Corp., a newly formed, wholly-owned subsidiary of the Company (“New AHP Parent”), in connection with the contemplated self-tender offer (the “Offer”) by New AHP Parent under the terms of a Restructuring Support Agreement to be entered into by and among the Company, New AHP Parent, Highland Capital Management, L.P. (“HCMLP”), and certain other entities (the “Agreement”). Prior to the commencement of the Offer, the Company will effect the Reorganization Merger (as defined in the Agreement), in which each outstanding share of Company Common Stock will be converted into one share of New AHP Parent Common Stock. Under and subject to the terms of the Agreement, the consideration to be received in the Offer by the Shareholders in exchange for each outstanding share of New AHP Parent Common Stock is $0.67 in cash. Following completion of the Offer, New AHP Parent will effectuate a merger pursuant to which all remaining shares of New AHP Parent Common Stock, other than those held by HCMLP or its affiliates, will be cancelled in exchange for $0.67 per share. For the purposes of this letter and our related analyses, the term “Shareholder” means the holders of the Company Common Stock other than HCMLP, the Company, New AHP Parent, and their respective affiliates.
In connection with our review of the proposed Offer and the preparation of our opinion, we have, among other things:
1.	reviewed the financial terms and conditions as stated in the April 27, 2010 draft of the Agreement;

2.	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009;

3.	reviewed certain other publicly available information on the Company;

4.	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;

5.	reviewed the historical stock price and trading activity for the shares of Company Common Stock;

6.	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

7.	discussed with senior management of the Company certain information related to the aforementioned;

8.	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

9.	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses we deemed to be sufficiently similar to those of the Company; and

10.	considered such other quantitative and qualitative factors that we deemed to be relevant to our evaluation.
With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by American HomePatient, or any other party on its behalf, or otherwise reviewed by us, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal for any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by us, we have assumed, with your consent, that such forecasts, estimates and values have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. We express no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. We have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. With your consent, we also have assumed that, absent the transactions contemplated by the Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of Company Common Stock would receive for their shares of Company Common Stock would be highly uncertain. We also have assumed that New AHP Parent and its securities are identical to the Company and its securities at all relevant times and in all respects material to our opinion. We have not evaluated or received any evaluations of the solvency or fair value of the Company, New AHP Parent, or any other person under any laws relating to bankruptcy, insolvency or similar matters. We have assumed that the final form of the Agreement will be substantially similar to the draft we have reviewed, and that the Offer will be consummated in a manner substantially equivalent to the manner in which it is described in the Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely effect the consideration to be paid to Shareholders. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.
In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of such analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
We express no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the Offer or any of the other transactions contemplated by the Agreement. Without limiting the generality of the foregoing, our opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Agreement) or any other transaction contemplated by the Agreement, other than the Offer, and our opinion is limited to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders in the Offer. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee of the Board of Directors to approve or consummate the Offer or any of the other transactions described in the Agreement. We express no opinion as to the trading price of Company Common Stock or New AHP Parent Common Stock at any time. In formulating our opinion, we have considered only the cash consideration for New AHP Parent Common Stock as is described above. We have not considered, and this opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the Offer or the other transactions described in the Agreement to American HomePatient securities holders, creditors, directors, officers, employees, or others. The delivery of this opinion has been approved by our Fairness Opinion Committee.
Raymond James & Associates Inc. (“Raymond James”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, and similar transactions. Raymond James will receive a customary fee from American HomePatient upon the delivery of this opinion. Raymond James also has been engaged to render financial advisory services to the Special Committee of the Board of Directors of American HomePatient and will receive a separate customary fee for such services; such fee is contingent upon consummation of the Offer. In addition, American HomePatient has agreed to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, we may trade in the securities of American HomePatient for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
Our opinion is based upon market, economic, financial, and other circumstances and conditions existing and disclosed to us as of April 27, 2010 and any material change in such circumstances and conditions would require a re-evaluation of this opinion, which we are under no obligation to undertake.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of American HomePatient in evaluating the proposed Offer and does not constitute a recommendation to the Special Committee of the Board of Directors of American HomePatient or any holder of Company Common Stock or New AHP Parent Common Stock or any other person regarding whether to tender their shares in the proposed Offer or otherwise how to act with respect to any of the transactions described in the Agreement or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent.
Based upon and subject to the foregoing, it is our opinion that, as of April 27, 2010, the consideration to be received by the Shareholders in the Offer contemplated by the Agreement is fair, from a financial point of view, to the Shareholders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.

Schedule E-2
June 30, 2010
The Special Committee of the Board of Directors
American HomePatient, Inc.
5200 Maryland Way, Suite 400
Brentwood, TN 37027
Members of the Special Committee of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders (as defined below) of the outstanding common stock, par value $0.01 per share (the “Company Common Stock”), of American HomePatient, Inc., a Nevada corporation (“American HomePatient” or the “Company”) of the consideration to be received by them for their shares of Company Common Stock in connection with the contemplated self-tender offer (the “Offer”) by the Company under the terms of a Restructuring Support Agreement dated April 27, 2010 by and among the Company, American HomePatient, Inc., a Delaware corporation and the predecessor to the Company (the “Predecessor Company”), Highland Capital Management, L.P. (“HCMLP”), and certain other entities (the “Agreement”). We understand that, pursuant to the Agreement, the Predecessor Company effected the Reorganization Merger (as defined in the Agreement), in which each outstanding share of the common stock of the Predecessor Company was converted into one share of Company Common Stock. Under and subject to the terms of the Agreement, the consideration to be received in the Offer by the Shareholders in exchange for each outstanding share of Company Common Stock is $0.67 in cash. Following completion of the Offer, the Company will effectuate a merger pursuant to which all remaining shares of Company Common Stock, other than those held by HCMLP or its affiliates, will be cancelled in exchange for $0.67 per share. For the purposes of this letter and our related analyses, the term “Shareholder” means the holders of the Company Common Stock other than HCMLP, the Company, and their respective affiliates. References in this opinion to the Company include, where applicable, the Predecessor Company prior to the effectiveness of the Reorganization Merger.
In connection with our review of the proposed Offer and the preparation of our opinion, we have, among other things:
1.	reviewed the financial terms and conditions as stated in Agreement;

2.	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009, and on Form 10-Q for the fiscal quarter ended March 31, 2010;

3.	reviewed certain other publicly available information on the Company;

4.	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;

5.	reviewed the historical stock price and trading activity for the shares of Company Common Stock;

6.	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

7.	discussed with senior management of the Company certain information related to the aforementioned;

8.	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

9.	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses we deemed to be sufficiently similar to those of the Company; and

10.	considered such other quantitative and qualitative factors that we deemed to be relevant to our evaluation.
With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, or any other party on its behalf, or otherwise reviewed by us, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal for any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by us, we have assumed, with your consent, that such forecasts, estimates and values have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. We express no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. We have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. With your consent, we also have assumed that, absent the transactions contemplated by the Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of Company Common Stock would receive for their shares of Company Common Stock would be highly uncertain. We also have assumed that the Company and its securities are identical to the Predecessor Company and its securities at all relevant times and in all respects material to our opinion. We have not evaluated or received any evaluations of the solvency or fair value of the Company, the Predecessor Company, or any other person under any laws relating to bankruptcy, insolvency or similar matters. We have assumed that the Offer will be consummated in a manner substantially equivalent to the manner in which it is described in the Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely effect the consideration to be paid to Shareholders. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.
In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of such analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
We express no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the Offer or any of the other transactions contemplated by the Agreement. Without limiting the generality of the foregoing, our opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Agreement) or any other transaction contemplated by the Agreement, other than the Offer, and our opinion is limited to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders in the Offer. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee of the Board of Directors to approve or consummate the Offer or any of the other transactions described in the Agreement. We express no opinion as to the trading price of Company Common Stock at any time. In formulating our opinion, we have considered only the cash consideration for Company Common Stock as is described above. We have not considered, and this opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the Offer or the other transactions described in the Agreement to American HomePatient securities holders, creditors, directors, officers, employees, or others. The delivery of this opinion has been approved by our Fairness Opinion Committee.
Raymond James & Associates Inc. (“Raymond James”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, and similar transactions. Raymond James will receive a customary fee from American HomePatient upon the delivery of this opinion. Raymond James also has been engaged to render financial advisory services to the Special Committee of the Board of Directors of American HomePatient and will receive a separate customary fee for such services; such fee is contingent upon consummation of the Offer. In addition, American HomePatient has agreed to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, we may trade in the securities of American HomePatient for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
Our opinion is based upon market, economic, financial, and other circumstances and conditions existing and disclosed to us as of June 30, 2010 and any material change in such circumstances and conditions would require a re-evaluation of this opinion, which we are under no obligation to undertake.
It is understood that this letter is for the information of the Special Committee of the Board of Directors of American HomePatient in evaluating the proposed Offer and does not constitute a recommendation to the Special Committee of the Board of Directors of American HomePatient or any holder of Company Common Stock or any other person regarding whether to tender their shares in the proposed Offer or otherwise how to act with respect to any of the transactions described in the Agreement or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent.
Based upon and subject to the foregoing, it is our opinion that, as of June 30, 2010, the consideration to be received by the Shareholders in the Offer contemplated by the Agreement is fair, from a financial point of view, to the Shareholders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.

Schedule F
RESTRUCTURING SUPPORT AGREEMENT
     This RESTRUCTURING SUPPORT AGREEMENT (the “Agreement”), dated as of April 27, 2010, is entered into by and among American HomePatient, Inc., a Delaware corporation, (“AHP”), AHP NV Corp., a Nevada corporation (“New AHP Parent”), Highland Capital Management, L.P., (“HCMLP”), those certain entities appearing on Schedule I attached hereto (the “Holders”) (HCMLP, Holders, and AHP are hereinafter referred to collectively as the “Parties”), and NexBank, SSB (as successor in interest to Heritage Bank, SSB, the “Agent” or “NexBank”).
RECITALS
     WHEREAS, AHP, along with its subsidiaries American HomePatient, Inc. (a Tennessee corporation), Designated Companies, Inc., American HomePatient of New York, Inc., The National Medical Rentals, Inc., American HomePatient of Texas, L.P., AHP, L.P., AHP Home Medical Equipment Partnership of Texas, Colorado Home Medical Equipment Alliance, LLC, Northeast Pennsylvania Alliance, LLC, Northwest Washington Alliance, LLC, AHP Home Care Alliance of Tennessee, AHP Alliance of Columbia, AHP Knoxville Partnership, AHP Home Care Alliance of Gainesville and AHP Home Care Alliance of Virginia (AHP, along with the these named subsidiaries are herein referred to as the “Makers”) have executed and delivered in favor of NexBank, on behalf of the Holders, a Secured Promissory Note, dated as of July 1, 2003, in the original principal amount of $250,000,000 (such note, as may be amended, restated, supplemented, or otherwise modified from time to time, the “Note”);
     WHEREAS, as of the date hereof, the Makers have acknowledged that the Event of Default under the Note, defined herein as the “Designated Event of Default,” has occurred and is continuing;
     WHEREAS, pursuant to the terms of that certain Tenth Forbearance Agreement dated April 14, 2010, Agent and certain of the Holders agreed to forbear from exercising remedies during the Forbearance Period (as defined in the Tenth Forbearance Agreement);
     WHEREAS, the Tenth Forbearance Agreement provides that it shall expire on May 15, 2010;
     WHEREAS, HCMLP is the beneficial owner, through the direct ownership by its affiliate Highland Crusader Offshore Partners, L.P. (collectively, “Crusader”), of approximately 48.0% of the shares of AHP common stock;
     WHEREAS, as of the date hereof, New AHP Parent is a direct, wholly-owned subsidiary of AHP and Reorg Sub (as defined below) is a direct, wholly-owned subsidiary of New AHP Parent; and
     WHEREAS, the Parties have agreed to a restructuring that contemplates: (i) a separately negotiated purchase and acquisition by AHP of the portion of the Note held by Aeries II — Finance Limited (“Patriarch”) and the subsequent retirement and cancellation of such interest in the Note; (ii) subject to approval by a majority of AHP shareholders, to a reorganization merger in which New AHP Parent will become the parent corporation of AHP following the merger of Reorg Sub with and into AHP and in which merger each Original Share (as defined below) shall be converted into a share in the New AHP Parent (the “Reorganization Merger”); (iii) a going private transaction, described in Section 4 below, effected through a self-tender offer for all outstanding shares not held by HCMLP or its affiliates; (iv) immediately following the Acceptance (as defined below), to the effectiveness of a debt restructuring between the Parties, as hereinafter described (the “Debt Restructuring”); and (iv) immediately following the Debt Restructuring, to the resignation of all of the members of Board of Directors of AHP and New AHP Parent (the “Current Directors”) and the appointment of individuals previously designated by HCMLP to constitute the Board of Directors of the New AHP Parent and AHP (the “New Directors”).

     NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows (provided that the Holders’ agreement is limited to Sections 1, 3.8, 4, 5, 6, 8.1, 9, 10 and 11):
Section 1 Retirement of Patriarch Debt. Immediately following the execution of this Agreement, AHP shall purchase and acquire from Patriarch, Patriarch’s entire 4.481784059% interest in the Note (the “Patriarch Interest”) in exchange for a cash payment of $8,633,517.01. Immediately following its purchase of the Note, AHP will retire and cancel the Patriarch Interest. All of the Holders consent to the purchase and acquisition by AHP and subsequent cancellation and retirement by AHP of the Patriarch Interest.
Section 2 Reorganization Merger.
     2.1 New AHP Parent. Immediately following execution of this Agreement in exchange for $6,600,000 from AHP, New AHP Parent shall guarantee all outstanding debt obligations of AHP (including, without limitation, the Note); provided, that AHP shall cause to be executed such documents as are necessary to provide that the $6,600,000 transferred to New AHP Parent shall remain subject to all security interests, including, without limitation, any account control agreements, of the Holders.
     2.2 Meeting. AHP, in accordance with applicable law and its certificate of incorporation and bylaws, shall duly call, give notice of, convene and hold a meeting of its shareholders (the “Stockholder Meeting”) for the purpose of obtaining the stockholder approval of the Reorganization Merger as promptly as reasonably practicable following the mailing of a proxy statement (the “Proxy Statement”). AHP shall file the Proxy Statement in preliminary form as promptly as practicable (and in any event no later than fifteen (15) days after the date of this Agreement) with the Securities and Exchange Commission (the “SEC”) and shall use its reasonable best efforts to respond as promptly as reasonably practicable to any oral or written comments received from the SEC or its staff with respect to the Proxy Statement; provided, that AHP shall provide HCMLP a reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto and all correspondence to the SEC in connection therewith. AHP shall cause the definitive Proxy Statement to be mailed to its shareholders at the earliest practicable date, with the Stockholder Meeting to be held as soon as reasonably practicable thereafter (and in any event no later than thirty-five (35) days after the mailing of the definitive Proxy Statement) subject to postponement or adjournment with the prior written consent of HCMLP.
     2.3 Completion of the Reorganization Merger; Effect of the Reorganization Merger. AHP shall use its reasonable best efforts to cause the closing of the Reorganization Merger (the “Merger Closing”) to occur as promptly as practicable following approval of the Reorganization Merger by the stockholders of AHP but in any event prior to the Merger Deadline (as defined below). At the Merger Closing, AHP will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) (the “Merger Certificate”). The Merger Certificate shall provide that, at the effective time of the Reorganization Merger (the “Effective Time” and such date the “Effective Date”), Reorg Sub shall merge with and into AHP in accordance with the DGCL, and the separate existence of Reorg Sub shall cease and AHP shall continue as the surviving entity.
     2.4 Treatment of Shares and Options. In the Reorganization Merger, each outstanding share of AHP common stock, par value $0.01 per share (each an “Original Share” and, collectively, the “Original Shares”) shall be converted and changed automatically into the right to receive one fully paid and non-assessable share of New AHP Parent (each a “Share” and, collectively, the “Shares”) without further action on the part of the holder thereof. In the Reorganization Merger, AHP shall cause each option to purchase Original Shares (collectively, the “AHP Stock Options”) granted under the employee and director stock plans of AHP (the “AHP Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time to be converted into an option to purchase the same number of Shares of New AHP Parent with the same exercise price per Share as the AHP Stock Options, it being understood and agreed that all terms and conditions of the original AHP Stock Options and AHP Stock Plans shall remain in full force and effect with respect to the New AHP Parent Options and New AHP Parent Plans.

     2.5 Agreement by HCMLP and Crusader to Vote for Reorganization Merger. HCMLP and Crusader hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the closing of the transactions contemplated by this Agreement and (ii) August 10, 2010, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the AHP stockholders, however called, or in any other circumstances (including any sought action by written consent) upon which a stockholder vote or other stockholder consent or stockholder approval is sought, HCMLP and Crusader will (y) appear at such a meeting or otherwise cause its Original Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by AHP for written stockholder consent, (z) vote, or cause to be voted, or take such action by written stockholder consent with respect to, all of such AHP common stock beneficially owned by HCMLP and its affiliates as of the relevant time (I) in favor of the Reorganization Merger and any related proposals, (II) against any proposal made in opposition to, or in competition or inconsistent with, this Agreement, including the adoption thereof or the consummation thereof, and (III) against any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer. HCMLP and Crusader also hereby agree they will not transfer Original Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written proxy or voting agreement to vote in accordance with the provisions of this Section 2.5.
     2.6 AHP Board Recommendation of Merger; Other Actions. AHP represents and warrants that the AHP Board of Directors, as of the date hereof, has recommended that the stockholders of AHP approve the Reorganization Merger and the related items presented in the Proxy Statement (the “Merger Recommendation”) and directed the officers of AHP to include the Merger Recommendation in the Proxy Statement. AHP shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Reorganization Merger and the other transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 9.1, AHP, regardless of whether its Board of Directors has made a Change of Recommendation, will submit the Reorganization Merger to the stockholders of AHP at the Stockholder Meeting for the purpose of approving the Reorganization Merger.
     2.7 Change of Merger Recommendation. Neither the AHP Board of Directors nor any committee thereof shall withdraw, qualify or modify the Merger Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal. Notwithstanding the foregoing or any other provision of this Agreement, if AHP receives a Superior Proposal and the Board of Directors of AHP determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Merger Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the AHP Board of Directors may withdraw, qualify or modify the Merger Recommendation (a “Change of Recommendation”); provided, however, that AHP shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.
     “Alternative Proposal” shall mean (i) any inquiry, proposal or offer from any person or group of persons other than HCMLP or one of its affiliates for a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving AHP (or, after the Effective Date, New AHP Parent) or any subsidiary of AHP (or, after the Effective Date, New AHP Parent), (ii) any proposal for the issuance by AHP (or, after the Effective Date, New AHP Parent) of over 15% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of AHP (or, after the Effective Date, New AHP Parent) and its subsidiaries.

     “Superior Proposal” shall mean any bona fide written Alternative Proposal (i) on terms which the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) determines in good faith, after consultation with AHP’s (or, after the Effective Date, New AHP Parent’s) outside legal counsel, to be more favorable to the holders of Original Shares or Shares, as applicable, than the Offer, taking into account all the terms and conditions of such proposal and this Agreement and (ii) that the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) believes is reasonably likely to be completed without undue delay, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%.”
Section 3 Self-Tender Offer.
     3.1 Terms of Self-Tender Offer. Provided that this Agreement shall not have been terminated in accordance with Section 9.1, pursuant to Section 3.2 hereof, New AHP Parent shall as promptly as practicable following the Merger Closing, and in any event within five (5) Business Days following the date of the Merger Closing (or such other later date as the HCMLP and AHP may mutually agree in writing) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) a self-tender offer for all outstanding Shares not held by HCMLP or its affiliates (the “Offer”) at $0.67 per share in cash (the “Per Share Amount”). The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable federal backup withholding or stock transfer taxes payable by the seller. The obligations of New AHP Parent to accept for payment and to pay for any Shares tendered pursuant to the Offer shall be subject only to the following conditions (the “Tender Offer Conditions”):
1.	there shall have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with Shares held by HCMLP and its affiliates, represents more than 90% of the number of Shares outstanding, on a fully diluted basis (the “Minimum Condition”);

2.	the total amount payable by New AHP Parent to holders of Shares, upon acceptance for payment of Shares, shall not exceed $6,527,000;

3.	the Debt Restructuring shall become effective simultaneously with the Acceptance; and

4.	at any time on or after the date hereof and prior to the acceptance for payment of Shares, any of the following conditions shall have occurred and be continuing:
     (i) any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority of competent jurisdiction shall have enacted issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Offer or a follow-on merger (whether short-form or long-form) conducted after the completion of the Offer;
     (ii) (a) the representations and warranties of AHP contained in this Agreement which are qualified by “materiality” or “Material Adverse Effect” shall not be true and correct in all respects and (b) the other representations and warranties of AHP contained in this Agreement shall not be true and correct in all material respects, in each case at and as of the date hereof and at and as of the Acceptance Date with the same effect as if made at and as of such date, or, if such representations speak as of an earlier date, as of such earlier date; and
     (iii) any party shall have failed to perform and comply with, in all material respects, its covenants and agreements contained in the Agreement to be performed by it prior to the Acceptance Date.

     3.2 No Modification. Without the prior written consent of HCMLP, New AHP Parent shall not (i) change the Per Share Amount or the form of consideration payable in the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) modify, amend or waive satisfaction of any Tender Offer Condition, (iv) impose additional conditions to the Offer, (v) make any change in the Offer that would require an extension or delay of the then-current Expiration Date, or (vii) otherwise modify or amend any other term of the Offer in any manner (A) adverse to HCMLP or (B) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     3.3 SEC Filings. On the date of commencement of the Offer, New AHP Parent shall file or cause to be filed with the SEC (x) a Rule 13E-3 Transaction Statement on Schedule 13E-3 in connection with the Offer (a “Schedule 13E-3”) and (y) a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer which shall contain the offer to purchase (the “Offer to Purchase”) and related letter of transmittal and summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the “Offer Documents”). New AHP Parent agrees promptly to correct any information provided in the Schedule 13E-3 and the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and New AHP Parent shall take all steps necessary to cause the Schedule 13E-3 and the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. HCMLP and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 13E-3 and any Offer Documents (including each amendment or supplement thereto) before they are filed with the SEC. New AHP Parent shall provide HCMLP with (in writing, if written), and to consult with HCMLP regarding, any comments (written or oral) that may be received by AHP, New AHP Parent or their counsel from the SEC or its staff with respect to the Schedule 13E-3 and the Offer Documents as promptly as practicable after receipt thereof. HCMLP and its counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses.
     3.4 Expiration Date. The Offer to Purchase shall provide for an expiration date of the 20th Business Day (as defined in Rule 14d-1 under the Exchange Act, “Business Day”) following (and including the day of) the commencement of the Offer (such date, or such subsequent date to which the expiration of the Offer is extended pursuant to and in accordance with the terms of this agreement, the “Expiration Date”). New AHP Parent shall not terminate or withdraw the Offer other than in connection with the effective termination of this Agreement in accordance with Section 9.1 hereof. So long as the Offer and this Agreement have not been terminated pursuant to Section 9.1, if at any scheduled Expiration Date, the Tender Offer Conditions shall not have been satisfied or earlier waived, New AHP Parent shall extend the Offer and the Expiration Date to a date that is not more than five Business Days after such previously scheduled Expiration Date; provided that New AHP Parent shall not be required to cause New AHP Parent to extend the Offer beyond the End Date (as defined below).
     3.5 Acceptance. Subject solely to the satisfaction or waiver of the Tender Offer Conditions, New AHP Parent shall as soon as possible after the expiration of the Offer, accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer (the “Acceptance” and the time of such payment, the “Acceptance Date”).
     3.6 AHP Board Recommendation for Tender; Other Actions. The New AHP Parent Board of Directors will recommend that the stockholders of New AHP Parent accept the Offer and tender their shares (the “Tender Recommendation”) and will direct the officers of New AHP Parent to include the Tender Recommendation in the Offer Documents.
     3.7 Change of Tender Recommendation. Neither the New AHP Parent Board of Directors nor any committee thereof shall withdraw, qualify or modify the Tender Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal. Notwithstanding the foregoing or any other provision of this Agreement, if New AHP

Parent receives a Superior Proposal and the Board of Directors of New AHP Parent determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Tender Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the New AHP Parent Board of Directors may withdraw, qualify or modify the Tender Recommendation (a “Change of Tender Recommendation”); provided, however, that New AHP Parent shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Tender Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.
     3.8 Cooperation; Subsequent Actions. (a) HCMLP, Agent, and Holders agree on behalf of themselves and their respective affiliates that they will not make, encourage, solicit, participate in or consummate any offer, at any time prior to the Acceptance Date. Thereafter, HCMLP shall take all action and shall cause New AHP Parent to promptly (but in the event of a short form merger, within ten (10) business days) take all actions to effectuate a merger (whether short form or long form) (the “Follow-on Merger”) pursuant to which the remaining Shares not held by HCMLP and its affiliates will be cancelled in exchange for an amount equal to the Per Share Amount. In the Follow-on Merger, New AHP Parent shall cause each New AHP Parent Option, whether vested or unvested, that is outstanding immediately prior to the Follow-on Merger to be cancelled and the holder of such New AHP Parent Option to, in full settlement of such New AHP Option, receive from New AHP Parent an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Per Share Amount over the exercise price per Share of such New AHP Parent Option multiplied by (y) the total number of Shares subject to such New AHP Parent Option (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”).
          (b) HCMLP and New AHP Parent shall thereafter take all necessary actions and make all necessary filings to have the Shares removed from listing for trading and to de-register AHP Parent pursuant to federal securities laws. HCMLP and Crusader also hereby agree that, prior to the completion of the Follow-On Merger, they will not transfer Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written agreement to effectuate its obligations in this Section 3.8.
     3.9 The Board of Directors of AHP and New AHP Parent. Immediately following the Acceptance Date, AHP and New AHP Parent shall promptly exercise their best efforts to secure the resignations of each of their directors and cause the New Directors to be elected to their respective Boards of Directors. In the event that AHP or New AHP Parent is unable to secure the resignation of any of their respective directors, AHP or New AHP Parent, as applicable, shall promptly increase the size of its Board of Directors so that the New Directors shall be elected and constitute a majority of each Board of Directors, and shall cause the New Directors to constitute a majority of each committee of the Board of Directors. If the Acceptance Date does not occur, the obligations of this paragraph shall become null and void.
Section 4 Debt Restructuring and Acknowledgment of Transactions.
     4.1 Debt Restructuring. The Parties have agreed to the Debt Restructuring, the terms of which are described in the attached Exhibit A (the “Term Sheet”). The parties hereto agree that the Debt Restructuring shall become effective in accordance with the terms of this Agreement immediately following the Acceptance Date, it being understood that if this Agreement is terminated prior to the Acceptance Date, then the Holders shall have no remaining obligations under Section 4 of this Agreement.
     4.2 Restructuring Documentation. Prior to the Acceptance Date, AHP and the Holders shall negotiate and document the Debt Restructuring, consistent with the Term Sheet, proposed by Holders to become effective immediately following the Acceptance Date.

     4.3 Transfer Agreement. Each of the Holders that executes this Agreement, individually, covenants that, from the date hereof until the termination of this Agreement, it will not directly or indirectly, sell, pledge, hypothecate or otherwise transfer any of its Notes, or any option, right to acquire, or voting, participation, or other interest therein, except to a purchaser or other entity who (i) is a party to this Agreement or (ii) executes and delivers to the other Parties as a condition to the settlement of such trade or transfer an agreement in writing in form and substance similar to Exhibit B hereto (a “Transfer Agreement”), pursuant to which such purchaser agrees to assume and be bound by all the terms of this Agreement with respect to the relevant claims or other interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 4 hereof). Any trade or transfer that does not comply with this Section 4.3 and the terms of the Note shall be deemed void ab initio.
     4.4 Consent to Transactions. The Holders acknowledge and consent to the transactions, including, without limitation, the repurchase of the Shares by New AHP Parent pursuant to the Offer, set forth in Sections 2 and 3 of this Agreement. The Holders agree not to (i) put forth or otherwise support any proposal made in opposition to, or in competition with, this Agreement and (ii) take any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer. The Holders further agree to take all actions reasonably necessary to consummate the Debt Restructuring on the term set forth in this Agreement and the Term Sheet.
Section 5 Forbearance.
     5.1 Forbearance. Upon the terms and conditions set forth in this Agreement, and until this Agreement is terminated pursuant to Section 9.1 (a “Termination Event”), the Agent and the Holders hereby agree to forbear from exercising the rights and remedies available to them as a direct result of the occurrence of the event of default that arose on August 1, 2009 from the failure of the Makers to pay the outstanding principal balance of the Note on the Maturity Date (as defined in the Note) (it being understood and agreed that any accrued and unpaid interest, including, without limitation, unpaid interest accrued after the Maturity Date, must be paid monthly in arrears on the first calendar day of each month and the failure to pay such interest is not a Designated Event of Default and that the Holders have not agreed to forbear from exercising any rights and remedies available to them as a result of the Makers failure to pay such interest) (the “Designated Event of Default”).
     5.2 Term of Forbearance. Upon the terms and conditions set forth in this Agreement, and so long as no Termination Event shall have occurred, the Agent and the forbearing Holders hereby agree to forbear, solely for the duration of the “Forbearance Period”, which shall mean the period (a) commencing on and including the date hereof and (b) continuing through and including the date that is the earlier to occur of (i) the definitive Debt Restructuring and (ii) a Termination Event.
     5.3 Effect of Expiration. Upon the expiration of the Forbearance Period, the agreement of the Agent and the Holders hereunder to forbear from exercising their respective rights and remedies during the Forbearance Period shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Makers hereby unconditionally and irrevocably waive and all of which rights and remedies are fully reserved by the Agent and the forbearing Holders. Each of the Makers agrees that any or all of the Agent or the forbearing Holders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under the Note, any other document related thereto and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Designated Event of Default, none of which rights or remedies or Designated Event of Default is or shall be deemed to be waived in any respect.

Section 6 Representations and Warranties.
     6.1 Mutual Representations and Warranties. Each Party makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:
          (a) Enforceability. This Agreement is a legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally or is subject to general principles of equity, whether considered in a proceeding at law or in equity.
          (b) No Consent or Approval. No consent or approval is required by any other Person or entity in order for it to carry out the provisions of this Agreement.
          (c) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
          (d) Authorization. Subject, in the case of AHP and New AHP Parent, to the stockholder vote to approve the Merger Reorganization, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
          (e) Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any Governmental Entity, except such filings and approvals as may be necessary and/or required under the federal securities laws, or any state securities laws.
          (f) No Conflicts. The execution, delivery and performance of this Agreement does not and shall not: (a) violate the provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.
     6.2 AHP Representations and Warranties. AHP makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:
          (a) Capitalization. The authorized capital stock of AHP consists of 35,000,000 Shares and 5,000,000 preferred shares, par value $0.01 per share (the “AHP Preferred Stock”). As of the close of business on March 31, 2010 (1) 17,573,389 Shares were issued (including shares held in treasury), no AHP Preferred Stock was outstanding, 6,100,000 Shares were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to any plans of AHP under which any award, grant or other form of compensation issuable in the form of, or based in whole or in part on the value of, the Shares, has been conferred on any individual or entity (such stock options, units and other awards and plans, collectively, the “AHP Stock Plans”), and no Shares were held by AHP in its treasury or by its subsidiaries; and (2) no shares of the AHP Preferred Stock were outstanding or reserved for issuance. All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights. No bonds, debentures, notes or other indebtedness generally having the right to vote on any matters on which stockholders may vote (“Voting Debt”) of AHP are issued or outstanding.

          (b) Other Stock Rights. Except for the AHP Stock Options that represented, as of March 31, 2010, the right to acquire up to an aggregate of 3,570,917 Shares, there are no options, warrants, calls, rights, commitments or agreements of any character to which AHP or any subsidiary of AHP is a party or by which it or any such subsidiary is bound which obligate AHP or any subsidiary of AHP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of AHP or of any subsidiary of AHP or obligating AHP or any subsidiary of AHP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement (“Other AHP Stock Rights”). Other than this Agreement, there are no outstanding contractual obligations of AHP or any of its subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of AHP or any of its subsidiaries, or (2) pursuant to which AHP or any of its subsidiaries is or could be required to register Shares or other securities under the Securities Act of 1933, as amended (the “Securities Act”). All outstanding AHP Stock Options have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other applicable laws and (B) all requirements set forth in applicable agreements to which AHP is party.
          (c) SEC Filings. AHP has filed all required reports, schedules, registration statements and other documents with the SEC since January 1, 2008 (the “AHP SEC Documents”). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the AHP SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such AHP SEC Documents, and none of the AHP SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AHP included in the AHP SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of AHP and its consolidated subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. As of the date hereof, there are no outstanding, undisclosed written comments from the SEC with respect to any of the AHP SEC Documents.
          (d) No Undisclosed Liabilities. Except for (1) those liabilities that are appropriately reflected or reserved for (or not required to be reflected or reserved for) in the consolidated financial statements of AHP included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC prior to the date, (2) liabilities incurred since December 31, 2009 in the ordinary course of business consistent with past practice, (3) liabilities incurred as required by this Agreement or in connection with or as a result of the Reorganization Merger or the transactions contemplated hereby, (4) liabilities or obligations discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, (5) liabilities that individually or in the aggregate, would not be material to AHP and its subsidiaries taken as a whole, AHP and its subsidiaries do not have, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).
          (e) Required Vote. The affirmative vote of the holders of the Shares entitled to cast at least a majority of all votes entitled to be cast on the matter is the only vote or consent required of any class or series of securities or equity interests in AHP required to consummate the Reorganization Merger.

          (f) Subsidiaries. New AHP Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and, until the Effective Time, shall be a direct subsidiary of AHP. AHP DE Merger Corp. (“Reorg Sub”) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and, until the Effective Time, shall be a direct subsidiary of New AHP Parent. Each of New AHP Parent and Reorg Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and except as contemplated hereby has engaged in no other business activities and has no assets or liabilities.
          (g) D&O Insurance. In the aggregate, AHP paid $532,671 in premiums for its directors’ and officers’ insurance policy issued in the fiscal year 2009.
Section 7 D&O Insurance; Indemnification.
     7.1 Continuance of Rights.
          (a) All rights to exculpation and indemnification in favor of the directors and officers of AHP or New AHP Parent for their service as such for acts or omissions occurring at or prior to the resignation of the AHP and the New AHP Parent directors following the Debt Restructuring becoming effective (the “Debt Closing”), whether asserted or claimed prior to, at or after such time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the respective current or former directors, officers or employees (collectively, “Indemnitees”), shall continue in full force and effect for a period of not less than six years following the Debt Closing. AHP and New AHP Parent and their subsidiaries (the “Indemnitors”) shall indemnify, defend and hold harmless, and advance expenses to Indemnitees with respect to all acts or omissions by them in their capacities as directors and officers at any time prior to the Closing, to the fullest extent permitted by the certificate of incorporation or charter documents and bylaws of AHP and New AHP Parent or any of their subsidiaries as in effect immediately prior to the Debt Closing. For a period of six years following the Debt Closing, HCMLP agrees not to (and, for so long as it controls them, to not permit AHP or New AHP Parent to) amend, modify or terminate any such charter documents, bylaws or agreements in any manner adverse to the Indemnitees with respect to such rights to indemnification and advancement of expenses. As a condition precedent to any transaction that results in HCMLP no longer controlling AHP or New AHP Parent, HCMLP shall require the acquiror to expressly assume in writing the obligations of HCMLP set forth in this Section 7.1.
          (b) The Indemnitors shall have the right to defend each Indemnitee in any proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitor shall notify such Indemnitee of any such decision to defend within ten (10) calendar days of receipt of written notice of any such pending or threatened claim or proceeding; and provided, further, that the Indemnitor shall not, without the prior written consent of such Indemnitee, consent to the entry of any judgment against such Indemnitee or enter into any settlement or compromise which (x) includes an admission of fault of such Indemnitee or (y) does not include, as an unconditional term thereof, the full release of such Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to such Indemnified Party. Any Indemnified Party wishing to claim indemnification under this Section 7.1 upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Indemnitors thereof; provided, however, that the failure to provide prompt notice will not relieve any Indemnitor from any liability hereunder to the extent such Indemnitor is not materially prejudiced as a result of such failure.
     7.2 Additional Coverage. Prior to the Acceptance Date, AHP and/or New AHP Parent shall obtain “tail” insurance policies that provides coverage for events occurring prior to the resignation of the Old Directors, with a claims period of six years, with respect to directors’ and officers’ liability insurance in amount and scope no less favorable than existing coverage; provided that in satisfying such obligation, the parties shall not be obligated to pay an aggregate tail insurance premium in excess of $1,331,000. During such six year period, in the event that there is an insolvency proceeding or receivership against such carrier, AHP, New AHP Parent and their subsidiaries shall (and HCMLP shall cause them to) use commercially reasonable efforts to obtain a commercially reasonable substitute for such period and at such coverage amounts. If AHP and/or New AHP Parent becomes aware of the availability of “tail” insurance policies from a reasonably acceptable insurance carrier that provide comparable or better coverage than the type set forth immediately above for less than $1,331,000, AHP and/or New AHP Parent agree to obtain such lower-priced “tail” insurance policies. Furthermore, AHP and/or New AHP Parent agree to execute any “broker of record” letters requested by HCMLP to facilitate obtaining quotations with respect to “tail” insurance policies.
     7.3 Third-Party Rights. Sections 7.1 and 7.2 are intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnitees and shall be binding on all successors and assigns of HCMLP, AHP, New AHP Parent and their subsidiaries. The Indemnitees shall be entitled to enforce the covenants contained in Sections 7.1 and 7.2.
Section 8 Other Agreements.
     8.1 Confidentiality/Publicity. Except as required by applicable law, AHP on the one hand and HCMLP and the Holders on the other hand shall not, and shall not permit any of their subsidiaries to, make public disclosures in respect of the transactions contemplated by this Agreement without the consent, not to be unreasonably withheld, conditioned or delayed, of the other, except for any public filings to the extent required under federal or state securities laws or any other law or court process; provided that each Party shall use commercially reasonable efforts not to make such filing without first consulting the other Parties.
     8.2 No-Shop. During the term of this Agreement, each of AHP and New AHP Parent agrees that neither it nor any of its subsidiaries shall, and that each shall cause its and their respective officers, directors, employees, agents and representatives (“Representative”) not to, directly or indirectly, (i) solicit or initiate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (ii) knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (iii) engage or participate in any negotiations regarding, or provide or cause to be provided any non-public information or data relating to AHP or any of its subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (v) approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, or (vi) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement of AHP with respect to an Alternative Proposal. Notwithstanding anything in the prior sentence to the contrary, if at any time following the date of this Agreement and prior to the Acceptance Date, (i) AHP (or, after the Effective Date, New AHP Parent) has received a written Acquisition Proposal from a third party that the AHP (or, after the Effective Date, New AHP Parent) Board of Directors believes in good faith to be bona fide, (ii) neither AHP nor New AHP Parent has breached any provision of this Section 8.2, (iii) the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith that such action is necessary to comply with its duties to its shareholders under applicable law, then AHP (or, after the Effective Date, New AHP Parent) may (A) furnish information with respect to AHP to the person making such Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that AHP and New AHP Parent (x) shall not, and shall not allow their respective subsidiaries or Representatives to, disclose any non-public information to such person without first entering into confidentiality agreement with such person on commercially reasonable terms and (y) shall promptly provide or make available to HCMLP any non-public information concerning AHP provided or made available to such other person which was not previously provided or made available to HCMLP.

     8.3 No Issuance. Except as expressly contemplated by this Agreement, during the term hereof, neither AHP, New AHP Parent or any of their subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to options, performance-based restricted stock or deferred stock units previously granted or (ii) the issuance and sale of performance-based restricted stock pursuant to rights previously granted.
     8.4 Interim Covenants. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing, AHP (or, after the Effective Date, New AHP Parent), shall, and shall cause each of its subsidiaries to, carry on its businesses in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing (which consent shall not be unreasonably withheld), AHP (or, after the Effective Date, New AHP Parent), shall not, and shall cause each of its subsidiaries not to:
          (a) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any stock or other equity interests in AHP, New AHP Parent or any of their respective subsidiaries;
          (b) classify or re-classify any unissued shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries; (B) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or (C) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any option or other right in respect of, any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, beneficial or other interests, voting securities or convertible or redeemable securities;
          (c) amend any charter or organizational documents of AHP, New AHP Parent or any of their respective subsidiaries;
          (d) merge, consolidate or enter into any other business combination transaction with any person, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in, make any loans or advances to, make any capital contribution to or investment in, or purchase all or substantially all of the assets of, any person or any division or business thereof;
          (e) incur any material indebtedness (secured or unsecured);
          (f) sell, mortgage, subject to lien, lease or otherwise dispose of any material personal, intangible property or real property, including by the disposition or issuance of equity securities in an entity that owns any such property;
          (g) other than inventory leased or acquired in the ordinary course of business, acquire any material personal property, intangible property or real property;

          (h) pay, discharge, settle, compromise or satisfy any material litigation, including any shareholder derivative or class action claims;
          (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of AHP, New AHP Parent or any of their respective subsidiaries;
          (j) other than in the ordinary course of business, modify, amend or change, in each case, in any material respect, or terminate, or waive compliance with the terms of or breaches under, or waive, release, assign or terminate any material rights or claims under, any material term of any material contract or enter into a new material contract, agreement or arrangement;
          (k) fail to pay any material taxes when due;
          (l) adopt any new employee benefit plan, incentive plan, severance agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement, (B) grant any new stock appreciation rights, options, performance awards, restricted shares or any other equity-based awards, (C) enter into or amend any employment, severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement other than severance agreement(s) for new employees retained to fill vacancies for existing employees with such arrangements, on terms not to exceed such existing arrangement, (D) except as permitted by item (C), grant any severance or termination pay, or any increase thereof, to any director, officer or employee (E) increase the number of its full-time permanent employees by an amount inconsistent with past practice, (F) terminate any employee, other than as would not result in any payment of or obligation to pay severance or termination pay to (i) Company executives or (ii) in excess of historical severance policy levels (not to exceed $100,000 in the aggregate for non-executives), or (G) establish, pay, agree to grant or increase any bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement (other than payments and awards under currently existing bonus and award plans);
          (m) incur any legal or investment banking Expenses (as defined herein but excluding the fees set forth in Section 10.2), other than Expenses which do not exceed $1,200,000 in the aggregate for AHP, New AHP Parent and their respective subsidiaries; or
          (n) agree in writing or otherwise to take any action inconsistent with any of the foregoing.
Section 9 Termination.
     9.1 Right to Terminate. This Agreement may be terminated at any time before AHP accepts for payment and pays for the Shares validly tendered and not withdrawn in the Offer (except as otherwise provided herein), whether before or after the AHP shareholder vote:
          (a) by mutual written consent of AHP, HCMLP, and each Holder;
          (b) by HCMLP, if mailing of the Proxy Statement to stockholders does not take place on or before June 30, 2010;
          (c) by HCMLP, if (i) a Change of Merger Recommendation or Change of Tender Recommendation has occurred, (ii) AHP fails to include the Merger Recommendation in the Proxy Statement or New AHP Parent fails to include the Tender Recommendation in the Offer Documents, or (iii) AHP, New AHP Parent or the Board of Directors of AHP or New AHP Parent (x) approves, adopts or recommends any Acquisition Proposal or (y) approves or recommends, or enters into, or allows any of its subsidiaries to enter into, a written letter of intent, agreement in principle of definitive agreement for an Acquisition Proposal;

          (d) by HCMLP in the event of a Material Adverse Effect (as defined below);
          (e) by either HCMLP or AHP if, upon a vote at the Stockholder Meeting, the AHP shareholders do not approve the Reorganization Merger, provided that HCMLP shall not have the right to terminate pursuant if such failure to approve the Reorganization Merger is caused by a breach of the obligations under Section 2.5 of this Agreement;
          (f) by either HCMLP, AHP or any Holder, if the Merger Closing shall not have occurred on or before August 10, 2010 (the “Merger Deadline”);
          (g) by either HCMLP, AHP or any Holder, if the Acceptance Date shall not have occurred or if the Debt Restructuring shall not have been consummated (provided that no party shall have the right to terminate pursuant to this Section (g) if its breach of this Agreement has caused the Debt Restructuring not to occur) on or before September 30, 2010 (the “End Date”);
          (h) by HCMLP, if at any Expiration Date, New AHP Parent shall fail to accept for payment and pay for Shares validly tendered and not withdrawn in the Offer subject to the terms of and in accordance with Section 3.5;
          (i) by any Party if there shall have been issued an order, decree or injunction having the effect of making the Reorganization Merger illegal or permanently prohibiting the consummation of such merger, and such order, decree or injunction shall have become final and nonappealable;
          (j) by HCMLP or any Holder, upon a material breach of any representation, warranty, covenant or agreement of AHP or New AHP Parent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof;
          (k) by AHP or New AHP Parent, upon a material breach of any representation, warranty, covenant or agreement of HCMLP, any Holder or Agent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof; and
          (l) by any Party upon the commencement of any proceeding by or against AHP or any of the Makers under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law unless such proceeding is a result of a breach of the obligations under Section 5 hereof.
          “Material Adverse Effect” shall mean an event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole (it being understood that none of the following, in and of themselves, shall be deemed to constitute a “Material Adverse Effect”: (a) a change that results from conditions generally affecting the United States economy or the world economy, (b) a change or development in the industries in which AHP and its subsidiaries operate, including general changes in applicable law across such industries or changes in governmental reimbursement in such industries, or (c) a change that results from the taking of any action required by this Agreement; provided, however, that such matters in the case of clauses (a) and (b) shall be taken into account in determining whether there has been or is a Material Adverse Effect to the extent of any disproportionate impact on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole relative to other similarly situated persons).

     9.2 Effect of Termination. In the event of termination of this Agreement by any Party as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any other Party except (a) with respect to any actual liabilities or damages incurred or suffered by any other Party as a result of the willful breach by the breaching Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, and (b) with respect to provisions hereof that expressly survive the termination of this Agreement.
     9.3 Fees and Expenses. In the event this Agreement is terminated pursuant to:
          (a) Section 9.1(c), AHP shall pay each Holder its pro rata share (based upon the amount owed to each Holder under the Note) of $2,260,000 as liquidated damages within five (5) Business Days following such termination. Any payment owing pursuant to this Section 9.3(a) shall be subordinate in right of payment to all obligations owing by the Makers pursuant to the Note.
Section 10 Expenses.
     10.1 Responsibility for Expenses. Subject to Section 10.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.
     10.2 Payment of HCMLP Legal Fees and Expenses. Whether or not any of the transactions contemplated this Agreement are consummated, AHP agrees that it shall pay (i) the reasonable fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to HCMLP and its affiliates, in connection with the transactions contemplated by this Agreement and (ii) the reasonable fees and expenses of Latham & Watkins LLP, counsel to General Electric Capital Corporation, in its capacity as agent and lender, (in an aggregate amount not to exceed $100,000) in connection with documenting, negotiating, executing and diligencing the Debt Restructuring.
Section 11 Miscellaneous Terms.
     11.1 Binding Obligation. Subject to, in the case of AHP’s obligation to consummate the Reorganization Merger, the shareholder vote, this Agreement is a legally valid and binding obligation of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth in Section 7.3 hereof, nothing in this Agreement, express or implied, shall give to any Person, other than the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Holders contained in this Agreement are, in all respects, several and not joint.
     11.2 Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Person.
     11.3 Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

     11.4 Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
     11.5 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a state or federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.
     11.6 Complete Agreement. The Agreement and the other agreements referenced herein constitute the complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Parties with respect thereto.
     11.7 Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret the Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.
     11.8 Amendment. This Agreement may only be modified, altered, amended or supplemented by an agreement in writing signed by AHP (or, after the Effective Date, New AHP Parent), HCMLP, and the Holders.
     11.9 Waiver. At any time prior to the Closing, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
     11.10 Specific Performance. The Parties understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and further understand and agree that each non-breaching Party shall be entitled to seek (upon proper proof) the remedy of specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a non-exclusive remedy of any such breach; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such a remedy.
     11.11 Execution of Agreement. This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMERICAN HOMEPATIENT, INC., a Delaware corporation
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President & Chief Financial Officer

AMERICAN HOMEPATIENT, INC., a Tennessee corporation
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

AHP NV CORP.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

DESIGNATED COMPANIES, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

AMERICAN HOMEPATIENT OF NEW YORK, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

THE NATIONAL MEDICAL RENTALS, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

AMERICAN HOMEPATIENT OF TEXAS, L.P., a Texas limited partnership
By:	AMERICAN HOMEPATIENT, INC., its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

AHP, L.P., a Tennessee limited partnership
By:	AMERICAN HOMEPATIENT, INC., its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

AHP HOME MEDICAL EQUIPMENT PARTNERSHIP OF TEXAS, a Texas general partnership
By:	AHP, L.P., a general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC. a general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

COLORADO HOME MEDICAL EQUIPMENT ALLIANCE, LLC. a Colorado limited liability company
By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its sole member
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

NORTHEAST PENNSYLVANIA ALLIANCE, LLC, a Pennsylvania limited liability company
By:	AMERICAN HOMEPATIENT VENTURES, INC.
its sole member
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

NORTHWEST WASHINGTON ALLIANCE, LLC, a Washington limited liability company
By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its sole member
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

AHP HOME CARE ALLIANCE OF TENNESSEE, a Tennessee general partnership
By:	AMERICAN HOMEPATIENT, INC.,
its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

AHP ALLIANCE OF COLUMBIA , a South Carolina general partnership
By:	AMERICAN HOMEPATIENT, INC.,
its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its general partner
Name:	/s/ Stephen L. Clanton
	Title:	Executive Vice President

AHP KNOXVILLE PARTNERSHIP , a Tennessee general partnership
By:	AMERICAN HOMEPATIENT, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

AHP HOME CARE ALLIANCE OF GAINESVILLE , a Florida general partnership
By:	AMERICAN HOMEPATIENT, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

AHP HOME CARE ALLIANCE OF VIRGINIA, a Virginia general partnership
By:	AMERICAN HOMEPATIENT, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC.,
its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

NEXBANK, SSB, as Agent
By:	/s/ Jeff Scott
	Name:	Jeff Scott
	Title:	Vice President

ABERDEEN LOAN FUNDING, LIMITED,
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

BRENTWOOD CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

EASTLAND CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Benjamin McCarrick
	Name:	Benjamin McCarrick
	Title:	Duly Authorized Signatory

GLENEAGLES CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

GRAYSON CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

GREENBRIAR CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

HIGHLAND LOAN FUNDING V, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

HIGHLAND CAPITAL MANAGEMENT, L.P.
By:	HCMLP MANAGEMENT, L.P.,
As Collateral Manager

By:	STRAND ADVISORS, INC.,
Its General Partner

Name:	/s/ James D. Dondero
Title: President

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.
Name:	/s/ Jason Post
Title: Operations Director

HIGHLAND RESTORATION CAPITAL PARTNERS, L.P.
By:	Highland Restoration Capital Partners GP, LLC,
its General Partner
Name:	/s/ Jason Post
Title: Operations Director

HIGHLAND RESTORATION CAPITAL PARTNERS MASTER, L.P.
By:	Highland Restoration Capital Partners GP, LLC,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

JASPER CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
	Title:	Operations Director

LIBERTY CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director
LOAN FUNDING IV, LLC
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

LOAN FUNDING VII, LLC
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

LONGHORN CREDIT FUNDING, LLC
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

PAM CAPITAL FUNDING, LP
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

PAMCO CAYMAN LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

RED RIVER CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

ROCKWALL CDO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

ROCKWALL CDO II, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

SOUTHFORK CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

STRATFORD CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

WESTCHESTER CLO, LIMITED
By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title: Operations Director

Schedule I
Aberdeen Loan Funding, Limited
Brentwood CLO, Limited
Eastland CLO, Limited
General Electric Capital Corporation
Gleneagles CLO, Limited
Grayson CLO, Limited
Greenbriar CLO, Limited
Highland Loan Funding V, Limited
Highland Restoration Capital Partners Master, L.P.
Highland Restoration Capital Partners, L.P.
Jasper CLO, Limited
Liberty CLO, Limited
Loan Funding IV, LLC
Loan Funding VII, LLC
Longhorn Credit Funding, LLC
Pam Capital Funding, LP
Pamco Cayman Limited
Red River CLO, Limited
Rockwall CDO, Limited
Rockwall CDO II, Limited
Southfork CLO, Limited
Stratford CLO, Limited
Westchester CLO, Limited

Exhibit A
Debt Restructuring Term Sheet
Material Terms and Conditions of the Amended Credit Facilities
I. First Lien Debt ($100 million term loan)

Borrower:	American Home Patient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the First Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the First Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis; provided that in the case of the First Lien Debt, in no event shall the “Base Rate” be less than 3.80% and the “Eurodollar Rate” be less than 2.80%.

“Applicable Margin” means a rate per annum equal to 4.00% for First Lien Debt bearing interest by reference to the Eurodollar Rate, and 3.00% for First Lien Debt bearing interest by reference to the Base Rate.

Default rate shall be the applicable interest rate plus 2.00% per annum.

Interest Payment Dates:	In the case of First Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of First Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The First Lien Debt will mature on the date that is 4 years after the completion of the Debt Restructuring.

Security and Ranking:	The First Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank senior in priority to the Second Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the First Lien Debt shall be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants.

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default.

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.

II. Second Lien Debt ($126.4 million term loan)

Borrower:	American Home Patient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the Second Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the Second Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis.

“Applicable Margin” means a rate per annum equal to 7.00% for Second Lien Debt bearing interest by reference to the Eurodollar Rate, and 6.00% for Second Lien Debt bearing interest by reference to the Base Rate.

At any time prior to the Maturity Date (as defined below), the Borrower may elect to pay the portion of interest equal to the Applicable Margin in cash or in-kind. The portion of interest equal to the Base Rate or Eurodollar Rate shall be paid in cash at all times.

Default rate shall be the applicable interest rate plus 2.00% per annum. During the pendency of any Events of Default (as defined below), all interest (including default interest) shall be paid in cash.

Interest Payment Dates:	In the case of Second Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of Second Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The Second Lien Debt will mature on the date that is 4 years (the “Maturity Date”) after the completion of the Debt Restructuring.

Security and Ranking:	The Second Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank junior in priority to the First Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the Second Lien Debt shall be permitted at any time (after repayment in full of the First Lien Debt), in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants (with set-offs where applicable from the covenants governing the First Lien Debt).

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default (“Events of Default”).

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.

Schedule G
Term Sheet for Restructured Debt
I. First Lien Debt ($95.5 million term loan)

Borrower:	American HomePatient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the First Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the First Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis; provided that in the case of the First Lien Debt, in no event shall the “Base Rate” be less than 3.80% and the “Eurodollar Rate” be less than 2.80%.

“Applicable Margin” means a rate per annum equal to 4.00% for First Lien Debt bearing interest by reference to the Eurodollar Rate, and 3.00% for First Lien Debt bearing interest by reference to the Base Rate.

Default rate shall be the applicable interest rate plus 2.00% per annum.

Interest Payment Dates:	In the case of First Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of First Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The First Lien Debt will mature on the date that is 4 years after the completion of the Debt Restructuring.

Security and Ranking:	The First Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank senior in priority to the Second Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the First Lien Debt shall be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants.

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default.

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of Highland), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.

II. Second Lien Debt ($120.7 million term loan)

Borrower:	American HomePatient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the Second Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the Second Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis.

“Applicable Margin” means a rate per annum equal to 7.00% for Second Lien Debt bearing interest by reference to the Eurodollar Rate, and 6.00% for Second Lien Debt bearing interest by reference to the Base Rate.

At any time prior to the Maturity Date (as defined below), the Borrower may elect to pay the portion of interest equal to the Applicable Margin in cash or in-kind. The portion of interest equal to the Base Rate or Eurodollar Rate shall be paid in cash at all times.

Default rate shall be the applicable interest rate plus 2.00% per annum. During the pendency of any Events of Default (as defined below), all interest (including default interest) shall be paid in cash.

Interest Payment Dates:	In the case of Second Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of Second Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The Second Lien Debt will mature on the date that is 4 years (the “Maturity Date”) after the completion of the Debt Restructuring.

Security and Ranking:	The Second Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank junior in priority to the First Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the Second Lien Debt shall be permitted at any time (after repayment in full of the First Lien Debt), in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants (with set-offs where applicable from the covenants governing the First Lien Debt).

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default (“Events of Default”).

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.